Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

by and between

CHAPARRAL ENERGY, INC.

and

MAGNETAR FINANCIAL LLC

i

Schedules and Exhibits

ii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of July 14, 2008 (this “Agreement”), is by and between CHAPARRAL ENERGY, INC., a Delaware corporation (the “Company”), and MAGNETAR FINANCIAL LLC, on behalf of one or more of its Affiliates, a Delaware limited liability company (the “Purchaser”).

WHEREAS, on the date hereof, the Company has entered into an Agreement and Plan of Merger, dated the date hereof, by and among the Company, Chaparral Exploration, L.L.C. (“Merger Sub”) and Edge (the “Edge Merger Agreement”), pursuant to which, on the Closing Date, Edge will merge with and into Merger Sub (the “Merger”), and the surviving corporation in the Merger will be a wholly owned subsidiary of the Company; and

WHEREAS, the Company desires to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares from the Company, in each case, on the Closing Date immediately after the consummation of the Merger and upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified in this Section 1.01.

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company or any substitute body serving a similar function.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

“Capital Stock” means (i) the equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust, trust company, land trust, business trust, sole proprietorship or other business entity or organization, and whether in the form of capital stock, ownership unit, limited liability company interest, membership interest, limited or general partnership interest or any other form of ownership, and (ii) also includes all Capital Stock Equivalents.

“Capital Stock Equivalents” means all rights, warrants, options, convertible securities (including the Series B Preferred Stock) or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any shares of Common Stock.

“Certificate of Designation” means the Certificate of Designation of Series B Preferred Stock of the Company substantially in the form attached hereto as Exhibit A.

“Closing” has the meaning specified in Section 2.03.

“Closing Date” has the meaning specified in Section 2.03.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Letter” means, collectively, that certain Senior Secured Credit Facility Commitment Letter, dated June 24, 2008, by and among the Company, Chaparral Energy, L.L.C., JP Morgan Chase Bank, N.A., J.P. Morgan Securities Inc. and the other parties named therein, and the Summary of Indicative Terms and Conditions attached as Exhibit A thereto.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning specified in the introductory paragraph of this Agreement.

“Company Material Adverse Effect” means a “Parent Material Adverse Effect”, as defined in the Edge Merger Agreement.

“Company Stockholders’ Agreement” means the Stockholders’ Agreement dated as of September 29, 2006, as amended on July 14, 2008 (such amendments to be effective upon the closing of the Merger or the closing of the other transactions contemplated by this Agreement), by and among the Company, Fischer Investments, L.L.C., Altoma Energy and CHK Holdings, L.L.C.

“Definitive Credit Facility Documentation” has the meaning specified in Section 6.02(e).

“Edge” means Edge Petroleum Corporation, a Delaware corporation.

“Edge Common Stock” means common stock of Edge, par value $0.01 per share.

“Edge Material Adverse Effect” means an “Edge Material Adverse Effect”, as defined in the Edge Merger Agreement.

“Edge Merger Agreement” has the meaning specified in the recitals.

“Edge Option” means each stock option to purchase Edge Common Stock granted by Edge to an employee or director thereof.

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“Edge Preferred Stock” means 5.75% Series A cumulative convertible perpetual preferred stock, par value $0.01 per share, of Edge.

“Edge Unit” means a unit with respect to Edge Common Stock granted pursuant to any employee benefit plan of Edge.

“Existing Instrument” has the meaning specified in Section 3.08(a).

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s Property.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation or common law.

“Lenders” means JPMorgan Chase Bank, N.A. and the other lenders named in the Commitment Letter.

“Letter of Intent” means the Letter of Intent, dated June 16, 2008, between Post Oak Energy Capital, LP and the Company.

“Lien” means any lien, encumbrance, security interest, equity, charge or other interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based in Law or contract or other instrument, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in connection with a financing.

“Merger” has the meaning specified in the recitals.

“Merger Sub” has the meaning specified in the recitals.

“New Bylaws” has the meaning specified in Section 3.07(d).

“New Charter” has the meaning specified in Section 3.07(d).

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“New Stock” has the meaning specified in Section 5.05(a).

“Operative Documents” means this Agreement, the Certificate of Designation and the Registration Rights Agreement.

“Outside Date” has the meaning specified in Section 7.01(b).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Principal Market” shall mean The New York Stock Exchange or the Nasdaq Global Market.

“Private Placement” has the meaning specified in Section 5.05(b).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means $150,000,000.

“Purchaser” has the meaning specified in the introductory paragraph.

“Purchaser Designee” has the meaning specified in Section 5.09(a).

“Registration Rights Agreement” means the Registration Rights Agreement by and between the Company and the Purchaser in the form attached hereto as Exhibit B.

“Regulation D” has the meaning specified in Section 3.11.

“Reimbursable Expenses” has the meaning specified in Section 8.01.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Senior Revolving Credit Facility” means the senior revolving credit facility pursuant to the Definitive Credit Facility Documentation.

“Series A Preferred Stock” means 5.75% Series A cumulative convertible perpetual preferred stock, par value $0.01 per share, of the Company to be issued pursuant to the Edge Merger Agreement.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Shares” has the meaning specified in Section 2.02.

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“Subsidiaries” means those entities listed on Schedule I.

“Term Sheet” means the Summary of Indicative Terms and Conditions and any addendum thereto, in each case attached as Exhibit A to the Commitment Letter.

ARTICLE II

SALE AND PURCHASE

Section 2.01 Authorization of Shares. The Company has duly authorized the issuance and sale of 1,500,000 shares of the Series B Preferred Stock, which shares of Series B Preferred Stock will be, upon issuance, convertible into authorized but unissued shares of Common Stock and will have the terms set forth on the Certificate of Designation.

Section 2.02 Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the Company’s and the Purchaser’s representations set forth herein, on the Closing Date (as defined below), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, 1,500,000 shares (the “Shares”) of Series B Preferred Stock for the Purchase Price, representing a per share purchase price of $100.00 for each Share. The purchase and sale of the Shares shall be effected on the Closing Date by the Company executing and delivering to the Purchaser, duly registered in the Purchaser’s name, duly executed stock certificates evidencing the Shares being purchased by it, against delivery by the Purchaser to the Company of the Purchase Price payable by the Purchaser, by wire transfer of immediately available funds to such account as the Company shall have designated to the Purchaser prior to the Closing (as defined below).

Section 2.03 Closing and Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the same date as the closing date of the Merger, or on such other date as may be mutually agreed by the Company and the Purchaser, subject to the satisfaction or (to the extent permitted by law) waiver on such date of the conditions set forth in Article VI of this Agreement (the “Closing Date”), at the offices of McAfee & Taft A Professional Corporation, 10th Floor, Two Leadership Square, Oklahoma City, Oklahoma 73102, or such other location as the Purchaser and the Company shall mutually select. The Company shall provide the Purchaser at least five (5) Business Days’ advance notice of the closing date of the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser:

Section 3.01 No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.02, it is not necessary, in connection with the issuance and sale of the Shares to the Purchaser in the manner contemplated by this Agreement or in connection with the issuance of Common Stock upon conversion of the Series B Preferred Stock pursuant to its terms, to register the Shares (or any such Common Stock) under the Securities Act or any other securities Laws.

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Section 3.02 No Integration. None of the Company or any Subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Shares in a manner that would require registration under the Securities Act of the Shares.

Section 3.03 Authorization of the Purchase Agreement. The Company has the requisite authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as to rights to indemnification thereunder may be limited by applicable Law.

Section 3.04 Authorization of the Shares. The Shares have been duly authorized for issuance and sale by the Company and pursuant to this Agreement and, when issued and delivered by the Company to the Purchaser pursuant to this Agreement on the Closing Date, the Shares will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company, will be validly issued, fully paid and non-assessable, and such shares will not be subject to any preemptive or similar rights.

Section 3.05 Authorization and Enforceability of Operative Documents. The Company has the requisite authority to execute, deliver and perform its obligations under the Operative Documents (other than this Agreement), and each of the Operative Documents (other than this Agreement) has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as to rights to indemnification thereunder may be limited by applicable Law.

Section 3.06 Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has been duly incorporated or otherwise formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has power and authority (corporate or otherwise) to own or lease, as the case may be, and operate its properties and to conduct its business as presently conducted and, in the case of the Company, to enter into and perform its obligations under the Operative Documents. Each of the Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result or reasonably be expected to result in a Company Material Adverse Effect. All of the issued and outstanding shares of capital stock, or similar

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equity interest, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any Lien.

Section 3.07 Capitalization and Other Capital Stock Matters.

(a) As of the date hereof, the authorized capital of the Company consists of: (i) 3,600,000 shares of Common Stock, of which 877,000 are issued and outstanding, all of which were validly issued and fully paid and are non-assessable, and none of which were issued in violation of any preemptive or similar rights of any securityholder of the Company; and (ii) 600,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding.

(b) On the Closing Date, after giving effect to the Merger and the transactions contemplated by this Agreement and the other Operative Documents, the authorized capital of the Company will consist of: (i) 150,000,000 shares of Common Stock, of which 52,341,368 shares will be issued and outstanding as of the Closing Date (excluding shares issued pursuant to any Approved Plan (as defined in the Certificate of Designation)); (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 2,875,000 shares will be issued on the Closing Date pursuant to the Edge Merger Agreement and designated as Series A Preferred Stock, and of which 1,500,000 shares will be issued on the Closing Date pursuant to this Agreement and designated as Series B Preferred Stock, and in each of cases (i) and (ii), all of such issued and outstanding shares will validly issued and fully paid and non-assessable as of the date of issuance, and none of which will be issued in violation of any preemptive or similar rights of any securityholder of the Company.

(c) Except as set forth on Schedule 3.07, there are, and as of the Closing Date there will be, no options, warrants or other rights, agreements, arrangements or commitments of any character obligating the Company or any Subsidiary to issue or sell any shares of Capital Stock of, or other equity interests in, the Company or any Subsidiary. Except pursuant to the terms of the Certificates of Designations for the Series A Preferred Stock and the Series B Preferred Stock, there are, and as of the Closing Date there will be, no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Capital Stock of the Company or any Subsidiary. Except for pursuant to the terms of the Shares and other customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and the issuance and sale of the shares of Series B Preferred Stock hereunder and the conversion and exchange thereof will not obligate the Company to issue shares of Common Stock or other securities to any Person or result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the issued and outstanding shares of Common Stock have been issued in compliance with federal and state securities laws.

(d) The Company has provided to the Purchaser a true and complete copy of each of the Amended and Restated Certificate of Incorporation and Bylaws of the

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Company as in effect on the date hereof. The forms of each of the Certificate of Designation, the Amended and Restated Certificate of Incorporation (the “New Charter”) and the Amended and Restated Bylaws (the “New Bylaws”) of the Company to be in effect on the Closing Date are attached hereto as Exhibit A, Exhibit D and Exhibit E, respectively.

(e) All of the issued and outstanding Capital Stock or equivalent equity interests of each Subsidiary were duly authorized, validly issued and fully paid and are non-assessable and are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (other than in favor of the Company or any Subsidiaries); and none of the outstanding shares of Capital Stock or equivalent equity interests of any Subsidiary were issued in violation of any preemptive or similar rights arising by operation of law, or under the charter, bylaws or other comparable organizational documents of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

Section 3.08 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.

(a) Neither the execution nor the delivery of any Operative Document or the Edge Merger Agreement by the Company, nor the performance of its obligations hereunder or thereunder, (i) will result in a violation or breach of the charter or bylaws (or other applicable organizational document) of the Company or any Subsidiaries, (ii) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, breach of, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any indenture, mortgage, loan or credit agreement, note, material contract, franchise, lease or other instrument to which the Company or any Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiaries is subject (each, an “Existing Instrument”), (iii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease or license to which the Company is a party, or by which it or its properties is bound or subject other than those notices or consents that have been given or received; (iv) result in the creation or imposition of any security interest, lien, or other encumbrance upon any property or assets of the Company or any Subsidiaries under any agreement or commitment to which it is a party, or by which it or its properties is bound or subject; or (v) violate or breach any material statute or Law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which the Company, its Subsidiaries or their properties is bound or subject.

(b) The Company’s execution, delivery and performance of the Operative Documents and the Edge Merger Agreement and consummation of the transactions contemplated hereby or thereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the charter or bylaws (or other applicable organizational document) of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the termination (or a right of termination) under, the acceleration of any obligations under or the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument or contract or other agreement or

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instrument to which the Company or any Subsidiaries is a party and (iii) will not result in any violation of any material Law, regulation, judgment, order or decree applicable to the Company or any Subsidiaries of any Governmental Authority having jurisdiction over the Company or any Subsidiaries or any of its or their properties.

(c) No consent, approval, authorization or other order of, or registration or filing with, any court or other Governmental Authority or agency is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by this Agreement, except (i) with respect to compliance with applicable requirements of the HSR Act and any other applicable law analogous to the HSR Act or otherwise regulating antitrust, competition or merger control matters in foreign jurisdictions,] (ii) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act and the rules and regulations promulgated thereunder and (iii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

Section 3.09 Company Not an “Investment Company”. The Company is not, and, after receipt of payment for the Shares and application of the proceeds as set forth in Section 5.07 will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act, and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 3.10 No Restriction on Distributions. No Subsidiary of the Company, other than Chaparral Biofuels, LLC and Oklahoma Ethanol, LLC is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other subsidiary of the Company.

Section 3.11 No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Shares except for this Agreement, neither the Company nor anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchaser, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

Section 3.12 Brokers. With the exception of SunTrust Robinson Humphrey and J.P. Morgan Securities, Inc. (the fees of which are the obligations of the Company), there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee, commission or similar compensation as a result of or in connection with any of the transactions contemplated by this Agreement or the other Operative Documents.

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Section 3.13 Edge Merger Agreement. The Company has provided to the Purchaser a true and complete copy of the Edge Merger Agreement and all agreements and documents ancillary thereto. The Edge Merger Agreement and each of the agreements and documents ancillary thereto is valid and binding and in full force and effect. There have been no amendments to the terms of the Edge Merger Agreement or any of the agreements and documents ancillary thereto other than those provided to the Purchaser prior to the date of this Agreement.

Section 3.14 Edge Merger Agreement Representations and Warranties.

(a) The representations and warranties of the Company and Merger Sub made in Article III of the Edge Merger Agreement are true and correct, and are incorporated herein as if each such representation and warranty was made to, and for the benefit of, the Purchaser.

(b) The representations and warranties of Edge made in Article II of the Edge Merger Agreement are true and correct, and are incorporated herein as if each such representation and warranty was made by the Company to, and for the benefit of, the Purchasers.

Section 3.15 Fundamental Change. The Merger does not and will not constitute a “Fundamental Change” under the Certificate of Designations of the Edge Preferred Stock that would permit the holders of the Edge Preferred Stock to require the Company to repurchase all or any portion of the Edge Preferred Stock.

Section 3.16 Registration Rights. Except as set forth in the Company Stockholders’ Agreement, or as required by the Registration Rights Agreement, the Company will not, as of the Closing Date, be under any obligation to register any of its securities under the Securities Act.

Section 3.17 No Preemptive Rights, Stockholders’ Agreement, Etc. Following the closing of the Merger, and except as contemplated by this Agreement or the certificate of designations or the Series A Preferred Stock , (i) no stockholder of the Company will be entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company, (ii) no stockholder of the Company will have any rights, contractual or otherwise, to designate members of the Board, other than by voting such stockholder’s own shares of Common Stock in accordance with Delaware Law, and (iii) there will be no stockholder, voting or other agreements relating to the rights and obligations of the Company’s stockholders. Any preemptive rights with respect to the sale of the Shares have been duly waived.

Section 3.18 Company Stockholders’ Agreement. The Company has provided to the Purchaser the Company Stockholders’ Agreement, as amended on the date hereof.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company that:

Section 4.01 Authorization. The Purchaser has full power and authority to enter into this Agreement. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby by it have been duly and validly authorized by its board of directors or other governing authority, and no other proceedings on its part which have not been taken are necessary to authorize the execution, delivery and performance of this Agreement by Purchaser, or for Purchaser to consummate the transactions provided for herein. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

Section 4.02 Unregistered Offering and Sale of Securities.

(a) Investment. The Shares are being acquired for the Purchaser’s own account and with no intention of distributing the Shares or any part thereof other than in accordance with the Securities Act and other applicable securities and blue sky laws, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the Securities Act or the securities or blue sky laws of any jurisdiction. If the Purchaser should in the future decide to dispose of any of the Shares, the Purchaser understands and hereby agrees that it may do so only in compliance with the Securities Act and applicable securities and blue sky laws of any jurisdiction, as then in effect, which may include a sale contemplated by any registration statement pursuant to which the Shares are then being offered.

(b) Securities Act Exemption. The Purchaser understands that (i) the Shares (A) have not been registered under the Securities Act or any state securities Laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Regulation D thereof and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) the Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered or exempted under the Securities Act and applicable state securities laws or is exempt therefrom.

(c) Nature of Purchaser. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act and (B) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating

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the merits and risks of the prospective investment in the Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(d) Receipt of Information. The Purchaser acknowledges that it has been provided a reasonable opportunity to ask questions of and receive answers from Company’s officers, agents and other representatives, and to be furnished requested information, regarding such matters sufficient to enable the Purchaser to evaluate the risks and merits of purchasing the Shares and consummating the transactions contemplated by this Agreement.

(e) It is understood that any certificates evidencing the Shares will bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”

Certificates evidencing the Shares and the certificates representing the securities issued upon conversion or exchange of the Shares (or any securities issued upon conversion or exchange of the Shares) shall not be required to contain such legend or any other legend after (A) such securities are registered for resale under the Securities Act, (B) following any sale of such securities pursuant to and in accordance with Rule 144 or (C) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the Commission).

Section 4.03 Reliance on Representations and Warranties of the Company. The Purchaser is not relying on and acknowledges that no representation is being made by the Company or any of its officers, employees, affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement.

Section 4.04 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not: (i) require, with respect to the Purchaser, any consent, approval, authorization, permit or filing with or notification to, any governmental or regulatory authority in the United States or any state thereof, except (x) in connection with the Securities Exchange Act of 1934, as amended, and the HSR Act, or (y) where the failure to obtain such consents,

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approvals, authorizations or permits, or to make such filings or notifications, would not prevent the Purchaser from being able to perform its obligations under this Agreement, (ii) constitute a breach or violation of, or a default under, the Certificate of Incorporation or By-Laws or similar organizational documents of the Purchaser, or (iii) (x) now or with the passage of time constitute a breach or violation of, or result in a default (or give rise to any right of termination, material amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its assets may be bound, except for such breaches, violations or defaults (or such rights of termination, material amendment, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its assets, which in the case of either clause (iii)(x) or clause (iii)(y), individually or in the aggregate, would prevent the Purchaser from being able to perform its obligations under this Agreement. The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate, conflict with or constitute a breach of or default under any term or provision of any instrument, contract, commitment, statute, regulation, or judicial or administrative order, award, judgment or decree to which the Purchaser is a party or by or to which the Purchaser or the assets of the Purchaser are bound or subject, except for such violations, conflicts, breaches or defaults which, individually or in the aggregate, would not prevent the Purchaser from being able to perform its obligations under this Agreement.

Section 4.05 Brokers and Finders. The Purchaser has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated hereby.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Conduct of Business. The Company covenants and agrees that, between the date of this Agreement and the Closing Date, the Company shall comply with Section 4.2 of the Edge Merger Agreement as if such Section 4.2 were incorporated into and made a part of this Agreement.

Section 5.02 Consents and Approvals; HSR Act.

(a) From and after the date hereof, the Company and the Purchaser shall use their reasonable best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby and such other matters as may be necessary or advisable to consummate the transactions contemplated by this Agreement and the other Operative Documents.

(b) If required the Company and the Purchaser agree to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the

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transactions contemplated hereby as promptly as practicable, and in any event within ten (10) Business Days following (but not including) the date hereof, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. The Company shall pay all of the costs, expenses and filing fees incurred by the Purchaser in connection with obtaining approval pursuant to the HSR Act (which payment shall be in addition to those fees and expenses of the Purchaser payable pursuant to Section 8.01).

Section 5.03 Notification of Certain Matters.

(a) Promptly upon the Company’s receipt of any notice from Edge pursuant to Section 5.5 of the Edge Merger Agreement, but in any event within one (1) Business Day thereafter, the Company shall provide the Purchaser with a copy of such notice; to the extent any such notice by Edge is orally made, then the Company shall provide the Purchaser with a detailed description of the contents of such notice within the time period specified herein.

(b) If the Company is obligated to provide a notice to Edge pursuant to Section 5.5 of the Edge Merger Agreement, the Company shall concurrently with the delivery of such notice to Edge provide the Purchaser with a copy of such notice; to the extent any such notice by the Company to Edge is orally made, then the Company shall concurrently provide the Purchaser with a detailed description of the contents of such notice within the time period specified herein.

Section 5.04 Preemptive Rights.

(a) If after the Closing Date, and for so long as the Purchaser (together with its Affiliates) beneficially owns at least 5% of the Common Stock on a fully diluted basis, the Company proposes to sell any shares of its Capital Stock for cash (including any convertible notes to be sold to financial institutions for resale pursuant to Rule 144A, but excluding (i) Excluded Stock, as such term is defined in the Certificate of Designation, or otherwise pursuant to an employee benefit plan approved by the Board and (ii) shares of Common Stock being publicly offered in a bona fide underwritten offering) to any Person in a transaction or transactions, as the case may be, the Purchaser shall have the right to purchase, at the same price per share and upon substantially similar terms and conditions as such securities are proposed to be offered to others, up to a number of shares of such Capital Stock (the “New Stock”) sufficient for it to maintain the same percentage ownership of outstanding securities of such class of Capital Stock of the Company as the Purchaser owned immediately prior to such issuance.

(b) (i) In the event the Company intends to make a private offering of convertible notes or convertible preferred stock made to financial institutions for resale pursuant to Rule 144A, no later than five (5) Business Days after the commencement of marketing with respect to such Rule 144A offering, it shall give the Purchaser prompt written notice of its intention (including a copy of the offering memorandum provided to investors pursuant to such Rule 144A offering) describing, to the extent then known, the anticipated amount of securities, range of prices, timing and other material terms of such offering. The

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Purchaser shall have ten (10) calendar days from the date of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of New Stock the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 5.04(a). The failure to respond during such ten (10) calendar day period shall constitute a waiver of the preemptive rights only in respect of such offering.

(ii) If the Company proposes to sell any shares of its Capital Stock for cash to any Person in a transaction or transactions, as the case may be, that is neither an underwritten public offering nor a private offering of convertible notes or convertible preferred stock made to financial institutions for resale pursuant to Rule 144A (excluding (i) Excluded Stock, as such term is defined in the Certificate of Designation, or otherwise pursuant to an employee benefit plan approved by the Board) (a “Private Placement”), the Company shall give the Purchaser prompt written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. The Purchaser shall have ten (10) calendar days from the date of receipt of the notice required by the immediately preceding sentence to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of New Stock the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 5.04(a). The failure of the Purchaser to respond during the ten (10) calendar day period referred to in the second preceding sentence shall constitute a waiver of the preemptive rights in respect of such offering only.

(c) (i) If the Purchaser exercises its preemptive purchase rights provided in Section 5.04(b)(ii), the closing of the purchase of the New Stock with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and the Purchaser shall agree in writing; provided, that the actual amount of New Stock to be sold to the Purchaser pursuant to its exercise of preemptive rights hereunder shall be reduced if the aggregate amount of Capital Stock sold in the Private Placement is reduced and, at the option of the Purchaser (to be exercised by delivery of written notice to the Company within three (3) Business Days of receipt of notice of such increase), shall be increased if such aggregate amount of Capital Stock sold in the Private Placement is increased. In connection with its purchase of New Stock, the Purchaser shall execute an instrument in form and substance reasonably satisfactory to the Company containing the representations, warranties and agreements of the Purchaser that are required under the terms of the Private Placement.

(ii) If the Purchaser exercises its preemptive purchase rights provided in Section 5.04(b)(i), the Company shall offer the Purchaser, if such Rule 144A offering is consummated, the New Stock (as adjusted to reflect the actual size of such offering when priced) at the same price as the Capital Stock being offered is offered to the initial purchasers and shall provide written notice of such price to the Purchaser as soon as practicable prior to such consummation. Contemporaneously with the execution of any purchase agreement entered into between the Company and initial purchasers of such Rule 144A offering, the Purchaser shall enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging the Purchaser’s binding obligation to purchase the New Stock to be acquired by it upon the terms and conditions offered to the initial purchasers and containing

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such additional representations, warranties and agreements of the Purchaser that are customary in private placement transactions, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of the preemptive rights only in respect of such offering.

(d) In the event the Purchaser fails to exercise its preemptive purchase rights provided in this Section 5.04 within the applicable ten (10) calendar day period, the Company shall thereafter be entitled during the period of 60 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of Capital Stock covered thereby shall be consummated, if at all, within 60 days from the date of such agreement) to sell the New Stock not purchased pursuant to this Section 5.04 at the price and on the terms offered to the Purchaser. In the event the Company has not sold the New Stock or entered into an agreement to sell the New Stock within said 60-day period, the Company shall not thereafter offer, issue or sell such New Stock without first offering such securities to the Purchaser in the manner provided in this Section 5.04.

Section 5.05 No Short Sales. The Purchaser will not, nor will any of its Affiliates, directly or indirectly engage in “short sales” of the Company’s Common Stock (including the purchase or sale of derivative securities and the entering into swap or other arrangements that result in an economic benefit as a result of the decline in the price of the Company’s Common Stock) for so long as the Purchaser continues to hold shares of Series B Preferred Stock.

Section 5.06 Use of Proceeds. The Company shall use the proceeds it receives from the sale of the Shares for reduction of indebtedness and other liabilities and for general corporate purposes.

Section 5.07 Access.

(a) To the extent not restricted by a third-party agreement or applicable Law, subject to any necessary third-party approvals, prior to the Closing, the Company shall, and shall, to the extent permitted by the Edge Merger Agreement, cause Edge to, allow the Purchaser and its officers, employees, representatives, consultants, attorneys, agents, lenders, bankers, financial advisors and other advisors reasonable access during normal business hours, at the Purchaser’s sole risk and expense, to all facilities, properties, personnel, books and records of the Company and Edge and their respective subsidiaries, as applicable; provided, that no investigation pursuant to this Section 5.07 shall affect any representation or warranty given by the Company hereunder; and provided, further, that notwithstanding the provision of information or investigation by the any party hereto, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. The Purchaser agrees to conduct its investigation in a manner that does not interfere unreasonably with the Company’s or Edge’s or their respective subsidiaries’ operations and with the prompt and timely discharge by such their respective employees of their duties. The Purchaser agrees to indemnify and hold Edge and its subsidiaries harmless from any and all claims and liabilities, including costs and expenses for loss, injury to or death of any representatives of Purchaser, and any loss, damage to or destruction of any property owned by Edge or its subsidiaries or others (including claims or liabilities for loss of use of any property) resulting directly or indirectly from the action or inaction of any of the Purchaser’s representatives during any visit to the business or property sites of Edge or its subsidiaries

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prior to the Closing, whether pursuant to this Section 5.07 or otherwise, but only to the extent that such claims, liabilities, losses or damages are not due to the gross negligence or willful misconduct of the Company, Edge or their respective employees, agents or representatives. Notwithstanding the foregoing, the Company shall not be required to, or cause Edge to, provide access to or otherwise disclose information if such information is subject to, or such access or disclosure would jeopardize, the attorney-client privilege, work product doctrine or other applicable privilege concerning legal proceedings or governmental investigations or which it is required to keep confidential by reason of contract or agreement with third parties or by reason of applicable Law. Following the Closing, the Purchaser, will be permitted the reasonable access set forth in this Section 5.07, but only after complying with the requirements set forth in Section 220 of the Delaware General Corporation Law.

(b) Any information obtained by the Purchaser or its directors, officers, employees, representatives, consultants, attorneys, agents, lenders, bankers, financial advisors and other advisors under this Section 5.07 shall be subject to the confidentiality and use restrictions contained in that certain letter agreement between Post Oak Energy Capital, LP and the Company dated November 6, 2007.

Section 5.08 Board Representation.

(a) For so long as the Purchaser either (i) beneficially owns at least 7% of the Common Stock on a fully diluted basis or (ii) holds at least half of the Series B Preferred Stock purchased under this Agreement (or securities issued on the conversion of either such Series B Preferred Stock or securities into which such Series B Preferred Stock converted), the Company shall nominate and recommend that its stockholders elect one director designated by the Purchaser (the “Purchaser Designee”). The Purchaser Designee shall receive notice of all meetings of any committee of the Board at the same time and in the same manner as the members of such committees of the Board, have full rights to attend all meetings thereof (whether such meetings are formal or informal, are convened in person, telephonically, or by any other telecommunication means), and the Company shall provide the Purchaser Designee all materials distributed to any committee of the Board and all other information related to the Company which is made available to, or which would otherwise be available upon reasonable request by, the committee members thereof. Any vacancy in the position of the Purchaser Designee shall only be filled with another designee designated by the Purchaser in accordance with the terms hereof. Any vacancy created by any removal of the Purchaser Designee shall also only be filled at the direction of the Purchaser. Notwithstanding anything to the contrary contained in this Section 5.08, the Purchaser shall have no right to nominate a Purchaser Designee to the Board pursuant to this Section if at such time the Holders of the Preferred Stock are entitled to elect a director to the Board pursuant to the Certificate of Designation or otherwise. The right of the Purchaser to nominate a Purchaser Designee as provided in this Section 5.08(a) shall not be assignable by the Purchaser.

(b) The Company and the Purchaser shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Closing Date that the organizational documents of the Company are not inconsistent with the provisions of this Agreement and the other Operative Documents or the transactions contemplated hereby or thereby.

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ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to the Obligations of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) the waiting period, if any, applicable to the consummation of the transactions contemplated hereby and by the Merger under the HSR Act shall have expired or been earlier terminated; and

(b) no statute, rule or regulation shall have been enacted or promulgated by any governmental authority that prohibits the consummation of the Merger or the transactions contemplated hereby, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing the consummation of the Merger or the transactions contemplated hereby.

Section 6.02 Conditions to the Obligations of the Purchaser to Effect the Closing. The obligation of the Purchaser to effect the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.

(i)	the representations and warranties of the Company set forth in Section 3.07 (Capitalization and Other Capital Stock Matters) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on or as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), other than, with respect to Section 3.07(b), de minimis deviations therefrom;

(ii)	the representations and warranties of the Company set forth in Section 3.14(a) (Edge Merger Agreement Representations and Warranties) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on or as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or a Company Material Adverse Effect) has not had and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

(iii)

the representations and warranties of the Company set forth in Section 3.14(b) (Edge Merger Agreement Representations and Warranties) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on or as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representations and warranties to be so true and correct (without giving effect to any qualification as to

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materiality or an Edge Material Adverse Effect) has not had and is not reasonably likely to have, individually or in the aggregate, an Edge Material Adverse Effect; and

(iv)	the other representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on or as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(b) the Company shall have performed in all material respects all of its covenants required to be performed by it under this Agreement at or prior to the Closing Date;

(c) From and after the date hereof, there shall not have occurred an event that, individually or in the aggregate, has had or would be reasonably expected to have either an Edge Material Adverse Effect or a Company Material Adverse Effect.

(d) at the Closing, the Company will deliver, or cause to be delivered, to the Purchaser the following:

(i)	a certificate or certificates or other instruments representing the Shares;

(ii)	a cross-receipt executed by the Company certifying that it has received a wire transfer as of the Closing Date in an amount equal to the Purchase Price;

(iii)	a legal opinion of McAfee & Taft A Professional Corporation, as counsel to the Company, addressed to the Purchaser in the form substantially similar to the form attached hereto as Exhibit F;

(iv)	a copy of the Registration Rights Agreement, dated as of the Closing Date and executed by the Company;

(v)	a certificate of Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, certifying as to (i) the amended and restated certificate of incorporation of the Company, (ii) the Certificate of Designation; (ii) the amended and restated by-laws of the Company; (iii) the resolutions of the Board authorizing the execution and performance of the Operative Documents and the issuance of the Series B Preferred Stock; (iv) the designation of Frost Cochran as a member of the Board as the Purchaser Designee pursuant to the terms of the Certificate of Designation and the terms hereof; and (iv) incumbency and signatures of the officers of the Company executing the Operative Documents;

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(vi)	a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, certifying as to Section 6.02(a), (b) and (c); and

(vii)	a fee in the amount set forth on Schedule 6.02(d) plus the Reimbursable Expenses, by wire transfer of immediately available funds to such account as the Purchaser shall have designated to the Company prior to the Closing.

(e) The debt financing for the Merger shall have been consummated on or prior to the consummation of the Merger in accordance with the Commitment Letter and the definitive documentation relating thereto or entered into in connection therewith (collectively, the “Definitive Credit Facility Documentation”), in each case, without giving effect to (i) any amendment, modification or waiver of (A) any of the terms of the Term Sheet, including without limitation, the sections entitled “Maturity”, “Conditions Precedent” and “Pricing Grid” set forth therein, or (B) any condition to closing of the debt financing for the Merger contained in the Commitment Letter or (ii) any other amendment, modification or waiver of the Commitment Letter or of any corresponding term in the Definitive Credit Facility Documentation. On the Closing Date (after giving effect to the consummation of the Merger and such debt financing), (a) availability under the Senior Revolving Credit Facility shall be at least the amount set forth on Schedule 6.02(e), (b) the initial borrowing base thereunder shall be at least the amount set forth on Schedule 6.02(e) and (c) the applicable margin thereunder shall not be more than the amount set forth on Schedule 6.02(e);

(f) the (i) shares of Common Stock issuable to holders of the Shares upon conversion thereof, (ii) shares of Series A Preferred Stock, (iii) shares of Common Stock issuable to holders of Series A Preferred Stock upon conversion thereof, (iv) shares of Common Stock issuable to holders of Edge Common Stock and Edge Units pursuant to the Merger and (v) shares of Common Stock issuable upon the exercise of Edge Options, shall each have been approved for listing on The New York Stock Exchange or other Principal Market, subject to official notice of issuance;

(g) the New Bylaws shall have been duly adopted by the Board, and the Certificate of Designation and the New Charter shall each have been duly filed with the Secretary of State of the State of Delaware and satisfactory evidence of such filings shall have been delivered to the Purchaser; and

(h) the Merger shall have been consummated in accordance with the terms and conditions of the Edge Merger Agreement, without any amendment, modification or waiver of such terms or conditions, except for amendments, modifications or waivers of such terms or conditions for which Magnetar Financial LLC has provided the Company its prior written approval.

Section 6.03 Conditions to the Obligations of the Company to Effect the Closing. The obligation of the Company to effect the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on or as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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(b) the Purchaser shall have performed in all material respects all of its covenants required to be performed by it under this Agreement at or prior to the Closing Date;

(c) at the Closing, the Purchaser will deliver, or cause to be delivered, to the Company a copy of the Registration Rights Agreement, dated as of the Closing Date and executed by the Purchaser; and

(d) the Merger shall have been consummated in accordance with the terms and conditions of the Edge Merger Agreement.

ARTICLE VII

TERMINATION

Section 7.01 Termination.

(a) This Agreement shall automatically terminate in the event that the Edge Merger Agreement is terminated in accordance with its terms.

(b) If the Closing shall not have been occurred on or before December 31, 2008 (the “Outside Date”), Purchaser shall have the right to terminate this Agreement.

(c) This Agreement may be terminated by either the Company or the Purchaser if a court of competent jurisdiction or other Governmental Authority shall have issued a final, non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby or by the Edge Merger Agreement; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(c) shall have complied in all material respects with its obligations in Section 5.02.

(d) This Agreement may be terminated by the Purchaser if the Company shall have breached or failed to perform any of its representations, warranties or covenants in this Agreement such that the conditions set forth in Section 6.02(a) or 6.02(b) are not capable of being satisfied, and such breach or failure to perform shall not have been cured prior to the earlier of (A) 30 days following notice of such breach or failure to the Company and (B) the Outside Date; provided that the Purchaser shall have no right to terminate this Agreement pursuant to this clause (c) if the Purchaser is then in material breach or has materially failed to perform any of its representations, warranties or covenants in this Agreement.

(e) This Agreement may be terminated by the Company if the Purchaser shall have breached or failed to perform any of its representations, warranties or covenants in

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this Agreement such that the conditions set forth in Section 6.03(a) or 6.03(b) are not capable of being satisfied, and such breach or failure to perform shall not have been cured prior to the earlier of (A) 30 days following notice of such breach or failure to the Purchaser and (B) the Outside Date; provided that the Company shall have no right to terminate this Agreement pursuant to this clause (d) if the Company is then in material breach or has materially failed to perform any of its representations, warranties or covenants in this Agreement.

Section 7.02 Effect of Termination.

(a) In the event that the Closing Date does not occur as a result of any party hereto exercising its rights to terminate pursuant to this Article VII, then this Agreement shall be null and void and, except for the provisions in Sections 7.01, 7.02, 8.01, 8.02, 8.03, 8.05, 8.06, 8.07 or 8.08 herein, which shall survive termination, no party shall have any rights or obligations under this Agreement, except that no such termination shall relieve any party from liability for damages for any willful breach of this Agreement or any covenant contained herein.

(b) In the event that this Agreement is terminated and the Company is entitled to receive payment under Section 7.3(a) of the Edge Merger Agreement, the Company shall promptly pay to the Purchaser, but within two (2) Business Days following the Company’s receipt such payment under the Edge Merger Agreement, the amount set forth on Schedule 6.02(d) by wire transfer of immediately available funds to an account designated by the Purchaser. Payment pursuant to this Section 7.02(b) shall not preclude, and shall be in addition to, any liability under Section 7.02(a) or any Deal Protection Fee payable pursuant to the Letter of Intent, and payment of such Deal Protection Fee shall not preclude, and shall be in addition to, any liability under Section 7.02(a) or any amount payable pursuant to this Section 7.02(b).

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Fees and Expenses. Whether or not the Closing occurs, each of the Company and the Purchaser shall bear its own costs, expenses and fees incurred by it or on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, however, that the Company shall pay (i) those fees and expenses set forth in Section 5.02(b) plus (ii) to the Purchaser an amount up to $500,000 as reimbursement for the Purchaser’s reasonable and documented out-of-pocket costs, expenses and fees incurred in connection with the transactions contemplated hereby for third party engineering, legal, accounting and other miscellaneous consulting costs (the “Reimbursable Expenses”).

Section 8.02 Interpretation; Severability. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. If any provision of this Agreement is held to be illegal, invalid, not binding, or unenforceable, such

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provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.

Section 8.03 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement or in any certificate delivered hereunder shall survive the execution and delivery of this Agreement and continue in full force and effect until the second anniversary of the Closing; provided, however, that the representations and warranties set forth in Section 3.07 (Capitalization and Other Capital Stock Matters) of this Agreement shall survive indefinitely. The covenants made in this Agreement shall survive the Closing and remain operative and in full force and effect.

Section 8.04 Waivers; Remedies; Amendments.

(a) No Waiver; Remedies Cumulative. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Amendments and Modifications. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

Section 8.05 Binding Effect; Assignment. This Agreement shall be binding upon the Company, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. At any time prior to the Closing Date, the Purchaser may assign all or any portion of its rights and obligations hereunder and under the other Operative Documents to one or more of its Affiliates, to any investor in any of fund controlled by or under common control with the Purchaser, and to the Person listed on Schedule 8.05, but no such assignment shall release or relieve the Purchaser of its obligations under this Agreement. The Purchaser may assign a portion of its rights and obligations hereunder and under the other Operative Documents representing up to 49% in aggregate of the Shares to any Person or Persons (other than an Affiliate of the Purchaser), upon the prior consent of the Company, which consent shall not be unreasonably withheld, at any time prior the Closing Date, and upon any such assignment, the Purchaser shall be fully released from all obligations hereunder and under the other Operative Documents that have been so assigned; provided that, for purposes of

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this sentence, any assignment to the Person listed on Schedule 8.05 of rights to purchase Shares will reduce the number of Shares otherwise permitted to be assigned by the Purchaser under this sentence, by the number of Shares assigned to such Person. Following the Closing Date, the Purchaser shall have the right to assign its rights and obligations hereunder to any Person purchasing any of the Shares from the Purchaser. The rights and obligations of the Company hereunder shall not be assignable at any time or to any other Person without the prior written consent of the Purchaser.

Section 8.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)		If to the Purchaser:

Magnetar Financial LLC
1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attn: Chief Legal Officer
Telecopy: 847-869-2064

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
	Attention:	Bruce C. Herzog
David K. Boston
	Telecopy:	212-728-8111

(b)		If to the Company:

Chaparral Energy, Inc.
701 Cedar Lake Boulevard
Oklahoma City, Oklahoma 73114
Attn: Mark A. Fischer
Phone: (405) 478-8770
Fax: (405) 478-2906

with a copy (which shall not constitute notice) to:

McAfee & Taft A Professional Corporation
10th Floor, Two Leadership Square
Oklahoma City, Oklahoma 73102
	Attention:	David J. Ketelsleger
	Telecopy:	(405) 235-0439

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or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.07 Entire Agreement. This Agreement, the other agreements and documents that are Exhibits hereto and Section (iv) of the Letter of Intent (but not the other provisions thereof) are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other agreements and documents that are Exhibits hereto and Section (iv) of the Letter of Intent (but not the other provisions thereof) supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.08 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

Section 8.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

CHAPARRAL ENERGY, INC.

By:	/s/ Mark A. Fischer
Name:	Mark A. Fischer
Title:	CEO & President

[Signature Page to Purchase Agreement]

MAGNETAR FINANCIAL LLC
(on behalf of one or more of its Affiliates)

By:	/s/ Paul Smith
Name:	Paul Smith
Title:	General Counsel

[Signature Page to Purchase Agreement]

Exhibit A

FORM OF CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATION OF

SERIES B CONVERTIBLE PREFERRED STOCK OF

CHAPARRAL ENERGY, INC.

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

Chaparral Energy, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.01 per share (the “Authorized Preferred Stock”), and further authorizes the Board of Directors of the Company by resolution or resolutions to provide for the issuance of Authorized Preferred Stock in series, to establish the number of shares to be included in each such series and to fix the designation, voting powers, preferences and relative rights and qualifications, limitations or restrictions of each such series.

SECOND: On July 14, 2008, the Board of Directors of the Company adopted the following resolution authorizing the creation and issuance of a series of said Authorized Preferred Stock to be known as “Series B Convertible Preferred Stock”:

RESOLVED: that, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors hereby authorizes the issuance of 1,500,000 shares of Series B Convertible Preferred Stock, and hereby fixes the number, designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares as follows:

1. Designation and Amount; Ranking.

(a) There shall be created from the 10,000,000 shares of Authorized Preferred Stock a series of preferred stock, designated as the “Series B Convertible Preferred Stock,” par value $0.01 per share (the “Preferred Stock”), and the number of shares of such series shall be 1,500,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that of the shares of Preferred Stock then outstanding plus the number of shares issuable upon exercise of warrants or other rights then outstanding.

(b) The Preferred Stock will, with respect to both dividend rights and rights upon the liquidation, dissolution or winding-up of the Company, rank (i) senior to all Junior Stock, (ii) on a parity with all other Parity Stock and (iii) junior to all Senior Stock.

2. Definitions. As used herein, the following terms shall have the following meanings:

“Accreted Value” shall mean, with respect to each share of Preferred Stock and as to any shares of Preferred Stock, whether or not issued on the Issue Date or on any date thereafter, the Initial Liquidation Value as further adjusted pursuant to Section 3(a).

“Accretion Rate” shall have the meaning set forth in Section 3(a) hereof.

“Affiliate” shall mean, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Approved Plan” shall mean an equity incentive plan approved by the Board of Directors and the stockholders of the Company pursuant to which (i) any such stock options issuable thereunder have an exercise price of not less than then-current Market Value of the Common Stock and (ii) the number of shares issuable thereunder, together with all other shares issuable under any other Approved Plan, does not exceed 5% of the aggregate outstanding Common Stock on a fully diluted basis.

“Authorized Preferred Stock” shall have the meaning set forth in recitals hereof.

“Authorized Share Allocation” shall have the meaning set forth in Section 6(i) hereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Capital Stock” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Dividend” shall have the meaning set forth in Section 3(a) hereof.

“Cash Dividend Rate” shall have the meaning set forth in Section 3(a) hereof.

“Certificate of Incorporation” shall have the meaning set forth in the recitals hereof.

“Change of Control” shall mean:

(i) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Parent or one or more Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (i), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity);

(ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

(iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries (as defined in the Indenture) taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or a Person controlled by a Permitted Holder;

(iv) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

(v) the first day on which Parent ceases to own 100% of the outstanding Capital Stock of the Company (after having acquired such Capital Stock).

“Change of Control Notice” shall have the meaning set forth in Section 8(b) hereof.

“Change of Control Redemption Date” shall have the meaning set forth in Section 8(b) hereof.

“Change of Control Redemption Price” shall have the meaning set forth in Section 8(b) hereof.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

“Company” shall have the meaning set forth in the recitals hereof.

“Company Conversion Conditions” shall have the meaning set forth in Section 7(a) hereof.

“Company Conversion Threshold Date” shall having the meaning set forth in Section 7(a) hereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who: (i) was a member of such Board of Directors on December 1, 2005; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Date” shall have the meaning set forth in Section 6(c) hereof.

“Conversion Notice” shall have the meaning set forth in Section 6(b) hereof.

“Conversion Price” shall mean $21.97, subject to adjustment as set forth in Section 6(c) hereof.

“Convertible Securities” shall have the meaning set forth in Section 6(c) hereof.

“Current Market Price” shall mean, with respect to any date, the average of the Volume Weighted Average Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately preceding such date of determination (as appropriately adjusted for any stock split, stock dividend, stock combination, reverse stock split, recapitalization or similar event with respect to the Common Stock occurring during such Trading Days).

“DGCL” shall have the meaning set forth in Section 3(a) hereof.

“Dividend Payment Date” shall mean January 15, April 15, July 15 and October 15 of each year, commencing [            ]1.

“Dividend Rate” shall mean either the Cash Dividend Rate or the Accretion Rate.

“Dividend Record Date” shall mean January 1, April 1, July 1 and October 1 of each year.

“Edge” shall mean Edge Petroleum Corporation, a Delaware corporation.

“Electing Holder” shall have the meaning set forth in Section 8(a) hereof.

“Electing Holders Redemption Notice” shall have the meaning set forth in Section 8(a) hereof.

[1]	First dividend payment following the Issue Date.

“Equity Securities” shall mean any Capital Stock of the Company.

“Equity Threshold Date” shall mean the date on which the Company shall have completed a bona fide underwritten offering or offerings of Common Stock for cash that have resulted in aggregate proceeds to the Company before fees and expenses (including underwriter commissions) of at least $200 million since the Issue Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Conversion Price” shall have the meaning set forth in Section 6(c)(iii) hereof.

“Excluded Stock” shall have the meaning set forth in Section 6(c) hereof.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“First Exercise Date” shall have the meaning set forth in Section 7(a) hereof.

“Forced Conversion Number” shall mean such number of shares of Preferred Stock as is equal to up to one-third of the aggregate number of shares of Preferred Stock originally issued pursuant to the Purchase Agreement (as appropriately adjusted for any stock split, stock dividend, stock combination, reverse stock split, recapitalization or similar event with respect to the Preferred Stock).

“Fundamental Transaction” shall have the meaning set forth in Section 4(b) hereof.

“Holder” shall mean a holder of record of the Preferred Stock.

“Indentures” shall mean the Indenture, dated as of January 18, 2007, among the Company, the subsidiaries of the Company party thereto as guarantors and Wells Fargo Bank, National Association, as Trustee, and the Indenture, dated as of December 1, 2005, among the Company, the subsidiaries of the Company party thereto as guarantors and Wells Fargo Bank, National Association, as Trustee.

“Initial Liquidation Value” shall mean the amount of $100.00 per share of Preferred Stock, as appropriately adjusted for any stock split, stock dividend, stock combination, reverse stock split, recapitalization or similar event with respect to the Preferred Stock.

“Issue Date” shall mean the earliest date of original issuance of any shares of the Preferred Stock.

“Junior Stock” shall mean all classes of common stock of the Company and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which expressly provide that such class or series ranks junior to the Preferred Stock as to dividend rights or rights upon the liquidation, dissolution or winding-up of the Company in all respects.

“Liquidation Event” shall have the meaning set forth in Section 5(a) hereof.

“Listing Condition” shall have the meaning set forth in Section 7(a) hereof.

“Lock-Up Condition” shall have the meaning set forth in Section 7(a) hereof.

“Make Whole Consideration” shall have the meaning set forth in Section 7(b) hereof.

“Mandatory Conversion Date” shall have the meaning set forth in Section 7(c) hereof.

“Market Value” at any date shall mean, in the event the Common Stock is traded in the over the counter market or on a national securities exchange, the average of the Volume Weighted Average Prices per share of Common Stock for the ten consecutive Trading Days preceding such date. The closing price for each day shall be the last reported sale price, regular way, or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices, regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by Nasdaq, if the Common Stock is traded over-the-counter and quoted by the Nasdaq Stock Market, or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by Nasdaq or any comparable system, or, if the Common Stock is not listed on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by two members of FINRA selected from time to time by the Board of Directors for that purpose. If the Common Stock is not publicly traded or is not traded in such manner that the quotations referred to above are available for the period required hereunder, Market Value per share of Common Stock shall be deemed to be the fair value per share of Common Stock as determined in good faith by a majority of the Board of Directors, and if Holders of a majority of the shares of Preferred Stock then outstanding reasonably object in writing to such determination of Market Value, the Market Value shall be determined by a nationally recognized investment banking firm, accounting firm or valuation firm selected by the Board of Directors with the costs of such firm being paid by the Company.

“Merger” shall mean the merger of Edge with and into Chaparral Exploration, L.L.C. pursuant to the Agreement and Plan of Merger, dated as of July 14, 2008, by and among the Company, Edge and Chaparral Exploration, L.L.C.

“150% VWAP Condition” shall have the meaning set forth in Section 7(a) hereof.

“Options” shall have the meaning set forth in Section 6(c) hereof.

“Parent” shall mean any entity that acquires 100% of the outstanding Capital Stock of the Company in a transaction in which the Beneficial Owners of the Company immediately prior to such transaction are Beneficial Owners in the same proportion of the Company immediately after such transaction.

“Parity Stock” shall mean the Series A Preferred Stock and any other class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, subject to Section 4(b), the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon the liquidation, dissolution or winding-up of the Company.

“Permitted Holders” shall mean:

(i) Mark A. Fischer, Charles A. Fischer, Jr., Mark A. Fischer 1994 Trust and Susan L. Fischer 1994 Trust;

(ii) any immediate family member (in the case of an individual), including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any Person referred to in clause (i); or

(iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons Beneficially Owning a 50% or more controlling interest of which consist of any one or more Persons referred to in clause (i) or (ii).

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“PIK Dividend” shall have the meaning set forth in Section 3(a) hereof.

“Preferred Director” shall have the meaning set forth in Section 4(d) hereof.

“Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Preferred Stock Delivery Date” shall have the meaning set forth in Section 6(b) hereof.

“Principal Market” shall mean The New York Stock Exchange or the Nasdaq Global Market or their respective successors.

“Property” or “property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Public Float” shall mean, as of any date, the aggregate number of outstanding shares of Common Stock beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by Persons who are not Affiliates of the Company as of such date, and excluding, without duplication, shares of Common Stock (i) beneficially owned by any Person that beneficially owns 10% or more of the then outstanding Common Stock or (ii) which are restricted securities under Rule 144 under the Securities Act or known by the Company to be subject to restrictions on transfer.

“Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated as of July 14, 2008, related to the sale of the Preferred Stock by the Company.

“Qualified Offering” shall mean a bona fide underwritten offering or private placement of Common Stock (other than Excluded Stock and any other Common Stock issuable pursuant to an employee benefit plan approved by the Board of Directors) for cash (or deemed underwritten offering or offerings or private placement or placements of Common Stock through the issuance of Options or Convertible Securities), all or a portion of which is for the account of the Company, which occurs after the Issue Date and on or before the Equity Threshold Date.

“Redemption Date” shall have the meaning set forth in Section 8(a) hereof.

“Registration Condition” shall have the meaning set forth in Section 7(a) hereof.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of [            ], 2008, related to the registration by the Company of the Preferred Stock and the Common Stock into which the Preferred Stock converts.

“Resale Condition” shall have the meaning set forth in Section 7(a) hereof.

“Second Exercise Date” shall have the meaning set forth in Section 7(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, subject to Section 4(b), the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon the liquidation, dissolution or winding-up of the Company.

“Series A Preferred Stock” shall mean the Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share, of the Company issued pursuant to the Merger.

“Share Delivery Date” shall have the meaning set forth in Section 6(b) hereof.

“Third Exercise Date” shall have the meaning set forth in Section 7(a) hereof.

“Trading Day” with respect to any security shall mean (i) if such security is listed or admitted for trading on a national securities exchange, a day on which such securities exchange is open for trading, (ii) if such security is quoted on the Nasdaq Global Market, or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (iii) if not listed or admitted for trading on a national securities exchange as described in clause (i) or quoted as described in clause (ii), a day on which quotations are reported by the National Quotation Bureau Incorporated, or (iv) otherwise, any Business Day.

“Trigger Event” shall mean,

(a) the failure by the Company for any reason (including the absence of funds or amounts legally available to effect a redemption or repurchase, or an inability to comply with the Indenture) to redeem the Preferred Stock on a Redemption Date or upon a Change of Control, in each case pursuant to the terms of this Certificate of Designation;

(b) the failure by the Company for any reason to perform or observe any other material covenant or agreement (not specified in subsection (a) above) contained in this Certificate of Designation and such failure continues for ten Trading Days after notice from any Holder; or

(c) the failure by the Company to cause a registration pursuant to Section 2(a) of the Registration Rights Agreement to become effective within 120 days following a demand for such registration pursuant to such section.

“Transfer Agent” shall mean any duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. Until notice is given by the Company to the Holders of the appointment of a separate Transfer Agent, the Company shall act as the Transfer Agent for the Preferred Stock, and all references herein to the Transfer Agent shall be references to the Company acting in such capacity.

“Volume Weighted Average Price” of the Common Stock on any date shall mean the volume weighted average sale price per share on such date on the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, on any other Principal Market on which the Common Stock is then listed, in each case as reported by Bloomberg Financial Markets (or any successor thereto) through its “Volume at Price” functions for the period from 9:30 a.m. to 4:00 p.m. New York time and ignoring any block trades (which, for purposes of this definition means any transfer of more than 20,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations and other similar events)). In the absence of such a listing or quotation, the Volume Weighted Average Price will be an amount reasonably determined to be the Market Value of the Common Stock.

“Voluntary Redemption Date” shall mean the eleventh anniversary of the Issue Date.

“Voluntary Redemption Price” shall have the meaning set forth in Section 8(a) hereof.

“Voting Stock” shall mean with respect to any Person, equity securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

3. Dividends.

(a) The Holders shall be entitled to receive with respect to each share of Preferred Stock, at the Company’s option, either (i) out of any funds or assets legally available for that purpose, cumulative dividends, whether or not declared or paid, payable in cash (a “Cash Dividend”) at the annual rate of 6.5% of the Accreted Value per share in effect immediately after the prior Dividend Payment Date (or the Issue Date in respect of the first Dividend Payment Date) (the “Cash Dividend Rate”) or (ii) an increase in the Accreted Value per share (a “PIK Dividend”) at an annual rate of 8.0% (compounded quarterly) of the Accreted Value in effect immediately after the prior Dividend Payment Date (or the Issue Date in respect of the first Dividend Payment Date) (the “Accretion Rate”), in each case of clause (i) and (ii), based on a 360-day year of twelve 30-day months. Such Cash Dividends shall only be payable when, as and if declared by the Board of Directors. To the extent that the Board of Directors so declares, such Cash Dividends shall be payable in arrears on each Dividend Payment Date for the quarterly period ending on the Dividend Record Date immediately prior to such Dividend Payment Date, to the Holders of record of Preferred Stock at the close of business on such Dividend Record

Date. If a Dividend Payment Date is not a Business Day, then the Cash Dividend shall be due and payable on the first Business Day following such Dividend Payment Date. In the event that the Company does not declare and pay a Cash Dividend at the Cash Dividend Rate on any Dividend Payment Date pursuant to this Section 3(a), then upon such Dividend Payment Date on which such Cash Dividend is not paid, the Accreted Value in effect immediately after the prior Dividend Payment Date (or the Issue Date in respect of the first Dividend Payment Date) shall be increased automatically at the Accretion Rate. If the amount of accrued and unpaid dividends is to be determined as of any date other than a Dividend Payment Date (for example, if determined on a Conversion Date, a Mandatory Conversion Date or a Redemption Date and such date is not a Dividend Payment Date), dividends shall accrue at the Accretion Rate daily (compounding quarterly on each Dividend Payment Date), whether or not earned or declared, from and after the Issue Date or the most recent Dividend Payment Date, as applicable; provided, that if the Company pays Cash Dividends in respect of any Dividend Payment Date, dividends shall accrue at the Cash Dividend Rate for the immediately following quarterly period.

(b) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock (if such issuance of Parity Stock has been approved in accordance with Section 4(b)) (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock); provided that this restriction shall not apply to (i) the repurchase of Equity Securities from directors, employees, or consultants of the Company or any of its subsidiaries pursuant to agreements under which the Company has the obligation to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Company or a subsidiary, in an aggregate amount not to exceed $5.0 million, (ii) regular cash dividends, and mandatory repurchases, redemptions or liquidation payments required by the terms of the certificate of designations for the Series A Preferred Stock (including any Delayed Dividends (as defined by the terms of the certificate of designations for the Series A Preferred Stock)), except that the Company may pay cash to effect any such repurchase or redemption, only so long as the Company has concurrently offered to repurchase the Preferred Stock on the terms set forth in Section 8(b) hereof); (iii) dividends, distributions, redemptions, purchases or other acquisitions for which the Company has obtained consent of the Holders pursuant to Section 4(b)(iii) or (iv) any repurchases, redemptions or other acquisitions of Common Stock made in lieu of withholding taxes in connection with any exercise of employee stock options to acquire Common Stock.

(c) No dividends or other distributions on the Preferred Stock (other than a dividend or distribution payable solely in shares of Preferred Stock, including PIK Dividends) may be declared, made or paid, or set apart for payment upon, any Preferred Stock, nor may any Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Preferred Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Preferred Stock or Parity Stock or Junior Stock), unless all accumulated and unpaid dividends shall have been or contemporaneously are declared and paid, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Stock, the Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series A Preferred Stock, the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock, the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series A Preferred Stock, the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock, the Preferred Stock and such other Parity Stock bear to each other.

(d) Each Holder shall be entitled to any dividend or other distribution paid or made with respect to any share of Common Stock to the same extent as if such Holder had converted its Preferred Stock and held such shares of Common Stock on the record date for such dividend or other distribution. Payments or other distributions under the preceding sentence shall be paid or made to Holders concurrently with the related dividend or other distribution to holders of Common Stock. Except as provided in this Section 3(d) and Section 3(a), Holders shall not be entitled to any dividends or other distributions on the Preferred Stock, whether payable in cash, property or stock.

(e) Notwithstanding anything in this Certificate of Designation to the contrary, upon the occurrence and during the continuance of any Trigger Event, the Dividend Rate, whether payable in cash or by PIK Dividend, shall increase by 3.0% per annum.

4. Voting.

(a) The Holders shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Company (other than the election of directors for so long as the Holders have the right to elect a director pursuant to Section 4(d)), and except as otherwise expressly provided by applicable law. Each Holder shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Preferred Stock held of record by such Holder could then be converted at the Conversion Price if the Preferred Stock were converted at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any stockholders’ meeting at the time and in the manner given to the holders of the Common Stock in accordance with the Bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting.

(b) So long as any shares of Preferred Stock remain outstanding, and in addition to any other vote required by applicable law, unless a greater percentage shall then be required by applicable law, the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the then outstanding Preferred Stock voting or consenting, as the case may be, separately as one class:

(i) create, authorize or issue (by reclassification or otherwise) any class or series of Senior Stock or Parity Stock (other than the Series A Preferred Stock issued pursuant to the Merger), including Preferred Stock, or any security convertible into Senior Stock or Parity Stock;

(ii) amend, alter or repeal (whether by merger, consolidation, operation of law or otherwise) the Certificate of Incorporation, this Certificate of Designation or the Company’s Bylaws so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders;

(iii) (a) effect any recapitalization, reorganization, reclassification, merger, sale, consolidation, or statutory share exchange (in each case, other than a Change of Control) (each, a “Fundamental Transaction”), pursuant to which upon the consummation of such Fundamental Transaction the stockholders of the Company immediately prior to such Fundamental Transaction would not, after giving effect to such Fundamental Transaction, Beneficially Own 50% or more of the total voting power of the Voting Stock of either the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets), the surviving company in such merger, sale, consolidation or statutory share exchange or its or the Company’s parent, or (b) permit a Permitted Holder to become the Beneficial Owner, directly or indirectly (including as a result of membership in a “group” (as such term is used in Section 13(d) of the Exchange Act)), of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this Section 4(a)(iii), any person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity);

(iv) permit the Common Stock to fail to be listed on a Principal Market; or

(v) until the Equity Threshold Date, incur, or permit any of its Restricted Subsidiaries (as defined in the Indentures) to, directly or indirectly, incur, any Indebtedness (including Acquired Indebtedness) (each as defined in the Indentures), if after giving effect to such incurrence, total outstanding Indebtedness of the Company and its Restricted Subsidiaries would exceed $1.9 billion or total outstanding Indebtedness of the Company and its Restricted Subsidiaries under Credit Facilities (including the Senior Secured Credit Agreement (in each case, as defined in the Indentures)) of the Company or its Restricted Subsidiaries would exceed $1.2 billion; provided, however, that accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and unrealized losses or charges in respect of Hedging Obligations (as defined in the Indentures) (including those resulting from the application of FAS 133) will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4(b)(v); provided further that obligations arising upon entering into Hedging Obligations after the Issue Date that, at the time of entering into such Hedging Obligations, are “out-of-the-money (off market)”, shall constitute incurrences of Indebtedness under the Company’s and its Restricted Subsidiaries’ Senior Secured Credit Agreement for purposes of this Section 4(b)(v) to the extent such obligations exceed $170 million in the aggregate.

(c) The Company may authorize, increase the authorized amount of, or issue any class or series of Junior Stock with or without voting rights, without the consent of the Holders, and in taking such actions the Company shall not be deemed for purposes of Section 4(b)(ii) to have affected adversely the rights, preferences, privileges or voting rights of the Holders.

(d) Director Elections

(i) For so long as 50% or more of the Preferred Stock issued pursuant to the Purchase Agreement remains outstanding, the Holders shall have the exclusive right, voting separately as a class, to elect one director (herein referred to as the “Preferred Director”) to the Board of Directors. A Preferred Director shall be elected by the affirmative vote, at a special meeting of Holders called for such purpose, or, to the extent permitted by the Certificate of Incorporation, the written consent, of the Holders of a majority of the then outstanding Preferred Stock. Each Preferred Director so elected shall serve for a term of one year (or, if the Board of Directors is divided into classes, the length of time that such Preferred Director is entitled to serve determined by reference to the class that such Preferred Director is included in, which, at the time of determination of such class, shall be the class that would be permitted to serve for the longest period of time) and until his or her successor is elected and qualified. The Preferred Director shall be entitled to receive notice of all meetings of any committee of the Board of Directors at the same time and in the same manner as the members of such committees of the Board of Directors, have full rights to attend all meetings thereof (whether such meetings are formal or informal, are convened in person, telephonically, or by any other telecommunication means), and the Company shall provide the Preferred Director all materials distributed to any committee of the Board of Directors and all other information related to the Company which is made available to, or which would otherwise be available upon reasonable request by, the committee members thereof. Any vacancy in the position of a Preferred Director may be filled only by the Holders. Each Preferred Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of Holders of the Preferred Stock called for such purpose, or, to the extent permitted by the Certificate of Incorporation, the written consent, of the Holders of a majority of the then outstanding Preferred Stock.

(ii) The Secretary of the Company (or such other person as may be required pursuant to the Certificate of Incorporation) may, and upon the written request of the holders of record of at least 25% of the then outstanding shares of Preferred Stock (addressed to the Board of Directors and the Secretary of the Company, in each case, at the principal office of the Company) shall, call a special meeting of the Holders for the election of the Preferred Director to be elected by them as herein provided. Such call shall be made by notice to each Holder by first-class mail, postage prepaid (return receipt requested) at its address as it appears in the register of the Company and such notice shall be mailed at least ten (10) days but no more than fifteen (15) days before the date of the special meeting, or as required by law. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place designated by the Secretary of the Company. If such meeting shall not be called by a proper officer of the Company or a proper member or members of the Board of Directors within ten (10) days after receipt of such written request by the Board of Directors and the Secretary of the Company (in the manner provided above), then the Holders of at least 25% of the shares of

Preferred Stock then outstanding may call such meeting at the expense of the Company (the reasonable expenses related thereto to be reimbursed to the Holders as incurred), and such meeting may be called by such Holders upon the notice required for special meetings of stockholders and shall be held at the place designated in such notice. Any Holder that would be entitled to vote at any such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of Holders to be called pursuant to the provisions of this Section 4(d)(ii).

(iii) In case of a vacancy occurring in the office of any Preferred Director so elected pursuant to Section 4(d)(i) hereof, the Holders of a majority of the then outstanding Preferred Stock may, at a special meeting of the Holders or by written consent, elect a successor to hold office for the unexpired term of such Preferred Director.

(e) In exercising the separate class voting rights set forth in Sections 4(b) and 4(d), each share of Preferred Stock shall be entitled to one vote.

5. Liquidation Rights.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, or its subsidiaries the assets of which constitute all or substantially all of the assets of the Company and its subsidiaries taken as a whole, in either case in a single or series of transactions by merger or otherwise (each a “Liquidation Event”), subject to the payment or provision for payment of the debts and other liabilities of the Company, each Holder shall be entitled to receive and to be paid out of the remaining assets and funds of the Company available for distribution to its stockholders, prior to the holders of Junior Stock an amount for each share of Preferred Stock then held by such Holder equal to the greater of (a) the Accreted Value plus accrued and unpaid dividends as of the date of such Liquidation Event and (b) the amount that such Holder would have received if, immediately prior to such Liquidation Event, it had voluntarily converted its Preferred Stock pursuant to Section 6. For purposes hereof, any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company and its subsidiaries, or the merger or consolidation of the Company and/or its subsidiaries into or with any other Person, in each case, that would constitute a Change of Control, shall be deemed a “Liquidation Event”.

(b) If any Liquidation Event occurs prior to the fifth anniversary of the Issue Date, each Holder shall be entitled to receive and to be paid out of the remaining assets and funds of the Company available for distribution to its stockholders, prior to the holders of Junior Stock, an amount for each share of Preferred Stock then held by such Holder equal to the greater of (a) 105% of the Accreted Value plus accrued and unpaid dividends as of the date of such transaction and (b) the amount that such Holder would have received if, immediately prior to such transaction, it had voluntarily converted its Preferred Stock pursuant to Section 6.

(c) After the indefeasible payment in cash to the Holders of full preferential amounts provided for in this Section 5, Holders as such shall have no right or claim to any of the remaining assets or funds of the Company.

(d) In the event the assets and funds of the Company available for distribution to Holders upon any Liquidation Event shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a) and amounts to which holders of Parity Stock are entitled, no such distribution shall be made on account of any shares of Preferred Stock or Parity Stock upon such Liquidation Event unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders of all Preferred Stock and of any Parity Stock are entitled upon such Liquidation Event with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each such series and accumulated and unpaid dividends to which each such series is entitled.

(e) The provisions of this Section 5 shall not in any way limit the right of Holders to elect to convert their shares of Preferred Stock into shares of Common Stock pursuant to Section 6 prior to or in connection with any Liquidation Event. However, following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference, such holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock.

6. Conversion at the Option of Holders.

(a) Each Holder shall have the right, at its option, exercisable at any time and from time to time from the Issue Date to convert, subject to the terms and provisions of this Section 6, any or all of such Holder’s shares of Preferred Stock. In such case, the shares of Preferred Stock shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 6(c)(v), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Accreted Value per share of Preferred Stock then in effect plus accrued and unpaid dividends as of such date divided by (ii) the Conversion Price then in effect.

(b) The conversion right of a Holder shall be exercised by the Holder by delivery to the Company and the Transfer Agent of written notice in the form of Exhibit B (“Conversion Notice”), at any time during usual business hours of the Company and the Transfer Agent, that the Holder elects to convert all or a portion of the shares of Preferred Stock represented by its related certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or the Transfer Agent, if any) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Transfer Agent, if any, duly executed by the Holder or its duly authorized legal representative. The Holder shall not be required to physically surrender certificates representing the Preferred Stock to be converted with the Conversion Notice. The Holder and the Company shall maintain records showing the number of Preferred Stock converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of certificates representing the Preferred Stock upon exercise. Immediately prior to the close of business on the date of receipt by the Company and the Transfer Agent, if any, of the Conversion Notice, each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s Preferred Stock being converted notwithstanding that the share register of the Company shall then be closed or that certificates representing such

Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted (the “Conversion Date”), including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to (i) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted and cash, in lieu of any fractional shares as provided in Section 6(g) and (ii) exercise the rights to which they are entitled as holders of Common Stock. If the Conversion Date shall not be a Business Day, then such Conversion Date shall be deemed to be the next succeeding Business Day. Upon receipt by the Company of copy of a Conversion Notice, the Company shall (i) as soon as practicable, but in any event within two (2) Trading Days, provide a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if any, which confirmation shall constitute an instruction to the Company and the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (ii) on or before the third (3rd) Trading Day following the date of receipt by the Company and the Transfer Agent of such Conversion Notice (the “Share Delivery Date”), (a) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (b) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered and bearing restrictive legends, if applicable, in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Preferred Stock represented by the certificate(s) submitted for conversion is greater than the number of shares of Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, instruct the Transfer Agent to issue and deliver to the Holder a new Preferred Stock certificate representing the number of shares of Preferred Stock not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(c) The Conversion Price shall be subject to adjustment as follows:

(i) Common Stock Issued at less than the Conversion Price. If and whenever, on or after the date this Certificate of Designation is filed with the Secretary of State of the State of Delaware, the Company issues or sells, or is deemed to have issued or sold, any shares of its Common Stock (other than Excluded Stock) for consideration per share less than the Conversion Price, then immediately upon such issue or sale, the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such time by a fraction:

(A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale (assuming the conversion of all then outstanding Preferred Stock and the exercise or conversion to Common Stock of all then outstanding Options and Convertible Securities (other than Series A Preferred Stock)) plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued or sold (or deemed to be issued or sold) would purchase at the Conversion Price in effect immediately prior to such issue or sale; and

(B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale or deemed issuance or sale (assuming the conversion of all then outstanding Preferred Stock and the exercise or conversion to Common Stock of all then outstanding Options and Convertible Securities (other than Series A Preferred Stock)).

For purposes of this Section 6(c)(i), “Excluded Stock” means shares of Common Stock (in each case as adjusted for any stock splits, stock dividends, recapitalizations, combinations or similar transactions), Options (as defined below) and Convertible Securities (as defined below) issued:

(i) pursuant to one or more Approved Plans,

(ii) upon conversion of the Preferred Stock or the Series A Preferred Stock,

(iii) in connection with any (A) stock splits, stock dividends, recapitalizations or reorganizations for which an adjustment to the Conversion Price is made pursuant to Section 6(c)(iv), or (B) mergers or consolidations for which an adjustment to the Conversion Price is made pursuant to Section 6(c)(v) and

(iv) as consideration in the Merger, including Options assumed in the Merger.

For purposes of this Section 6(c), outstanding shares of Preferred Stock will be deemed convertible at all times into shares of Common Stock, where each share of Preferred Stock is deemed convertible into the greatest whole number of shares of Common Stock which would be issuable upon conversion of such share of Preferred Stock if the Preferred Stock were then convertible at the Conversion Price then in effect.

(ii) Options and Convertible Securities. For purposes of determining the adjusted Conversion Price under Section 6(c)(i) or Section 6(c)(v), the following shall be applicable (it being acknowledged that the issuance of Excluded Stock shall not be subject to the provisions of this Section 6(c)(ii)):

(A) If the Company in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Stock or Equity Securities convertible or exchangeable, with or without consideration, into or for Common Stock (“Convertible Securities”) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share on the date of such issuance or grant. For purposes of this subparagraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities. Upon the expiration, repurchase or other termination without exercise or conversion of any Options or Convertible Securities for which an adjustment was made under Section 6 upon the issuance or sale thereof, the Conversion Price, shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the number of shares of Common Stock, if any, actually issued or sold upon the exercise or conversion of such Options or Convertible Securities, and (ii) the consideration actually received by the Company upon such exercise or conversion plus the consideration, if any, actually received by the Company for the issuance, or sale of all such Options or Convertible Securities whether or not exercised or converted; provided, however, that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Common Stock issuable upon conversion of the Preferred Stock by an amount in excess of the amount of the adjustment initially made in respect of the issuance or sale of such Options or Convertible Securities.

(B) If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share on the date of such issuance or sale. For the purposes of this subparagraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible

Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C) If any Options or Convertible Securities for which an adjustment was made under Section 6 upon the issuance or sale thereof by its terms provides, with the passage of time or otherwise, for any increase or decrease in the amount of additional consideration payable to the Company or increase or decrease in the number of shares of Common Stock issuable upon such exercise or conversion or exchange (by change of rate or otherwise) (other than in either case by action of antidilution provisions), upon the occurrence of any such increase or decrease, the Conversion Price shall be readjusted to reflect such increase or decrease insofar as it affects rights of acquisition, exchange or conversion which have not theretofore expired; provided, however, that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Common Stock issuable upon conversion of the Preferred Stock by an amount in excess of the amount of the adjustment initially made in respect of the issuance or sale of such Options or Convertible Securities.

(D) If any Common Stock, Option, or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option, or Convertible Security shall be deemed to be the amount received by the Company for such Common Stock, Option, or Convertible Security. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, as determined in good faith by the Board of Directors, as of the date of receipt. If any Common Stock, Option, or Convertible Security is issued in connection with any merger in which the Company is the surviving Company, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Option or Convertible Security, as determined in good faith by the Board of Directors, as of the date of receipt.

(E) In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.01.

(F) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(iii) Qualified Offering. Notwithstanding anything in this Certificate of Designation to the contrary, if at any time after the Issue Date the Company completes a Qualified Offering and the product of 1.2 and the purchase price per share of Common Stock paid (or deemed paid) by investors in any offering or private placement consummated in such Qualified Offering is less than the Conversion Price then in effect (the “Existing Conversion Price”), the Existing Conversion Price shall immediately thereafter be reduced to the product of 1.2 and the lowest purchase price per share of Common Stock paid in any such Qualified Offering; provided however, that in no event shall the amount of the reduction to the Existing Conversion Price pursuant to this section exceed 35% of the Existing Conversion Price; provided further, that if an issuance or deemed issuance of Common Stock would result in a greater reduction in the Existing Conversion Price under the other provisions of this Section 6(c) than under this Section 6(c)(iii), then the Existing Conversion Price shall be adjusted instead pursuant to such other applicable provision of this Section 6(c).

(iv) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced so that the conversion of the Preferred Stock after such time shall entitle the Holder to receive the aggregate number of shares of Common Stock or other securities of the Company which, if the Preferred Stock had been converted immediately prior to such time, such Holder would have owned upon such conversion and been entitled to receive by virtue of such stock split, stock dividend, recapitalization or other event, and if the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(v) Reorganization, Mergers, Consolidations, or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares, provided for elsewhere in this Section 6(c)), or a merger or consolidation of the Company with or into another entity then, as a part of such reorganization, merger, or consolidation, provision shall be made so that the Holders shall, after such reorganization, merger, or consolidation, be entitled to receive upon conversion of the Preferred Stock shares of stock of the Company, or of the successor entity resulting from such merger or consolidation, other securities and/or property to which the Common Stock issuable upon conversion of the Preferred Stock at the then Conversion Price (as in effect immediately prior to such reorganization, merger or consolidation) would have been entitled to receive upon such reorganization, merger or consolidation if such shares were then convertible at the Conversion Price at that time, and Common Stock issuable in connection with a conversion of the Preferred Stock after such reorganization, merger or consolidation shall refer to the shares of stock, other securities and/or property to be issued in respect of Common Stock in connection with such reorganization, merger or consolidation. If the holders of Common Stock have the right to elect the kind and amount of consideration receivable upon consummation of such transaction, then the Holders, in connection with such transaction and at the same time holders of Common Stock are allowed to make such election, shall be given the right to make a similar election ,which election must be made in the same time frame as the election of holders of Common Stock with respect to the consideration into which the Preferred Stock shall thereafter be convertible.

(d) Conversion Price Reset. In addition to adjustments to the Conversion Price pursuant to Section 6(c), if the Equity Threshold Date has not occurred prior to July 1, 2010 and the Conversion Price in effect on such date exceeds $19.11 (such per share amount subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar event), the Conversion Price in effect on such date will be reduced to $19.11 (such per share amount subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar event).

(e) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 6(c) or Section 6(d), the Company shall forthwith file, at the office of the Transfer Agent, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its address appearing on the Company’s records. Each such statement shall be signed by the Company’s chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 6(f). The Company shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) all adjustments and readjustments to the Conversion Price, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder’s shares of Preferred Stock if such shares were convertible at such time at the Conversion Price at that time in effect.

(f) Notice to Holders. In the event the Company shall propose to take any action of the type described in clauses (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price), (iv) or (v) of Section 6(c), the Company shall give notice to each Holder, in the manner set forth in Section 6(e), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of the Preferred Stock. Except as otherwise provided herein, such notice shall be given at least five days prior to the taking of such proposed action.

(g) No Fractional Shares. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock, whether voluntary or mandatory. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate then Accreted Value of the shares of Preferred Stock so surrendered, plus accrued and unpaid dividends thereon as of such date. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Market Value of the Common Stock on the Trading Day next preceding the day of conversion shall be paid to such Holder in cash by the Company.

(h) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of the Preferred Stock or deemed issuances pursuant to this Section 6 or Section 7; provided that the Company shall not be required to pay any federal or state income taxes, franchise or similar taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder in respect of which such shares are registered with the Company.

(i) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of Common Stock (the “Authorized Share Allocation”) equal to 110% of the shares of Common Stock necessary from time to time to effect the conversion of all outstanding shares of Preferred Stock at the Conversion Price then in effect and the conversion of such Preferred Stock pursuant to its terms, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Company shall use its commercially reasonable efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

7. Conversion at the Option of the Company.

(a) With 150% VWAP Condition. If, at any time after the later of (i) the second anniversary of the Issue Date and (ii) the date by which the Company shall have completed bona fide underwritten public offerings of its Common Stock that have resulted in at least $250 million in aggregate net proceeds to the Company after the Issue Date (such later date, the “Company Conversion Threshold Date”), (a) a registration statement covering the resale of the Common Stock underlying all of the outstanding shares of the Preferred Stock is effective under the Securities Act and the Holders are not then subject to any blackout or other limitations under the Registration Rights Agreement or otherwise that would prevent the Holders from selling such Common stock thereunder (the “Registration Condition”), (b) the average of the Volume Weighted Average Prices of the Common Stock for the 10 Trading Days ending on the Trading Date immediately before the Company elects to convert the Preferred Stock exceeds 150% of the then Conversion Price (such condition, the “150% VWAP Condition”), (c) the Holders are not restricted from selling their shares of the Company pursuant to any “lock-up” provisions or agreements (the “Lock-Up Condition”), (d) so long as a Preferred Director is then a member of the Board of Directors, the officers and directors of the Company are not then precluded under any insider trading or other similar policy from selling securities of the Company (the “Resale Condition”) and (e) the Common Stock is then listed on a Principal Market (the “Listing Condition” and, together with the Registration Condition, the 150% VWAP Condition, the

Lock-Up Condition and the Resale Condition, the “Company Conversion Conditions”), then the Company shall have the right, at its option, to convert the Preferred Stock according to the following schedule and in the following amounts: (1) on any date after the Company Conversion Threshold Date, the Company may elect to convert up to the Forced Conversion Number of shares of Preferred Stock (the date of such election being the “First Exercise Date”) so long as the Company Conversion Conditions are satisfied at such First Exercise Date; (2) on any date commencing with the 180th day following the First Exercise Date, the Company may elect to convert up to the Forced Conversion Number of shares of Preferred Stock (the date of such election being the “Second Exercise Date”) so long as the Company Conversion Conditions are satisfied at such Second Exercise Date and (3) on any date commencing with the 180th day following the Second Exercise Date, the Company may elect to convert up to the Forced Conversion Number of shares of Preferred Stock (the date of such election being the “Third Exercise Date”) so long as the Company Conversion Conditions are satisfied at such Third Exercise Date. In each case of clauses (1), (2) and (3) of the preceding sentence, the Preferred Stock to be converted shall be convertible into that whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 6(c)(v), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Accreted Value then in effect plus accrued and unpaid dividends as of such date divided by (ii) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 6(g). Notwithstanding the foregoing, the Company shall have the right to elect to convert up to all of the outstanding Preferred Stock after the Company Conversion Threshold Date if, at the time of election, in addition to satisfying all the Company Conversion Conditions, the Company shall, prior to the date of such election, have completed bona fide underwritten public offerings of its Common Stock that have resulted in at least $500 million in aggregate proceeds after the Issue Date to any party selling in such public offering and the Common Stock to be issued on conversion shall represent less than 25% of the then Public Float (without taking into account the Common Stock issuable upon conversion of the Preferred Stock).

(b) Without 150% VWAP Condition. If, at any time following the Company Conversion Threshold Date, (i) each of the Company Conversion Conditions (other than the 150% VWAP Condition) is satisfied, then the Company shall have the right, at its option, to convert the Preferred Stock according to the following schedule and in the following amounts: (1) on any date after the Company Conversion Threshold Date, the Company may elect to convert up to the Forced Conversion Number of shares of Preferred Stock so long as the Company Conversion Conditions (other than the 150% VWAP Condition) are satisfied at such First Exercise Date; (2) on any date commencing with the 180th day following the First Exercise Date, the Company may elect to convert up to the Forced Conversion Number of shares of Preferred Stock so long as the Company Conversion Conditions (other than the 150% VWAP Condition) are satisfied at such Second Exercise Date and (3) on any date commencing with the 180th day following the Second Exercise Date, the Company may elect to convert up to the Forced Conversion Number of shares of Preferred Stock so long as the Company Conversion Conditions (other than the 150% VWAP Condition) are satisfied at such Third Exercise Date. In each case of clauses (1), (2) and (3) of the preceding sentence, the Preferred Stock to be converted shall be convertible into that whole number of fully paid and nonassessable shares of Common Stock as is equal, subject to Section 6(c)(v), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) 150% of the Accreted Value per share then in effect plus accrued and unpaid dividends as of such date divided by (ii) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 6(g); provided, that the Company shall have the right to substitute, for up to one-third of the shares of Common Stock otherwise issuable upon conversion under this Section 7(b), cash in an amount equal to the product of (x) the then Current Market Price of the Common Stock and (y) the number of shares of Common Stock otherwise deliverable for which the Company has elected to substitute cash in accordance with this proviso (collectively, the “Make Whole Consideration”). Notwithstanding the foregoing, the Company shall have the right to elect to convert up to all of the outstanding Preferred Stock after the Company Conversion Threshold Date by issuing and delivering, as applicable, the Make Whole Consideration in consideration therefor if, at the time of election, in addition to satisfying the Company Conversion Conditions (other than the 150% VWAP Condition), the Company shall, prior to the date of such election, have completed bona fide underwritten public offerings of its Common Stock that have resulted in at least $500 million in aggregate proceeds and the Common Stock to be issued on conversion shall represent less than 25% of the then Public Float (without taking into account the Common Stock that at such time are issuable but are not yet issued upon conversion of the Preferred Stock).

(c) To exercise the mandatory conversion right described in Section 7(a) or Section 7(b), the Company must give irrevocable notice by issuing a press release or by publication (with subsequent prompt notice) to the Holders (not more than one Trading Day after the date of the press release) confirming the Company’s election to convert the Preferred Stock pursuant to this Section 7. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no more than three (3) Trading Days after the date on which the Company issues the press release described in this Section 7(c).

(d) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 7(c) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock to be converted; (iii) the number of shares of Preferred Stock; (iv) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date; and (v) the amount of the Make Whole Consideration, if applicable.

(e) On and after the Mandatory Conversion Date, dividends will cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 7(a) or Section 7(b) and all rights of Holders will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof, cash in lieu of any fractional shares of Common Stock in accordance with Section 6(g) and/or the Make Whole Consideration.

(f) If fewer than all of the outstanding shares of Preferred Stock are to be converted by the Company pursuant to Section 7(a) or Section 7(b), shares of Preferred Stock to be converted shall be selected by the Company from the then outstanding shares of Preferred Stock, pro rata (as nearly as may be) on the basis of total shares of Preferred Stock then held by each Holder.

8. Redemption.

(a) Redemption at Option of Holders.

(i) Subject to Section 8(a)(ii), if requested by a Holder (an “Electing Holder”), such Holder shall have the right, but not the obligation, to require the Company from time to time to redeem all or any portion of such Holder’s Preferred Stock (a) on or after the Voluntary Redemption Date, at a cash redemption price equal to the then Accreted Value of such Preferred Stock (plus accrued and unpaid dividends) to be redeemed or (b) on or after the seventh anniversary of the Issue Date (but before the Voluntary Redemption Date), in exchange for that number of shares of Common Stock as equals the product of the number of shares of Preferred Stock being so redeemed multiplied by the quotient of (i) the Accreted Value then in effect plus accrued and unpaid dividends as of such date divided by (ii) the Current Market Price on the Redemption Date, with any resulting fractional shares of Common Stock to be rounded up to the next full share (either of such value or the value described in clause (a) being the “Voluntary Redemption Price”).

(ii) If the Company is unable to redeem any shares of Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Company shall redeem the shares of Preferred Stock that it is entitled to redeem pursuant to the laws of the State of Delaware and shall redeem such other shares then subject to redemption as soon thereafter as redemption would not violate such laws.

(iii) The Electing Holders shall give the Company written notice of their election to have their Preferred Stock redeemed pursuant to this Section 8(a) at least thirty (30) days prior to any applicable date selected by the Electing Holders (the “Redemption Date”) on which the Electing Holders desire to have shares of Preferred Stock so redeemed (the “Electing Holders Redemption Notice”). On or prior to each Redemption Date, each holder of Preferred Stock to be redeemed shall surrender its certificate or certificates representing such redeemed shares to the Company, in the manner and at the place specified by the Company, and thereupon the applicable Voluntary Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(b) Change of Control Redemption.

(i) Upon a Change of Control occurring prior to the fifth anniversary of the Issue Date, a Holder of the Preferred Stock shall have the right, but not the obligation, to require the Company to redeem such Holder’s Preferred Stock at a cash redemption price equal to the greater of (i) 105% of the Accreted Value per share of Preferred Stock to be redeemed as of the date of such redemption (plus accrued and unpaid dividends) or (ii) the fair value of the consideration as of the date of such Change of Control, as determined in good faith by the Board of Directors, that such Holder would have received if, immediately prior to such redemption, it had voluntarily converted its Preferred Stock pursuant to Section 6.

(ii) Upon a Change of Control occurring on or after the fifth anniversary of the Issue Date, a Holder of the Preferred Stock shall have the right, but not the obligation (subject to Section 8(a)(ii)), to require the Company to redeem such Holder’s Preferred Stock at a cash redemption price equal to the then Accreted Value of such Preferred Stock (plus accrued and unpaid dividends) to be redeemed.

(iii) Any Holder requesting redemption of its Preferred Stock pursuant to this Section 8(b) shall give the Company written notice of such election within thirty (30) days of receipt of the Change of Control Notice, which notice shall indicate the number of shares of Preferred Stock that such Holder elects for the Company to redeem. Subject to the Company’s prior compliance with Sections 4.10, 4.15 and 4.16 of the Indentures (to the extent that any of the securities issued thereunder are then outstanding and the covenants in such Sections of the Indentures are then in effect), the Company shall make payment of the redemption price payable under either Sections 8(b)(i) or (ii) hereof (the “Change of Control Redemption Price”) within five Trading Days after the Company’s receipt of such notice (the “Change of Control Redemption Date”). Notwithstanding anything herein to the contrary, the periods for the Company’s obligations in respect of redemption will be extended to the extent necessary to comply with applicable securities laws and rules. To the extent redemptions required by this Section 8(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 8(b), until the Change of Control Redemption Price is paid in full, the shares of Preferred Stock submitted for redemption under this Section 8 may be converted pursuant to Section 6, in whole or in part, by the Holder into shares of Common Stock, or in the event the conversion date is after the consummation of the Change of Control, equity interests of the successor entity substantially equivalent to the Company’s Common Stock pursuant to Section 6(c)(v). The parties hereto agree that in the event of the Company’s redemption of any portion of the Preferred Stock under this Section 8(b), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for each Holder. Accordingly, any redemption premium due under this Section 8(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty.

(c) Subject to any contractual restrictions and applicable law, the Company will use commercially reasonable efforts to give each Holder notice of any Change of Control no less than 30 days prior to the consummation of a Change of Control. Within ten days following the consummation of a Change of Control, the Company shall provide written notice thereof to the Holders (the “Change of Control Notice”).

9. Certificates.

(a) Form and Dating. The Preferred Stock and the Transfer Agent’s certificate of authentication (if a Transfer Agent other than the Company is appointed) shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange or FINRA rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Preferred Stock certificate shall be dated the date of its authentication. The terms of the Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

(b) Record Holders. The Company and any Transfer Agent other than the Company may deem and treat the record Holder as the true and lawful owner thereof for all purposes, and neither the Company nor any such Transfer Agent shall be affected by any notice to the contrary.

(c) Registration of Transfer. Upon the surrender of any certificate representing Preferred Stock to the Company or any Transfer Agent other than the Company accompanied by a duly executed and completed certificate in the form of Exhibit C hereto which is hereby incorporated by reference in this Certificate of Designation, the Company shall, or shall cause such Transfer Agent to, at the request of the record Holder of such certificate, execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor, of Preferred Stock representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Preferred Stock as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

(d) Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Company or any Transfer Agent other than the Company or if the Holder of a Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent (if one is then appointed) shall countersign a replacement Preferred Stock certificate if the reasonable requirements of such Transfer Agent and the Company are met. If required by such Transfer Agent or the Company, such Holder shall agree to customary indemnity provisions sufficient in the reasonable judgment of the Company and such Transfer Agent to protect the Company and such Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and such Transfer Agent may charge the Holder for their respective expenses in replacing a Preferred Stock certificate.

10. Other Provisions.

(a) Any notice required by this Certificate of Designations to Holders shall be deemed given upon personal delivery, upon delivery by nationally recognized overnight delivery service with proof of receipt maintained, upon delivery by facsimile with receipt confirmed or five business days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid, and addressed to each Holder of record at such Holder’s address appearing on the Company’s books.

(b) With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, business combination, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(c) Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may, subject to Section 4(b), with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Certificate of Designation.

(d) The shares of Preferred Stock shall be issuable only in whole shares.

(e) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed this      day of             , 2008

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

EXHIBIT A

FORM OF PREFERRED STOCK

FACE OF SECURITY

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY OR ANY TRANSFER AGENT APPOINTED BY THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH APPLICABLE RESTRICTIONS ON TRANSFER. UNTIL OTHERWISE DETERMINED, THE COMPANY HAS ELECTED TO ACT AS TRANSFER AGENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.

A COPY OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY IS ON FILE WITH THE DELAWARE SECRETARY OF STATE AND MAY BE OBTAINED BY THE RECORD HOLDER FREE OF CHARGE BY WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

Certificate Number	Number of Shares of
Convertible Preferred Stock
[ ]	[ ]

Series B Convertible Preferred Stock

of

Chaparral Energy, Inc.

Chaparral Energy, Inc., a Delaware corporation (the “Company”), hereby certifies that [                    ] (the “Holder”) is the registered owner of [                    ] fully paid and non-assessable preferred securities of the Company designated the Series B Convertible Preferred Stock, par value $0.01 per share, (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated [            ], 2008, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

If at any time a Transfer Agent other than the Company has been appointed and is acting, unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this      day of                     , 2008.

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

REVERSE OF SECURITY

Cash dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation.

The shares of Preferred Stock shall be convertible into the Company’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

The Company will furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series B Convertible Preferred Stock (the “Preferred Stock”), represented by stock certificate No.(s)                    . (the “Preferred Stock Certificates”) into shares of common stock (“Common Stock”) of Chaparral Energy, Inc. (the “Company”) according to the conditions of the Certificate of Designation of the Preferred Stock (the “Certificate of Designation”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Preferred Stock Certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Preferred Stock to be Converted:

Signature:

Name:

Address:**

Fax No.:

*	The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of this notice.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

B-1

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	Series B Convertible Preferred Stock (the “Preferred Stock”) of Chaparral Energy, Inc. (the “Company”)

This Certificate relates to                      shares of Preferred Stock held by                      (the “Transferor”).

The Transferor has requested the Company by written order to exchange or register the transfer of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because:

☐	Such Preferred Stock is being acquired for the Transferor’s own account without transfer.

☐	Such Preferred Stock is being transferred to the Company.

☐	Such Preferred Stock is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act.

(INSERT NAME OF TRANSFEROR]

by:

Date:

Please check applicable box.

C-1

Exhibit B

FORM OF REGISTRATION RIGHTS AGREEMENT

CHAPARRAL ENERGY, INC.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of                     , between MAGNETAR FINANCIAL LLC, on behalf of one or more of its affiliates, a Delaware limited liability company (the “Investor”), and CHAPARRAL ENERGY, INC., a Delaware corporation (the “Company”).

R E C I T A L S

WHEREAS, the Investor has, pursuant to the terms of the Securities Purchase Agreement, dated as of July 14, 2008, by and between the Company and the Investor (the “Purchase Agreement”), agreed to purchase shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”); and

WHEREAS, the Company has agreed, as a condition precedent to the Investor’s obligations under the Purchase Agreement, to grant the Investor certain registration rights; and

WHEREAS, the Company and the Investor desire to define the registration rights of the Investor on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

Agreement: shall mean this Registration Rights Agreement between the Investor and the Company;

Automatic Shelf Registration Statement: shall mean a registration statement filed by a Well-Known Seasoned Issuer which shall become effective thereof pursuant to General Instruction I.D for Form S-3;

Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

Common Stock: shall mean shares of common stock, par value $0.01 per share, of the Company;

Edge Merger Agreement: shall have the meaning set forth in the Purchase Agreement;

Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

Holder: shall mean any Investor who is a holder of Registrable Securities or any assignee of record of such Registrable Securities in accordance with the terms hereof;

Initiating Holder: shall mean, at any one time, a holder or holders of a majority of the then outstanding Registrable Securities, assuming conversion of all then outstanding Preferred Stock into Common Stock;

Person: shall mean an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act);

Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

Registrable Securities: shall mean (A) shares of Preferred Stock purchased by the Investor pursuant to the Securities Purchase Agreement, (B) shares of Common Stock issuable to the Investor or its successors or assigns upon conversion of the Preferred Stock and (C) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock or Preferred Stock referred to in clause (A) or (B); provided, however, that notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a Holder to the public pursuant to Rule 144 under the Securities Act, (ii) that may be sold or transferred by a Holder pursuant to Rule 144 under the Securities Act (or any similar provision then in force) without any volume, manner of sale or current public information restrictions thereunder, so long as, at the time of determination, such Holder (x) is not an affiliate of the Company and (y) owns less than one percent (1%) of the outstanding Common Stock on a fully diluted basis or (iii) sold pursuant to an effective registration statement under the Securities Act.

Registration Expenses: shall mean all expenses incurred by the Company in compliance with Sections 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

security, securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

Securities Act: shall mean the Securities Act of 1933, as amended; and

Underwriter: shall mean a securities dealer that purchases any shares of Common Stock as principal and not as part of such dealer’s market-making activities.

Well-Known Seasoned Issuer: shall have the meaning set forth in Rule 405 under the Securities Act.

SECTION 2. REGISTRATION RIGHTS

(a) Requested Registration.

(i) Request for Registration. Subject to the conditions of this Section 2(a), if the Company shall receive from the Initiating Holder, at any time after the date hereof, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

(1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(2) subject to the limitations of this Section 2(a), prepare and file such registration as may be so requested as soon as practicable, and in any event within forty-five (45) days of such request (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act), and to use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act by the Commission as promptly as practicable after such filing as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

(A) In any particular jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(B) After the Company has effected three (3) such registrations pursuant to this Section 2(a) and such registrations have been declared or ordered effective;

(C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of more than $10,000,000;

(D) If the Initiating Holder proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2(c) below;

(E) If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities requested pursuant to this Section 2(a) (a “Requested Registration”) should not be made or continued because (a) at the time the Company receives the request, the Company or its subsidiaries is in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, (b) it could reasonably be expected to interfere with a material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company and such interference would be materially detrimental to the Company, or (c) prior to receiving such request for registration, the Board of Directors of the Company had determined to effect a registered underwritten public offering of the Company’s equity securities for the Company’s account (so long as at such time the Holders’ Registrable Securities would be eligible to be included pursuant to Section 2(b) in such offering) and the Company had taken substantial steps (including, but not limited to, selecting and entering into a letter of intent with the managing Underwriter for such offering) and is proceeding with reasonable diligence to effect such offering (each, a “Valid Business Reason”), the Company may (x) postpone filing a registration statement relating to a Requested Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (y) in case a registration statement has been filed relating to a Requested Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement (so long as the Initiating Holder shall have the rights set forth in this Section 2(a) within sixty (60) days of any such event). The Company shall give written notice of its determination to postpone or withdraw a registration statement (provided that the Company shall not disclose any information that could be deemed material non-public information to any holder of Registrable Securities that are included in a registration statement that is subject to such postponement or withdrawal) and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, as soon as practicable after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason under this Agreement more than once in any twelve (12) month period; or

(F) With respect to Registrable Securities, if such Registrable Securities are already covered by an effective registration statement under the Securities Act.

(ii) The registration statement filed pursuant to the request of the Initiating Holder may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (“Other Stockholders”). In the event any Holder requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners, members or stockholders, the registration shall provide for the resale by such partners, if requested by such Holder.

(iii) The registration rights set forth in this Section 2 may not be assigned by a Holder, in whole or in part, except to a transferee of Registrable Securities in a transaction or series of related transactions that (i) do not constitute a “sale” under the federal securities laws, or (ii) are not subject to the registration requirements of the Securities Act by reason of an exemptions from such registration requirements afforded by Section 4(2) of the Securities Act or pursuant to Regulation D promulgated thereunder, (who shall be bound by all obligations of this Agreement) if such transferee (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, of a Holder that is a corporation, partnership, limited liability partnership or limited liability company, or (b) is a member of a Holder’s immediate family or (c) is a trust for the benefit of an individual Holder, or (d) acquires at least 10% of the aggregate Registrable Securities originally issued pursuant to the Purchase Agreement (as adjusted for stock splits, combinations and conversions of such Registrable Securities), (e) is an entity affiliated by common control with such Holder or (f) is a permitted transferee under Section 8.05 of the Purchase Agreement; provided, however, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing reasonably acceptable to the Company to be subject to all restrictions set forth in this Agreement.

(iv) Underwriting. If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2(a)(i). The Company’s Board of Directors shall have the right to designate, in their sole and absolute discretion, the book-running managing Underwriter(s) with respect to any underwritten registration, or with respect to any other underwritten public offering of Registrable Securities or other securities of the Company and shall select such additional Underwriters to be used in connection with the offering, if any. The Board of Directors shall also have the right to select one or more co-managers for each such offering if the Board of Directors, subject to the approval of the Initiating Holder not to be unreasonably withheld, shall determine that any be necessary, and the underwriting fees related to any such offering shall be allocated among any such co-managers in such proportions as the Board of Directors shall determine. In the event of any such offering, the representatives of the Underwriter(s), the Company and any Holder whose Registrable Securities are included in such offering will, subject to the proviso in Section 2(a)(v) below, enter into an agreement appropriate to the circumstances, containing provision for, among other things, compensation, indemnification, contribution, lock-up agreements and representations and warranties which are usual and customary for similar agreements entered into by the Underwriter(s) in similar transactions. In connection with such offering, the Company shall take all such actions as the Holders of a majority of number of shares of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including making executive officers of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities).

(v) If Other Stockholders request inclusion of their securities in the underwriting, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the Underwriter(s) selected for such underwriting and complete and execute any questionnaires, indemnities, contribution, lock-up agreements and other documents reasonably required under the terms of such underwriting agreement, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the registration statement; provided, however, that (i) the Company shall cause such underwriting agreement to provide for indemnification or contribution obligations on the part of the Holders that are not materially greater than the obligations of the Holders under Section (f)(ii), (ii) the obligation of the Holders to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among the Holders selling Registrable Securities in such Registration, and the liability of each such Holder will be in proportion thereto, and (iii) no Holder shall be required to make any representations or warranties, or provide any indemnity, in connection with any such Registration other than representations and warranties (or indemnities with respect thereto) as to (A) such Holder’s ownership of its Registrable Securities to be transferred pursuant to such underwriting agreement free and clear of all liens, claims and encumbrances, (B) such Holder’s power and authority to effect the sale of such Registrable Securities pursuant to such underwriting agreement, (C) such matters pertaining to compliance with securities laws by such Holder as may be reasonably requested by the representative of the Underwriter or Underwriters and (D) such matters relating to written information furnished to the Company by such Holder specifically for use in the registration statement and prospectus (and any related documents) to be used by the Company in connection with such Registration (such matters in this clause (D) being the “Required Indemnity” and, together with those matters in clauses (A), (B) and (C), the “Required Representations”).

(vi) Notwithstanding any other provision of this Section 2(a), if such representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder) by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited. Until the earlier of the second anniversary of the date hereof and the Equity Threshold Date (as defined in the certificate of designation with respect to the Preferred Stock), each Holder of Registrable Securities agrees, if requested by the Company and the Underwriter(s), not to sell or otherwise transfer or dispose (except for standard exceptions agreed to by the representative of the Underwriter or Underwriters) of any Registrable Securities held by such Holder for a period of up to one hundred eighty (180) days (in the case of the initial underwritten offering of Common Stock by the Company after the date hereof) or a period of up to ninety (90)days (in the case of any subsequent underwritten offering of Common Stock by the Company) following the effective date of a registration statement of the Company filed under the Securities Act with respect to such underwritten offering, provided that all officers and directors of the Company and Other Stockholders with registration rights enter into agreements on substantially the same terms.

(b) Company Registration.

(i) If at any time after the date hereof, the Company shall determine to register any of its equity securities for sale for cash, either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests (other than Registrable Securities already covered by an effective registration statement under the Securities Act), made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (1) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders’ Registrable Securities and shall describe the intended method of disposition of the Registrable Securities by such Holders. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners, members or stockholders, the registration shall provide for the resale by such partners, if requested by such Holder.

(3) At any time, the Company may terminate or withdraw its registration statement referred to in this Section 2(b) and without any obligation to any Holder, whether or not any Holder has elected to include Registrable Securities in such registration. The Company may suspend the effectiveness and use of any such registration statement at any time for an unlimited amount of time, whether or not any Holder has elected to include any Registrable Securities in such registration.

(ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the Underwriter(s) selected for underwriting by the Company and complete and execute any questionnaires, indemnities, contribution and lock-up agreements, and other documents reasonably required under the terms of such underwriting agreement, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the registration statement; provided, however, that (i) the Company shall use all reasonable efforts to cause such underwriting agreement to provide for indemnification or contribution obligations on the part of the Holders that are not materially greater than the obligations of the Holders under Section (f)(ii), (ii) the obligation of the Holders to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among the Holders selling Registrable Securities in such Registration, and the liability of each such Holder will be in proportion thereto, and (iii) no Holder shall be required to make any representations or warranties other than the Required Representations, or provide any indemnity other than the Required Indemnity, in connection with any such Registration. Notwithstanding any other provision of this Section 2(b), if the representative determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the number of securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Company with respect to sales for its own account; second, pro rata to the Holders and the Other Stockholders who by contractual right demanded such registration (“Demanding Stockholders”) based on the respective number of securities then held by the Holders and Demanding Stockholders that are requested to be covered by such registration; and third, pro rata to officers, directors and Other Stockholders of the Company (other than Demanding Stockholders) based on the number of securities of the Company then held by such officers, directors and Other Stockholders; provided, however, that (A) until the Equity Threshold Date, in no event shall the amount of Registrable Securities of the selling Holders included in the registration be reduced below fifty percent (50%) of the total amount of securities included in such registration by all other selling stockholders and (B) on or after the Equity Threshold Date, in no event shall the amount of Registrable Securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five (5) business days prior to the effective date of the registration statement.

(iii) The Company’s Board of Directors shall have the right to designate, in their sole and absolute discretion, the book-running managing Underwriter(s) with respect to any underwritten registration effected pursuant to this Section 2(b), or with respect to any other underwritten public offering of Registrable Securities or other securities of the Company pursuant to this Section 2(b) and shall select such additional Underwriters to be used in connection with the offering, if any. The Board of Directors shall also have the right to select one or more co-managers for each such offering if the Board of Directors, in their sole and absolute discretion, shall determine that any be necessary, and the underwriting fees related to any such offering shall be allocated among any such co-managers in such proportions as the Board of Directors shall determine. In the event of any such offering, the Underwriter(s), the Company and any Holder whose Registrable Securities are included in such offering will, subject to the first proviso in Section 2(b)(ii) above, enter into an agreement appropriate to the circumstances, containing provision for, among other things, compensation, indemnification and lock-up agreements, and representations and warranties, which are usual and customary for similar agreements entered into by the Underwriter(s) in similar transactions. In connection with such offering, the Company shall take all such actions as the Holders of a majority of number of shares of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including making executive officers of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities).

(c) Form S-3. If the Company meets the eligibility requirements for use of Form S-3, the Company shall use best efforts to maintain its qualification for registration on Form S-3 for secondary sales. For so long as the Company meets the eligibility requirements for use of Form S-3, the Initiating Holder shall have the right to collectively request three (3) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):

(i) In any particular jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(ii) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of more than $5,000,000;

(iii) If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities pursuant to this Section 2(c) (an “S-3 Registration”) should not be made or continued because of a Valid Business Reason, the Company may (x) postpone filing a registration statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (y) in case a registration statement has been filed relating to a S-3 Registration, if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus, any preliminary prospectus or free writing prospectus and any amendment thereof or supplement thereto included in the registration statement could result in a Violation (as defined below), the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement (so long as the Holders shall have the rights set forth in this Section 2(c) within sixty (60) days of any such event). The Company shall give written notice of its determination to postpone or withdraw a registration statement (provided that the Company shall not disclose any information that could be deemed material non-public information to any holder of Registrable Securities that are included in a registration statement that is subject to such postponement or withdrawal) and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason under this Agreement more than once in any twelve (12) month period; or

(iv) If the Registrable Securities are already covered by an effective registration statement under the Securities Act.

The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 2(a)(ii) above shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect the registration as soon as practicable, and in any event within sixty (60) days of the Initiating Holder’s request, of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners, members or stockholders, the registration shall provide for the resale by such partners, if requested by such Holder.

(d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company. The Company shall not, however, be required to pay for expenses relating to underwriting discounts and commissions for Registrable Securities sold by a Holder pursuant to an effective registration statement.

(e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(i) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act, which form shall be selected by the Company (provided, that if the Company meets the eligibility requirements for use of Form S-3, such form shall be a Form S-3, and provided further, that, if the Company is then a Well-Known Seasoned Issuer and the Initiating Holder intends to offer the covered Registrable Securities on a delayed or continuous basis, such form shall be an Automatic Shelf Registration Statement) and shall comply as to form in all material respects with the requirements and distribution methods of the applicable form and, if applicable, Rule 415 under the Securities Act and include all financial statements required by the Commission to be filed therewith; and use its best reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2(e)(iii) hereof;

(ii) prepare and file with the Commission such amendments and post-effective amendments to each registration statement as may be necessary to keep such registration statement effective for the applicable period in accordance with Section 2(e)(iii) hereof;

(iii) keep such registration effective for a period of one hundred twenty (120) days or until the Holders (or in the case of a distribution to the partners of such Holder, such partners) have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (1) the one hundred twenty (120) day period shall be extended for a period of time equal to the period during which the Holders or partners, as applicable, are prohibited from selling any securities included in such registration due to any suspension of effectiveness provided for in accordance with the provisions in Sections 2(a)(i)(2)(F) or 2(c)(iii) hereof; and (2) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, or until the Holders of all the unsold Registrable Securities may sell or transfer such Registrable Securities pursuant to Rule

144 under the Securities Act (or any other similar provision then in force) without any volume, manner of sale or current public information restrictions thereunder, so long as, at the time of determination, such Holders (x) are not affiliates of the Company and (y) collectively own less than one percent (1%) of the outstanding Common Stock on a fully diluted basis;

(iv) prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement, copies of such registration statement as proposed to be filed, and thereafter furnish to each such Holder and underwriter, if any, such number of copies of such registration statement, and each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(v) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus, any preliminary prospectus or free writing prospectus and any amendment thereof or supplement thereto included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vi) use its best efforts to obtain the withdrawal at the earliest possible time of any stop order suspending the effectiveness of the applicable registration statement and the elimination of any other impediment to the continued effectiveness of such registration statement;

(vii) subject to Section 2(a)(i)(2)(A) and Section 2(c)(i), use its best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a registration statement shall reasonably request in writing by the time the applicable registration statement is declared effective by the Commission and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder;

(viii) use reasonable efforts to cause the Registrable Securities covered by such registration to be listed on the New York Stock Exchange, or if the Common Stock is not then listed on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is then listed, or if the Common Stock is not then listed on a national securities exchange, authorized for quotation on any automated quotation system on which the Common Stock is then quoted;

(ix) obtain a CUSIP number for all Registrable Securities, as the case may be, not later than the effective date of a registration statement; and

(x) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

(f) Indemnification.

(i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, each Person controlling each of the Holders and each of their respective successors and assigns, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, preliminary prospectus, free writing prospectus and any amendment thereof or supplement thereto, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance (collectively a “Violation”), and will reimburse each of the Holders, each of its officers, directors and partners, and each Person controlling each of the Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders and stated to be specifically for use therein.

(ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, preliminary prospectus, free writing prospectus and any amendment thereof or supplement thereto, offering circular or other document made by such Holder, any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, preliminary prospectus, free writing prospectus and any amendment thereof or supplement thereto, offering circular or other document, or such violation is made, in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

(iii) Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in this Agreement shall be controlling.

(g) Information by the Holders.

(i) Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

(ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners, members, stockholders or other permitted transferees, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners, members, stockholders or other permitted transferees as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided.

(h) Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”);

(ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(iii) so long as a Holder owns any Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

(i) Termination. The registration rights set forth in this Section 2 shall not be available to any Holder if all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144, or until all such Holder’s unsold Registrable Securities may be sold or transferred by such Holder pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume, manner of sale or current public information restrictions thereunder, so long as, at the time of determination, such Holder (x) is not an affiliate of the Company and (y) owns less than one percent (1%) of the outstanding Common Stock on a fully diluted basis.

(j) Seniority. The Company shall not, without first obtaining the written consent of the Holders who hold a majority of the then outstanding Registrable Securities, assuming conversion of all then outstanding Preferred Stock into Common Stock, grant future Registration rights on terms more favorable than the Registration rights granted pursuant to this Agreement.

SECTION 3. MISCELLANEOUS

(a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(d) Notices.

(i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(1) if to the Company, to 701 Cedar Lake Blvd., Oklahoma City, Oklahoma, 73114, Attention: Mark A. Fischer (facsimile: (405) 478-2906), or at such other address as it may have furnished in writing to the Holders, with a copy to McAfee & Taft A Professional Corporation, 10th Floor, Two Leadership Square, Oklahoma City, Oklahoma 73102, Attention: David J. Ketelsleger (facsimile: (405) 235-0439).

(2) if to the Holders, to Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201, Attn: Chief Legal Officer (facsimile: 847-869-2064), or at such other address or facsimile number as may have been furnished the Company in writing, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-8111), Attention: Bruce C. Herzog, Esq. and David K. Boston, Esq.

(ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(e) Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(f) Successors and Assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. The Investor may not assign all or any portion of its rights and obligations hereunder to any Person purchasing any of the Shares from the Investor except as provided in Section 2(a) of this Agreement. The rights and obligations of the Company hereunder shall not be assignable at any time or to any other Person without the prior written consent of the Investor.

(g) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities, assuming conversion of all then outstanding Preferred Stock into Common Stock. Any amendment or waiver effected in accordance with this Section 3(g) shall be binding upon each Holder and the Company.

(h) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(i) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

(j) Effective Date. This Agreement shall be effective from and after the consummation of the Edge Merger Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

MAGNETAR FINANCIAL LLC
(on behalf of one or more of its Affiliates)

By:
Name:
Title:

Exhibit C

FORM OF CERTIFICATE OF DESIGNATION FOR THE SERIES A PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS OF

5.75% SERIES A CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK

OF CHAPARRAL ENERGY, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Chaparral Energy, Inc., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article FOURTH of its Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Company [in a meeting held] [by resolution adopted by unanimous written consent, pursuant to Section 141(f) of the DGCL,] on [                    ], duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of the Company’s preferred stock, par value $0.01 per share, with a liquidation preference of $50 per share, plus an amount equal to the sum of all accumulated and unpaid dividends, subject to adjustment as provided in Section 15(ii) hereof, which shall be designated as 5.75% Series A Cumulative Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) consisting of 2,875,000 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

Section 1. Ranking. The Series A Preferred Stock will rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company: (i) senior to all Junior Stock, (ii) on parity with all Parity Stock and (iii) junior to all Debt Obligations and Senior Stock. The Company’s ability to issue Capital Stock that ranks senior to its Series A Preferred Stock shall be subject to the provisions of Section 4 hereof.

Section 2. Dividends.

(i) Each holder of shares of the outstanding Series A Preferred Stock (together, the “Holders”) shall be entitled, when, as and if declared by the Board of Directors out of assets of the Company legally available therefor, to receive cumulative dividends at the rate per annum of 5.75% per share on the liquidation preference thereof of $50 per share of Series A Preferred Stock subject to adjustment as provided in Section 15(ii) hereof (such liquidation preference, as adjusted from time to time, the “Liquidation Preference”), payable in cash, payable quarterly in arrears (such rate, the “Dividend Rate”). Dividends payable for each full dividend period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date commencing on the Dividend Payment Date next following the Effective Time of the Merger (the “First Dividend Payment Date”) for the quarterly period ending immediately prior to such Dividend Payment Date, to the holders of record of Series A Preferred Stock at the close of business on the Dividend Record Date applicable to such Dividend Payment Date. Such dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Last Edge Payment Date (as defined below) (whether or not in any dividend period or periods there shall be assets of the Company legally available for the payment of such dividends in whole or in part). The initial dividend on the Series A Preferred Stock, for the quarterly period commencing on the day after the quarterly period ending immediately prior to the Last Edge Payment Date and ending immediately prior to the First Dividend Payment Date, shall be $0.71875 per share and shall be payable, when, as and if declared, on the First Dividend Payment Date. Each subsequent quarterly dividend on the Series A Preferred Stock, when, as and if declared, shall be $0.71875 per share. Dividends payable for any partial dividend period shall be computed on the basis of days elapsed over a 360 day year consisting of twelve 30 day months. The most recent date as to which dividends shall have been paid on the 5.75% Series A Cumulative Convertible Perpetual Preferred Stock of Edge Petroleum Corporation, a Delaware corporation (“Edge”), is referred to herein as (the “Last Edge Payment Date”).

(ii) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum of money or number of shares of Common Stock have been set apart for the payment of such dividend, upon all outstanding shares of Series A Preferred Stock.

(iii) The Company is only obligated to pay a dividend on the Series A Preferred Stock if the Board of Directors declares the dividend payable and the Company has assets that legally can be used to the pay the dividend.

(iv) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock), rights issued under “poison pill” rights plans to purchase Junior Stock and cash paid in lieu of fractional shares in accordance with Section 13 hereof) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accumulated and unpaid dividends shall have been or contemporaneously are declared and paid, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series A Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other.

(v) Holders shall not be entitled to any dividends on the Series A Preferred Stock in excess of full cumulative dividends calculated pursuant to this Section 2. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

(vi) With respect to dividends that have been declared for payment, a Holder at the close of business on a Dividend Record Date will be entitled to receive the dividend payment on its Series A Preferred Stock on the next succeeding Dividend Payment Date notwithstanding the Company’s default in payment of the dividend due on that Dividend Payment Date.

(vii) Dividends in arrears on the Series A Preferred Stock in respect of a dividend period not declared for payment (“Delayed Dividends”) may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Company on a record date selected by the Board of Directors, which shall (a) not precede the date the Board of Directors declares the dividend payable and (b) not be more than 60 days prior to the date the dividend is paid.

(viii) Holders will not have any right to receive dividends that may be declared on the Common Stock. The right to receive dividends declared on the Common Stock will be realized only after conversion of a Holder’s shares of Series A Preferred Stock into shares of Common Stock.

Section 3. Liquidation Preference.

(i) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company, each Holder shall be entitled to receive and to be paid out of the assets of the Company available for distribution to stockholders of the Company, before any payment or distribution of assets is made to holders of the Common Stock or any other Junior Stock but after any payment or distribution in respect of Debt Obligations or Senior Stock, the Liquidation Preference, plus accumulated and unpaid dividends (whether or not declared) thereon to the date fixed for liquidation, winding up or dissolution.

(ii) Neither the sale, conveyance or other transfer of all or substantially all of the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 3.

(iii) In the event the assets of the Company available for distribution to Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 3(i) and amounts to which holders of Parity Stock are entitled, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock and holders of Parity Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accumulated and unpaid dividends to which each series is entitled.

(iv) After the payment to the Holders of full preferential amounts provided for in Sections 3(i) and 3(iii) hereof, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

Section 4. Voting Rights.

(i) Holders shall have no voting rights, except as set forth in this Section 4 or as expressly required by Delaware law from time to time.

(ii) If and whenever (a) six full quarterly dividends, whether or not consecutive, payable on the Series A Preferred Stock, are not paid or (b) the Company fails to pay the purchase price on the Fundamental Change Purchase Date for shares of Series A Preferred Stock following a Fundamental Change, then, in each case, the number of directors constituting the Board of Directors will be increased by two and the holders of the Series A Preferred Stock, voting as a single class with any other class or series of preferred stock having similar voting rights that are exercisable, shall have a right to elect those additional directors to the Board of Directors until all accumulated and unpaid dividends on the Series A Preferred Stock have been paid in full or until the purchase price for shares of Series A Preferred Stock following a Fundamental Change has been paid in full, as the case may be. The directors so elected shall not be divided into the classes of the Board of Directors, but shall serve for annual terms. To exercise this right, any Holder may by written notice request that the Board of Directors call a special meeting of the holders of the Company’s preferred stock for the purpose of electing the additional directors and, if such non-payment of dividends is continuing, the Board of Directors shall call such meeting within 60 days after such written request. The terms of the directors so elected will continue until such time as all accumulated and unpaid dividends on the Series A Preferred Stock have been paid in full or until the purchase price for shares of Series A Preferred Stock following a Fundamental Change has been paid in full, as the case may be, and at such time, the number of directors will, without further action, be reduced by two.

(iii) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock will be required to approve (a) any amendment of the Certificate of Incorporation, by merger or otherwise, if the amendment would alter or change the powers, preferences, privileges or rights of the Series A Preferred Stock so as to affect the Holders adversely, (b) the issuance, authorization or increase in the authorized amount of, or the issuance or authorization of any obligation or security convertible into or evidencing a right to purchase any class or series of Senior Stock or (c) any reclassification of any authorized stock of the Company into any class or series of, or any obligation or security convertible into or evidencing a right to purchase, any Senior Stock; provided that no such vote shall be required for the Company to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Parity Stock or Junior Stock.

(iv) In all cases where the Holders are entitled to vote, each share of Series A Preferred Stock shall be entitled to one vote. When the Holders are entitled to vote as a class with holders of any other class or series of preferred stock having similar voting rights that are exercisable, each class or series shall have the number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Holders shall generally not have any vote in a merger or consolidation, including in any such transactions in which the Series A Preferred Stock is converted into the right to receive cash or securities; provided, however, that as described in Section 4(iii)(a), Holders shall be entitled to vote in mergers and consolidations that amend the powers, preferences, privileges or rights of the Holders so as to adversely affect them.

Section 5. Forced Conversion; Limited Optional Redemption.

(i) On or after January 20, 2010, the Company may at any time, by providing not less than 15 nor more than 45 days’ notice, cause the Series A Preferred Stock to be automatically converted at the applicable Conversion Rate (a “Forced Conversion”); provided that the Company may exercise this right only if the Closing Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the date the Company gives notice of its election to call a Forced Conversion (by press release as described in Section 5(ii) hereof), equals or exceeds 130% of the Conversion Price on each such Trading Day.

(ii) To exercise its right to call a Forced Conversion, the Company must issue a press release prior to the close of business on the first Trading Day following any date on which the conditions described in Section 5(i) hereof are met, announcing such election to call a Forced Conversion. The Company will also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders (not more than seven Business Days after the date of the press release) of the election to call a Forced Conversion. The forced conversion date will be a date selected by the Company (the “Forced Conversion Date”) and will be no more than 45 days or less than 15 days after the date on which the Company issues the press release described in this Section 5(ii).

(iii) In addition to any information required by applicable law or regulation, the press release and notice of a Forced Conversion described in this Section 5 shall state, as appropriate:

(a) the Forced Conversion Date;

(b) the Conversion Rate and whether the conversion obligation will be satisfied in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and

(c) that dividends on the Series A Preferred Stock to be converted will cease to accumulate on the Forced Conversion Date.

The provisions under Section 9 hereof shall apply as if the Forced Conversion Date were the date on which the Company received notice of conversion; provided that the provisions related to conversion retraction described in Section 9(ii)(b) shall not apply.

(iv) On and after the Forced Conversion Date, dividends shall cease to accumulate on the Series A Preferred Stock to be converted, all rights of Holders of such Series A Preferred Stock shall terminate and all outstanding shares of Series A Preferred Stock shall automatically convert at the applicable Conversion Rate. The dividend payment with respect to the Series A Preferred Stock for which a Forced Conversion Date occurs during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date. Except as provided in the immediately preceding sentence, with respect to a Forced Conversion, no payment or adjustment will be made upon conversion of Series A Preferred Stock for accumulated and unpaid dividends or for dividends with respect to the Common Stock issued upon such conversion.

(v) The Company may not authorize, issue a press release announcing or give notice of any Forced Conversion pursuant to Section 5(i) hereof unless, prior to giving the forced conversion notice, all accumulated and unpaid dividends on the Series A Preferred Stock for periods ended prior to the date of such press release or notice shall have been paid.

(vi) In addition to the Company’s right to call a Forced Conversion as described in Section 5(i) hereof, if fewer than 15% of the shares of Series A Preferred Stock issued by the Company on the Issue Date (plus 15% of any additional shares issued by the Company pursuant to the underwriters’ over-allotment option with respect to such issuance) are outstanding, the Company shall have the right, at any time on or after January 20, 2010, at its option in accordance with this clause (vi), to redeem for cash all such outstanding shares of Series A Preferred Stock, to the extent of lawfully available funds therefor, at a redemption price per share of Series A Preferred Stock equal to the Liquidation Preference plus an amount equal to accumulated and unpaid dividends to, but excluding, the Redemption Date, for each share of Series A Preferred Stock. If the Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, (a) the Company shall pay the full amount of accumulated and unpaid dividends payable on such Dividend Payment Date only to the holder of record at the close of business on the corresponding Dividend Record Date and (b) the purchase price payable on the Redemption Date shall include only the Liquidation Preference, but shall not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date. The provisions of Section 5(iv) and Section 5(v) shall apply to any such redemption as if the Redemption Date were the Forced Conversion Date. To exercise the redemption right for the Series A Preferred Stock as set forth in this Section 5(vi), the Company shall issue a notice by press release setting forth a redemption date (the “Redemption Date”) for the Series A Preferred Stock, which shall be at least 15 days but no more than 45 days after the date of such notice, followed by a notice by mail or by publication (with subsequent prompt notice by mail) to Holders not more than seven Business Days after the date of such press release notice; provided that the Company may not issue a redemption notice or press release, or otherwise exercise its redemption right set forth in this Section 5(vi), if at such time 15% or more of the shares of Series A Preferred Stock issued by the Company on the Issue Date (plus 15% of any additional shares issued by the Company pursuant to the underwriters’ over-allotment option with respect to such issuance) are outstanding or the Company shall not have paid all accumulated and unpaid dividends on the Series A Preferred Stock for all dividend periods ended prior to the date of such press release or notice. On and after the Redemption Date, all rights of Holders will terminate except for the right to receive the redemption price for the shares of Series A Preferred Stock redeemed. For the avoidance of doubt, the designation of a Redemption Date by the Company pursuant to this Section 5(vi) shall not terminate any conversion right with respect to the Series A Preferred Stock as set forth in Section 6 below.

Section 6. Conversion at the Option of the Holder.

(i) Subject to the Company’s right to call a Forced Conversion as described in Section 5(i) hereof, each share of Series A Preferred Stock will be convertible at any time at the option of the Holder thereof into approximately 0.7581 shares of Common Stock based on an initial conversion price of $65.95 per share (as such conversion price may be adjusted, the “Conversion Price”) subject to adjustment as set forth in Section 7 hereof. Upon conversion, the Company shall have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock, as set forth in Section 9 hereof. The conversion rate per share of Series A Preferred Stock at any time (as such conversion rate may be adjusted, the

“Conversion Rate”) is equal to $50 divided by the Conversion Price at such time rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655). Upon any conversion at a Holder’s option, the Holder shall not receive any cash payment representing accumulated and unpaid dividends on the Series A Preferred Stock, whether or not in arrears, except as set forth in Section 6(ii) hereof.

(ii) Holders of shares of Series A Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payment, if declared and paid, on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Dividend Record Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by a payment in cash of an amount equal to the dividend payable on such shares of Series A Preferred Stock on that Dividend Payment Date (a) unless the Company has specified a Forced Conversion Date during such period and conversion occurs at any time after the Company has issued the press release announcing such Forced Conversion, (b) unless the Company has specified a Fundamental Change Purchase Date during such period or (c) except to the extent of any accumulated and unpaid dividends (for dividend periods other than the current dividend payment period). A Holder on a Dividend Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Company if declared and paid on the Series A Preferred Stock on that date, and the converting holder shall not be required to include payment in the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion.

(iii) Subject to Section 15(i) hereof, the conversion right of a Holder shall be exercised by the Holder of shares of Series A Preferred Stock represented by physical certificates other than the Global Preferred Stock by the surrender to the Company of the certificates representing shares of Series A Preferred Stock to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice to the Company in the form of Exhibit A that the Holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates representing shares of Common Stock are to be issued and (if so required by the Company or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or its duly appointed Transfer Agent duly executed by the Holder or its duly authorized legal representative and, if required, by payment of funds equal to dividends payable on the next Dividend Payment Date to which such Holder is not entitled and by transfer tax stamps or funds therefor, if required pursuant to Section 15(vii) hereof. Such conversion notice is irrevocable, unless the Company elects to settle all or a portion of the Conversion Value in cash, in which event such conversion notice may be retracted during the Conversion Retraction Period. If a Holder’s shares of Series A Preferred

Stock are represented by Global Preferred Stock, such Holder must comply with the Depositary’s procedures for converting a beneficial interest in such Global Preferred Stock and, if required, pay funds equal to dividends payable on the next Dividend Payment Date to which such Holder is not entitled and, if required by Section 15(vii) hereof, pay all taxes or duties, if any. The date on which a Holder satisfies the foregoing requirements for conversion is referred to herein as the “Conversion Date.” If the Company elects to satisfy its conversion obligation only in shares of Common Stock, it will deliver the shares of Common Stock due upon conversion, together with any cash in lieu of fractional shares in accordance with Section 13 hereof, no later than the third Business Day following the Conversion Date, except as set forth in Section 8(iii) and Section 8(iv) hereof. If the Company elects to satisfy any portion of its conversion obligation in cash, it will deliver the shares of Common Stock (if any) and cash due upon conversion on the third Business Day following the last Trading Day of the related Cash Settlement Averaging Period. Immediately prior to the close of business on the Conversion Date, each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s Series A Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. On the Conversion Date all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of Holders thereof to: (a) receive certificates representing the number of whole shares of Common Stock into which such shares of Series A Preferred Stock have been converted and cash, in lieu of any fractional shares, in accordance with Section 13 hereof; (b) receive Additional Shares, cash or Reference Property, as applicable, payable upon a Fundamental Change, in accordance with Section 8(iv); and (c) exercise the rights to which they are entitled as holders of Common Stock.

Section 7. Anti-Dilution Adjustments.

(i) Anti-Dilution Adjustments. The Conversion Price shall be subject to the following adjustments from time to time:

(a) Stock Dividends. In case the Company shall pay or make a dividend or other distribution to all holders of Common Stock in shares of Common Stock, the Conversion Price, as in effect at the opening of business on the Business Day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the Business Day following the date fixed for such determination.

(b) Stock Purchase Rights. In case the Company shall issue to all holders of its Common Stock rights, options or warrants, entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such rights, options or warrants at a price per share of common stock (or having a conversion price per share) less than the Market Value as of the date fixed for the determination of stockholders of the Company entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the Business Day following the date fixed for such determination shall be decreased by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options or warrants (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such decrease to become effective immediately after the opening of business on the Business Day following the date fixed for such determination; provided, however, that no such adjustment of Conversion Price shall be made if the Holders would be entitled to receive such rights, options or warrants without conversion and based on the applicable Conversion Rate; provided further, however, that if any of the foregoing rights, options or warrants is only exercisable upon the occurrence of a Triggering Event, then the Conversion Price will not be adjusted until such Triggering Event occurs.

(c) Stock Splits; Reverse Splits; Reclassifications and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately decreased, and, conversely, in case outstanding shares of Common Stock shall each be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day following the day upon which such combination or reclassification becomes effective shall be proportionately increased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(d) Cash Distributions. In case the Company shall, by dividend or otherwise, make distributions to all holders of its Common Stock exclusively in cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, or any distribution consisting of cash in part which is provided for in Section 7(i)(f) hereof) immediately after the close of business on such date for determination, the Conversion Price shall be adjusted by dividing the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders of the Company entitled to receive such distribution by a fraction, (A) the numerator of which shall be equal to the Market Value of a share of Common Stock as of the date fixed for such determination and (B) the denominator of which shall be equal to the Market Value of a share of Common Stock as of the date fixed for such determination less the per share amount of the dividend or distribution.

(e) Common Stock Repurchase Premiums. In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of the Common Stock that exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the Business Day after the last day (such day, the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be decreased by multiplying the Conversion Price immediately prior to the close of business on the Expiration Time by a fraction (1) the numerator of which shall be equal to (x) the product of (I) the Market Value as of the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any Purchased Shares (as defined below)) on the Expiration Time less (y) the amount of cash plus the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below)), and (2) the denominator of which shall be equal to the product of (x) the Market Value as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any Purchased Shares (as defined below)) on the Expiration Time less the number of all shares validly tendered, not withdrawn and accepted for payment on the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the “Purchased Shares”).

(f) Debt, Asset or Security Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distributions referred to in Section 7(i)(a), 7(i)(b), 7(i)(c), 7(i)(d) or 7(ii)), the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Market Value of a share of Common Stock as of the date fixed for such determination less the then Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value of a share of Common Stock as of the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the Business Day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution.

(ii) Right and Warrants. If the Company distributes rights or warrants (other than those referred to above in Section 7(i)(b) hereof) pro rata to the holders of Common Stock, so long as such rights or warrants have not expired or been redeemed by the Company, the Holder of any shares of Series A Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the “Conversion Shares”), a number of rights or warrants to be determined as follows:

(a) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants; and

(b) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Series A Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such Series A Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

The Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

(iii) De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 7 shall be made to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1.0%) of such Conversion Price; provided, however, that notwithstanding the foregoing, all such carried forward adjustments shall be made at the time the Company shall have designated a Forced Conversion Date or upon giving a Fundamental Change Notice, and at the time of conversion of Series A Preferred Stock. No adjustment under this Section 7 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock. All adjustments to the Conversion Price shall be calculated to the nearest 1/100th of a share of Common Stock (or if there is not a nearest 1/100th of a share to the next lower  1/100th of a share).

(iv) Tax-Related Adjustments. The Company may make such decreases in the Conversion Price, in addition to those required by this Section 7, as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

(v) Stockholder Rights Plans. Upon conversion of the Series A Preferred Stock, the Holders shall receive, in addition to the shares of Common Stock and any cash for fractional shares in accordance with Section 13 hereof, if any, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to a stockholder rights plan will not result in an adjustment to the Conversion Price pursuant to Section 7(i)(b), 7(i)(f) or 7(ii) provided that the Company has provided for the Holders to receive such rights upon conversion.

(vi) Notice of Adjustment. Whenever the Conversion Price is adjusted in accordance with this Section 7, the Company shall (a) compute the Conversion Price in accordance with this Section 7 and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (b) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 7 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

(vii) Reversal of Adjustment. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(viii) Exceptions to Adjustment. The applicable Conversion Price shall not be adjusted:

(a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(b) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date (including any shares of Series A Preferred Stock issued upon the exercise of any underwriter over-allotment option);

(d) for a change in the par value or no par value of Common Stock; or

(e) for accumulated and unpaid dividends.

Section 8. Fundamental Change.

(i) Within ten Trading Days after the Effective Date of a Fundamental Change (or, in the case of a Fundamental Change described in clause (b) of the definition of such term, within ten Trading Days prior to the anticipated Effective Date of such Fundamental Change) (the “Fundamental Change Notice Date”), the Company shall give notice of such Fundamental Change in accordance with Section 11(ii) hereof to each record holder of Series A Preferred Stock (the “Fundamental Change Notice”). Such Fundamental Change Notice shall state:

(a) the events causing the Fundamental Change;

(b) the Effective Date or anticipated Effective Date of such Fundamental Change;

(c) the purchase price and whether that price will be paid in cash, shares of Common Stock, or a combination of cash and shares of Common Stock;

(d) the name and address of the Transfer Agent; and

(e) if applicable, the expected determination of the number of Additional Shares to be added to the Conversion Rate as set forth pursuant to Section 8(iv) below.

Simultaneously with the Fundamental Change Notice, the Company shall issue a press release and publish a notice containing the foregoing information in a newspaper of general circulation in The City of New York or publish the information on its website or through such other public medium as the Company may use at that time and deliver a copy of such notice to the Transfer Agent.

(ii) Upon the conversion of Series A Preferred Stock in connection with a Fundamental Change, a Holder will be entitled to receive a cash payment for all accumulated and unpaid dividends. If the Effective Date is a date that is prior to the close of business on any Dividend Record Date, however, the Holder will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date. If the Effective Date is a date that is after the close of business on any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends, including accumulated and unpaid dividends, whether or not in arrears, with respect to the Series A Preferred Stock converted on such date, will be payable on such Dividend Payment Date to the record Holder of such shares on such Dividend Record Date.

(iii) Purchase or Exchange Upon a Fundamental Change.

(a) Upon the occurrence of a Fundamental Change, Holders shall have the right, subject to the terms and conditions of this Certificate of Designations (including, without limitation, the availability of legally available funds to the Company), to require the Company to repurchase all of, or any portion of, such Holders’ shares of Series A Preferred Stock. The Company shall purchase such Series A Preferred Stock at a price equal to 100% of the Liquidation Preference plus any accumulated and unpaid dividends, to, but excluding, the date that is not less than 30 nor more than 60 days after the Company mails notice of the occurrence of such Fundamental Change (the “Fundamental Change Purchase Date”). If the Fundamental Change Purchase Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, (1) the Company shall pay the full amount of accumulated and unpaid dividends payable on such Dividend Payment Date only to the holder of record at the close of business on the corresponding Dividend Record Date and (2) the purchase price payable on the Fundamental Change Purchase Date shall include only the Liquidation Preference, but shall not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.

(b) The Company may, subject to legally available funds, elect to pay the purchase price in cash, shares of Common Stock, or a combination of cash and Common Stock. If the Company elects to pay all or a portion of the purchase price in shares of Common Stock, such shares of Common Stock shall be valued at a discount of 5% below the average of the daily Volume-Weighted Average Price per share for the ten consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change Purchase Date; provided, however, that the Company shall not pay the purchase price in shares of Common Stock or a combination of shares of Common Stock and cash unless (1) the Company shall have given a timely Fundamental Change Notice including its intention to pay the purchase price or a specified percentage of the purchase price with shares of Common Stock and (2) such shares of Common Stock are registered under the Securities Act and the Exchange Act, in each case, if required.

(c) To exercise the right to require the Company to repurchase shares of Series A Preferred Stock as set forth under 9(ii)(a) herein, Holders must deliver a written notice (the “Fundamental Change Purchase Notice”) to the Transfer Agent prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

(1) if certificated shares of Series A Preferred Stock have been issued, the Series A Preferred Stock certificate numbers, or if not, such information as may be required under the Depositary’s applicable procedures;

(2) the number of shares of Series A Preferred Stock to be purchased; and

(3) that the Company is to purchase such Series A Preferred Stock pursuant to the applicable provisions of the Series A Preferred Stock and this Certificate of Designations.

(d) Holders may withdraw any Fundamental Change Purchase Notice by a written notice of withdrawal delivered to the Transfer Agent prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date. The notice of withdrawal must state:

(1) the number of the withdrawn shares of Series A Preferred Stock;

(2) if certificated shares of Series A Preferred Stock have been issued, the Series A Preferred Stock certificate numbers, or if not, such information as may be required under the Depositary’s applicable procedures; and

(3) the number, if any, of shares of Series A Preferred Stock that remain subject to the Fundamental Change Purchase Notice.

(e) Holders must either effect book-entry transfer or deliver the Series A Preferred Stock to be purchased, together with necessary endorsements, to the office of the Transfer Agent after delivery of the Fundamental Change Purchase Notice to receive payment of the fundamental change purchase price. Holders shall receive payment in cash or shares of Common Stock, as applicable, on the later of the Fundamental Change Purchase Date or the time of book-entry transfer or the delivery of the Series A Preferred Stock. If the Transfer Agent holds cash or securities sufficient to pay the fundamental change purchase price of the Series A Preferred Stock on the

Business Day following the Fundamental Change Purchase Date, then, immediately after the Fundamental Change Purchase Date, whether or not book-entry transfer of the Series A Preferred Stock is made or whether or not the Series A Preferred Stock is delivered to the Transfer Agent or the Depositary: 1) the shares of Series A Preferred Stock shall cease to be outstanding; 2) dividends shall cease to accrue; and 3) all other rights of such Holders shall terminate.

(f) Notwithstanding the foregoing, the Company shall not be required to purchase shares of Series A Preferred Stock upon the occurrence of a Fundamental Change if (1) a third party agrees to purchase the shares of Series A Preferred Stock upon the occurrence of a Fundamental Change in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations applicable to a purchase of shares of Series A Preferred Stock upon the occurrence of a Fundamental Change and (2) the third party purchases the shares of Series A Preferred Stock on such basis.

(iv) Adjustment to the Conversion Rate Upon a Fundamental Change.

(a) If a Holder converts its Series A Preferred Stock at any time beginning on the Fundamental Change Notice Date after a notice is given to Holders regarding a Fundamental Change described in clause (b) of the definition of that term, and ending at the close of business on the 30th Trading Day immediately following the Effective Date of such Fundamental Change, the Company will increase the applicable Conversion Rate by a number of additional shares (the “Additional Shares”) for such Series A Preferred Stock as described in Section 8(iv)(b) hereof; provided that (a) such increase in the Conversion Rate shall not take place if such Fundamental Change is not consummated and (b) the Company shall issue shares of Common Stock at the Conversion Rate (without such increase) on or prior to the fifth Business Day following the Conversion Date and the Additional Shares described in Section 8(iv)(b) hereof will be issued after the later to occur of (i) the fifth Business Day following the Effective Date of such Fundamental Change and (ii) the fifth Business Day following the relevant Conversion Date. On and after the Effective Date, Holders entitled to receive Additional Shares pursuant to this Section 8(iv)(a) shall, as set forth under Section 10 below, receive Reference Property based on the number of Additional Shares set forth above.

(b) The number of Additional Shares will be determined by reference to the table below, based on the Effective Date and the price of the Common Stock (the “Stock Price”). If the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock consists solely of cash, then the Stock Price will be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price will be the average of the Closing Sale Price per share of the Common Stock for the five consecutive Trading Days immediately preceding the Effective Date of such Fundamental Change.

(c) The following table sets forth the number of Additional Shares per share of Series A Preferred Stock to be added to the Conversion Rate in connection with the Fundamental Change referred to in Section 8(iv)(a):

Number of Additional Shares

	Stock Price
Effective Date	$52.77	$59.74	$69.69	$79.65	$89.61	$99.56	$109.52	$119.47	$129.43	$139.39	$149.34	$159.30	$169.26	$179.21	$189.17	$199.12
Jan. 20, 2008	0.1894	0.1689	0.1265	0.0974	0.0766	0.0613	0.0499	0.0412	0.0344	0.0290	0.0246	0.0211	0.0182	0.0158	0.0137	0.0120
Jan. 20, 2009	0.1894	0.1512	0.1062	0.0759	0.0552	0.0408	0.0308	0.0236	0.0185	0.0147	0.0119	0.0098	0.0082	0.0069	0.0059	0.0050
Jan. 20, 2010	0.1894	0.1421	0.0871	0.0436	0.0147	0.0030	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
Thereafter	0.1894	0.1421	0.0871	0.0436	0.0147	0.0030	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The Stock Prices set forth in the table will be adjusted as of any date on which the Conversion Price of the Series A Preferred Stock is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment to the Conversion Price and the denominator of which is the Conversion Price as so adjusted.

(v) The exact Stock Price and Effective Date may not be set forth in the table, in which case:

(1) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the Additional Share amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;

(2) if the Stock Price is in excess of $199.12 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Rate; and

(3) if the Stock Price is less than or equal to $52.77 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Rate.

Section 9. Settlement Upon Conversion.

(i) Pursuant to the procedures set forth in this Section 9, upon a conversion the Company shall have the right to deliver the Conversion Value, in lieu of shares of Common Stock, in cash or a combination of cash and shares of Common Stock, provided that the Company may only elect to deliver cash if its credit facilities in existence at that time permit such payment and assets are legally available to pay such amounts. Unless the Company has elected to call a Forced Conversion, it shall not be required to notify Holders of its method for settling its conversion obligation relating to the Conversion Value until the Series A Preferred Stock is submitted for conversion.

(ii) If the Company receives a conversion notice from a Holder of Series A Preferred Stock, the following procedures shall apply:

(a) During the Settlement Notice Period, the Company shall notify any Holders of Series A Preferred Stock exercising a conversion right, if the Company elects to settle any portion of its conversion obligation in whole or in part in cash. If the Company elects to settle the Conversion Value in a combination of cash and shares of Common Stock, it shall specify the percentage of the Conversion Value relating to the Series A Preferred Stock surrendered for conversion that will be paid in cash. Any portion of the Conversion Value which the Company does not elect to settle in cash shall be settled in shares of Common Stock (except that the Company shall pay cash in lieu of issuing any fractional shares). The Company shall treat all Holders converting on the same Trading Day in the same manner. The Company shall not, however, have any obligation to settle conversion obligations arising on different Trading Days in the same manner. For example, the Company may choose on one Trading Day to settle in shares of Common Stock only and choose on another Trading Day to settle in cash or a combination of shares of Common Stock and cash.

(b) If the Company timely elects to pay cash for any portion of the Conversion Value, Holders may retract the conversion notice at any time during the Conversion Retraction Period; provided that no such retraction may be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares).

(c) Settlement amounts shall be computed as follows:

1) If the Company elects to satisfy a conversion solely in shares of Common Stock (other than with respect to fractional shares), it shall deliver to the Holder, for each share of Series A Preferred Stock, a number of shares of Common Stock equal to the applicable Conversion Rate.

2) If the Company elects to satisfy a conversion solely in cash, it shall deliver to the Holder, for each share of Series A Preferred Stock, cash in an amount equal to the Conversion Value.

3) If the Company elects to satisfy the conversion obligation in a combination of cash and shares of Common Stock, it shall deliver to the Holder, for each share of Series A Preferred Stock:

(i) a cash amount (the “Cash Amount”) (excluding any cash paid for fractional shares) equal to the product of (a) the Conversion Value and (b) the percentage of the conversion obligation to be satisfied in cash; and

(ii) a number of shares of common stock equal to the difference between: (a) the applicable Conversion Rate; minus (b) the number of shares of common stock equal to the quotient of (x) the Cash Amount divided by (y) the arithmetic average of the Volume-Weighted Average Price of the Common Stock on each Trading Day during the Cash Settlement Averaging Period.

Section 10. Recapitalizations, Reclassifications and Changes in the Company’s Stock.

(i) In the event of any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger of the Company (other than with a Subsidiary of the Company) with or into another Person or any merger of another Person with or into the Company (other than, in any of the cases described above, a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or any sale or other disposition to another Person (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company (computed on a consolidated basis) other than in connection with a liquidation or winding up of the Company (any of the foregoing, a “Transaction”), upon conversion of its shares of Series A Preferred Stock on and after the related effective date for such Transaction, a Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock were convertible into immediately prior to such Transaction, after giving effect to any adjustment event (the “Reference Property”). The provisions of this Section 10(i) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. For purposes of this paragraph, the type and amount of Reference Property to which a holder of Common Stock would have been entitled in the case of a reclassification, consolidation, merger, sale or other disposition that causes the Common Stock to be converted into the right to receive more than a single type of consideration, determined based in part upon any form of stockholder election, shall be deemed to be (a) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (b) if no holders of Common Stock make such an election, the types and amount of consideration actually received by such holders.

(ii) This provision does not limit the rights of Holders in the event of a Fundamental Change, including the Company’s obligation to increase the Conversion Rate by the additional number of shares in connection with a conversion or the Company’s right to elect to adjust the conversion obligation pursuant to Section 9 hereof.

Section 11. Notices.

(i) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders by issuing a press release, rather than directly to holders, the Company shall do so in a public medium that is customary for such press release; provided, however, that in such cases, publication of a press release through the Dow Jones News Service shall be considered sufficient to comply with such notice obligation.

(ii) When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders without specifying the method of giving such notice, the Company may do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date or by publication, as provided in Section 11(iii) hereof.

(iii) When the Company is required, pursuant to this Certificate of Designations, to give notice by publication, the Company shall do so by publishing a notice in the national edition of The Wall Street Journal, The New York Times or a newspaper of national circulation chosen in good faith by the Company.

(iv) When the Company is required to give notice herein to any Holder within a specified number of Trading Days prior to a specified event, the Company will identify such Trading Days in good faith based on its reasonable expectations for the application of the definition of “Trading Days” set forth herein. Any notice issued in reliance on such identification will satisfy the Company’s obligation with respect to the timing of such notice, notwithstanding any subsequent events that may cause such days to fail to be Trading Days.

Section 12. Form.

(i) The shares of Series A Preferred Stock shall be issued in the form of one or more permanent global shares (each, a share of “Global Preferred Stock”) in definitive, fully registered form with the global legend (the “Global Stock Legend”) as set forth on the form of Series A Preferred Stock Certificate attached hereto as Exhibit B, which is hereby incorporated in and expressly made a part of the terms of the Series A Preferred Stock.

(ii) Each share of Global Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The shares of Global Preferred Stock shall be deposited on behalf of the Holders represented thereby with the Transfer Agent as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Transfer Agent as hereinafter provided.

(iii) The aggregate number of shares represented by each share of Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided. This Section 12 shall apply only to a share of Global Preferred Stock deposited with or on behalf of the Depositary. The Company shall execute and the Transfer Agent shall, in accordance with this Section 12, countersign and deliver initially one or more shares of Global Preferred Stock that (a) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (b) shall be delivered by the Transfer Agent to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Transfer Agent as custodian for the Depositary pursuant to an agreement between the Depositary and the Transfer Agent.

(iv) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any share of Global Preferred Stock held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary, or under such share of Global Preferred Stock, and the Depositary may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such share of Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Global Preferred Stock.

(v) Owners of beneficial interests in shares of Global Preferred Stock shall not be entitled to receive physical delivery of certificated shares of Series A Preferred Stock, unless (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the shares of Global Preferred Stock or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case a successor is not appointed within 90 days or (y) the Company in its discretion determines not to have any of the Series A Preferred Stock represented by the shares of Global Preferred Stock. Any Series A Preferred Stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated shares of Series A Preferred Stock issuable for such number of shares and registered in such names as the Depositary shall direct. Subject to the foregoing, the shares of Global Preferred Stock are not exchangeable, except for shares of Global Preferred Stock representing the same aggregate number of shares and registered in the name of the Depositary or its nominee.

(vi)(a) An Officer shall sign the share of Global Preferred Stock for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.

(b) If an Officer whose signature is on a share of Global Preferred Stock no longer holds that office at the time the Transfer Agent countersigns the share of Global Preferred Stock, the share of Global Preferred Stock shall be valid nevertheless.

(c) A share of Global Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such share of Global Preferred Stock. The signature shall be conclusive evidence that such share of Global Preferred Stock has been authenticated under the terms of the Series A Preferred Stock. Each share of Global Preferred Stock shall be dated the date of its authentication.

Section 13. Fractional Shares.

No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued to Holders upon conversion. In lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of shares of the Series A Preferred Stock surrendered by a Holder upon a conversion, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of any payment of a stock dividend or payment in connection with an increased Conversion Rate, the Closing Sale Price on the Trading Day next preceding the issuance of such Common Stock or (b) in the case of Common Stock issuable upon conversion, the Closing Sale Price on the Trading Day next preceding the Conversion Date.

Section 14. Definitions.

(i) “Additional Shares” shall have the meaning ascribed thereto in Section 8(iv) hereof.

(ii) “Agent Members” shall have the meaning ascribed thereto in Section 12(iv) hereof.

(iii) “Board of Directors” means the Board of Directors of the Company and, as used herein, shall include any duly authorized committee of the Board of Directors.

(iv) “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

(v) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

(vi) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(vii) “Cash Settlement Averaging Period” means the 20 Trading Day period beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period.

(viii) “Certificate of Incorporation” shall have the meaning ascribed thereto in the preamble hereof.

(ix) The “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which such Common Stock is traded or, if such Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Closing Sale Price of the Common Stock will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

(x) “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, merger, consolidation or similar transaction in which the Company is a constituent Corporation. Following a Transaction pursuant to which the Series A Preferred Stock is convertible into Reference Property, the “Common Stock” for purposes of this Certificate of Designations shall mean a unit of such Reference Property based on one share of Common Stock immediately prior to such Transaction.

(xi) “Company” shall have the meaning ascribed thereto in the preamble hereof.

(xii) “Conversion Date” shall have the meaning ascribed thereto in Section 6(iii).

(xiii) “Conversion Price” shall have the meaning ascribed thereto in Section 6(i) hereof.

(xiv) “Conversion Rate” shall have the meaning ascribed thereto in Section 6(i) hereof.

(xv) “Conversion Retraction Period” means any time during the two Trading Day period beginning on the Trading Day after the final day of the Settlement Notice Period.

(xvi) “Conversion Shares” shall have the meaning ascribed thereto in Section 7(ii) hereof.

(xvii) “Conversion Value” means an amount equal to the product of the applicable Conversion Rate multiplied by the arithmetic average of the Volume-Weighted Average Price of the Common Stock on each Trading Day during the Cash Settlement Averaging Period.

(xviii) “Debt Obligations” shall mean all of the Company’s existing and future debt obligations or indebtedness of any kind.

(xix) “Delayed Dividends” shall have the meaning ascribed thereto in Section 2(vii) hereof.

(xx) “Depositary” shall mean Depository Trust Company (“DTC”) or its successor depositary.

(xxi) “DGCL” shall have the meaning ascribed thereto in the preamble hereof.

(xxii) “Distribution Date” shall have the meaning ascribed thereto in Section 7(ii)(a) hereof.

(xxiii) “Dividend Payment Date” shall mean January 15, April 15, July 15 and October 15 of each year (or the next succeeding Business Day if such date is not a Business Day), commencing on the First Dividend Payment Date.

(xxiv) “Dividend Rate” shall have the meaning ascribed thereto in Section 2(i) hereof.

(xxv) “Dividend Record Date” shall mean (a) with respect to a dividend payment other than Delayed Dividends, the first calendar day (or the next succeeding Business Day if such day is not a Business Day) of the calendar month in which such Dividend Payment Date falls and (b) with respect to Delayed Dividends, the record date selected pursuant to Section 2(vii) hereof.

(xxvi) “DTC” shall mean the Depository Trust Company or its successor depositary.

(xxvii) “Edge” shall have the meaning ascribed thereto in Section 2(i) hereof.

(xxviii) “Effective Date” shall mean the actual effective date of a Fundamental Change.

(xxix) “Effective Time of the Merger” shall mean the time the parties to the Merger cause the Merger to be consummated by duly filing a certificate of merger with the Secretary of State of the State of Delaware.

(xxx) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(xxxi) “Expiration Time” shall have the meaning ascribed thereto in Section 7(i)(e) hereof.

(xxxii) “Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

(xxxiii) “First Dividend Payment Date” shall have the meaning ascribed thereto in Section 2(i) hereof.

(xxxiv) “Forced Conversion” shall have the meaning ascribed thereto in Section 5(i) hereof.

(xxxv) “Forced Conversion Date” shall have the meaning ascribed thereto in Section 5(ii) hereof.

(xxxvi) “Fundamental Change” means (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that the person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the common equity of the Company representing more than 50% of the voting power of its common equity other than a filing with a disclosure relating to a transaction which complies with the proviso in subsection (b) of this paragraph; (b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Subsidiary of the Company; provided, however, that a transaction where the holders of more than 50% of all classes of the common equity of the Company immediately prior to the transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after the event shall not be a Fundamental Change; (c) the Company is liquidated or dissolved or holders of its Capital Stock approve any plan or proposal for its liquidation or dissolution; or (d) the Common Stock is neither listed on a national securities exchange nor listed nor approved for quotation on an over-the-counter market in the United States; provided, however, that a Fundamental Change shall not be deemed to have occurred in the case of a share exchange, merger or consolidation, or in an exchange offer having the result described in subsection (a) of this paragraph, if 90% or more of the consideration in the aggregate paid for Common Stock (and excluding cash payments for fractional shares and cash payment pursuant to dissenters’ appraisal rights) in the share exchange, merger or consolidation or exchange offer constituting the Fundamental Change consists of shares of common stock of a United States company with full voting rights traded on a national securities exchange (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as “Publicly Traded Securities”).

(xxxvii) “Fundamental Change Notice” shall have the meaning ascribed thereto in Section 8(i) hereof.

(xxxviii) “Fundamental Change Notice Date” shall have the meaning ascribed thereto in Section 8(i) hereof.

(xxxix) “Fundamental Change Purchase Date” shall have the meaning ascribed thereto in Section 8(iii)(a) hereof.

(xl) “Global Preferred Stock” shall have the meaning ascribed thereto in Section 12(i) hereof.

(xli) “Global Stock Legend” shall have the meaning ascribed thereto in Section 12(i) hereof.

(xlii) “Holders” shall have the meaning ascribed thereto in Section 2(i) hereof.

(xliii) “Issue Date” shall mean [            ], the original date of issuance of the Series A Preferred Stock and the date on which the Effective Time of the Merger occurs.

(xliv) “Junior Stock” shall mean the Common Stock and each other class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(xlv) “Liquidation Preference” shall have the meaning ascribed thereto in Section 2(i) hereof.

(xlvi) “Last Edge Payment Date” shall have the meaning ascribed thereto in Section 2(i) hereof.

(xlvii) “Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period on the New York Stock Exchange (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose) preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the New York Stock Exchange or other principal U.S. securities exchange or quotation system on which the Common Stock is listed or quoted at that time, without the right to receive the issuance or distribution.

(xlviii) “Merger” means the merger of Echo with and into Chaparral Exploration, L.L.C., a wholly owned subsidiary of the Company.

(xlix) “Merger Agreement” means the Agreement and Plan of Merger by and among Echo, the Company and Chaparral Exploration, L.L.C., dated as of July 14, 2008.

(l) “Officer” means the Chief Executive Officer, the Chief Financial Officer, the Treasurer, or the General Counsel of the Company.

(li) “Officer’s Certificate” means a certificate signed by two Officers of the Company.

(lii) “Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or Transfer Agent.

(liii) “Parity Stock” shall mean the Series B cumulative convertible preferred stock, par value $0.01 per share, of the Company with voting powers, designations, preferences, rights, and qualifications, limitations or restrictions substantially similar to those set forth in the form of certificate of designations attached as Exhibit 4.2(d) to the Merger Agreement, and any other class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(liv) “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

(lv) “Purchased Shares” shall have the meaning ascribed thereto in Section 7(i)(e) hereof.

(lvi) “Redemption Date” shall have the meaning ascribed thereto in Section 5(vi).

(lvii) “Reference Property” shall have the meaning ascribed thereto in Section 10(i) hereof.

(lviii) “SEC” shall mean the Securities and Exchange Commission.

(lix) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(lx) “Senior Stock” shall mean each class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(lxi) “Series A Preferred Stock” shall have the meaning ascribed thereto in the preamble hereof.

(lxii) “Settlement Notice Period” means any time on or prior to the date that is three Trading Days following the Conversion Date.

(lxiii) “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

(lxiv) “Trading Day” means a day (i) on which the principal exchange or market on which the Common Stock is traded is open for trading and (ii) that is not a Disrupted Trading Day. If there is no exchange or market on which the Common Stock is traded, “Trading Day” means any Business Day. A “Disrupted Trading Day” means a Trading Day on which shares of Common Stock experience any of the following during the one-hour period ending at the conclusion of the regular Trading Day: (a) any suspension of or limitation imposed on the trading of shares of Common Stock on any national or regional securities exchange or association or over-the-counter market; (b) any event (other than an event listed under subsection (c) below) that disrupts or impairs the ability of market participants in general to (i) effect transactions in or obtain market values for shares of Common Stock on any relevant national or regional securities exchange or association or over-the-counter market or (ii) effect transactions in or obtain market values for futures or options contracts relating to shares of Common Stock on any relevant national or regional securities exchange or association or over-the-counter market; or (c) any relevant national or regional securities exchange or association or over-the-counter market on which shares of Common Stock trade closes on any exchange Trading Day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such Trading Day.

(lxv) “Transaction” shall have the meaning ascribed thereto in Section 10(i) hereof.

(lxvi) “Transfer Agent” means [            ] unless and until a successor is selected by the Company, and then such successor; provided that any Transfer Agent may also serve as paying agent or conversion agent, as the case may be.

(lxvii) “Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, option or warrants.

(lxviii) “Volume-Weighted Average Price” means, as to the Common Stock per share on a Trading Day, the volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[            ].N1 <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of the primary exchange or market on which the Common Stock is listed or traded to the scheduled close of such exchange or market on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm retained for such purpose by the Company).

Section 15. Miscellaneous.

(i) Notwithstanding any provision herein to the contrary, in accordance with Sections 4, 5, 6, 7 or 8, the procedures for conversion of shares of Series A Preferred Stock not held in certificated form will be governed by arrangements among the Depositary of the shares of Series A Preferred Stock, its participants and Persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the Depositary from time to time including procedures for the payment of funds equal to dividends payable to which a Holder is not entitled upon conversion and taxes or duties, if any.

(ii) The liquidation preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (and such determination shall be conclusive) and submitted by the Board of Directors to the Transfer Agent.

(iii) For the purposes of Section 7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(iv) If the Company shall take any action affecting the Common Stock, other than any action described in Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Price may (but shall not be required to be) be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

[1]	Chaparral Energy Inc.’s ticker symbol.

(v) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this Section 15(v), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(vi) The Company covenants that any shares of Common Stock issued upon conversion of the Series A Preferred Stock or issued in respect of a stock dividend payment or Additional Shares in connection with an increased Conversion Rate shall be validly issued, fully paid and non-assessable.

(vii) The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of the Series A Preferred Stock pursuant thereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid or is not applicable.

(viii) Except as otherwise provided in Section 5(vi) hereof, the Series A Preferred Stock is not redeemable.

(ix) The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

(x) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(xi) Series A Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Series A Preferred Stock.

(xii) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series A Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

(xiii) Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Certificate of Incorporation.

(xiv) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(xv) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(xvi) Shares of Series A Preferred Stock that (a) have not been issued on or before [            ]2 or (b) have been issued and reacquired in any manner, including shares of Series A Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.

[2]	The date by which Echo Preferred Stock shall have been exchanged for Parent Preferred Stock.

(xvii) If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and bond and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed by             ,              of the Company this      day of                 .

[Signature Page Follows]

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to convert the 5.75% Series A Cumulative Convertible Perpetual Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”), as of the date written below,      shares of 5.75% Series A Cumulative Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”), represented by stock certificate No(s).      (the “Preferred Stock Certificates”) into shares of common stock, par value $0.01 per share (“Common Stock”), of Chaparral Energy, Inc. (the “Company”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Stock, dated [                        ], as such may be amended from time to time (the “Certificate of Designations”). If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Company is not required to issue shares of Common Stock, cash and/or a combination of shares and cash (and/or check in respect of the cash amount), at the Company’s option until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier as promptly as practicable following receipt of the original Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of Shares of Series A Preferred Stock:

Number of Shares of Common Stock to be Issued[1]:

Signature:

Name:

Address[2]:

Fax No.:

[1]

The undersigned recognizes that the Company has the right, subject to the terms of the Certificate of Designations, to make payment in shares of Common Stock, cash or a combination of shares and cash, at the Company’s option.

[2]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

A-1

EXHIBIT B

FORM OF SERIES A PREFERRED STOCK CERTIFICATE

5.75% SERIES A CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK

(Liquidation Preference $50 per Share)

Chaparral Energy, Inc.

Incorporated under the Laws of the State of Delaware

CUSIP: [        ]

CERTIFICATE NUMBER 1      SHARES

This represents and certifies that CEDE & CO is the owner of              fully paid and non-assessable shares of 5.75% Series A Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $50 per Share), of Chaparral Energy, Inc. (the “company”) transferable upon the books of the company by the holder hereof in person or by the holder’s duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and all amendments thereto (copies of which are on file at the office of the company), to which the holder hereof by acceptance hereof expressly assents.

[INSERT IF GLOBAL PREFERRED STOCK] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

IN WITNESS WHEREOF, Chaparral Energy, Inc. has executed this Certificate as of the date set forth below.

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Series A Preferred Stock referred to in the within mentioned Certificate of Designations.

as Transfer Agent

By:
Name:
Title:	Authorized Signatory

Dated:

REVERSE OF THE SECURITY

The company will furnish to any stockholder, upon request and without charge, a full statement of the information required by §151(f) of the General Corporation Law of the State of Delaware with respect to the powers, designations, preferences and relative, participating, optional, or other special rights of the 5.75% Series A Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $50 per Share) and the qualifications, limitations or restrictions on those preferences and/or rights of such preferred stock and each other class or series authorized to be issued. Any such request must be made to the secretary of the company or to the Transfer Agent.

ASSIGNMENT

For Value Received,              hereby sells, assigns and transfers unto              (print or typewrite name, address and social security or other identifying number of assignee) Shares of the stock represented by this Certificate, and does hereby irrevocably constitute and appoint                      attorney, to transfer the said stock on the books of the within named company with full power of substitution in the premises.

Dated:

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Exhibit D

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHAPARRAL ENERGY, INC.

Chaparral Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows pursuant to Sections 242 and 245 of the DGCL:

1. The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 14, 2005.

2. The Original Certificate was amended and restated on September 26, 2006 (the “Amended and Restated Certificate”).

3. This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Second Amended and Restated Certificate of Incorporation, and the holders of a majority of the outstanding stock of the Corporation approved this Second Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL.

4. The Amended and Restated Certificate is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is Chaparral Energy, Inc. (hereinafter called the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Capitol Services, Inc., 615 S. Dupont Highway, Dover, DE 19901. The name of the registered agent of the corporation at such address is Capitol Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 160,000,000, of which 10,000,000 shares shall be Preferred Stock, and 150,000,000 shares shall be Common Stock, all with a par value of $.01 per share.

A. Preferred Stock.

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(1) Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called the “Directors’ Resolution”). Such Directors’ Resolution may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Delaware.

(2) Except as expressly provided by law, or except as may be provided in any Directors’ Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders of the Corporation.

(3) Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors’ Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

B. Common Stock. All shares of the Common Stock of the Corporation shall be identical and, except as otherwise required by law or as otherwise provided in the Directors’ Resolution or Resolutions, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

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FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SIXTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In addition to the powers and authorities conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any bylaws of the Corporation; provided, however, that no bylaws hereafter adopted by the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such bylaws or amendment had not been adopted.

The number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the directors then in office, but shall consist of not fewer than three (3) nor more than ten (10) directors, subject, however, to increases above ten (10) members as may be required in order to permit the holders of any series of Preferred Stock issued by the Corporation to elect directors under specified circumstances. Subject to the preceding sentence, the maximum number of directors may not be increased by the Board of Directors to exceed ten (10) without the affirmative vote of 66- 2/3% of the members of the entire Board of Directors.

The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes as nearly equal in size as is practicable. The Board of Directors shall by resolution designate the Class I, Class II and Class III directors, whose terms shall expire at the annual meetings of stockholders in 2009, 2010 and 2011, respectively. At each annual stockholders’ meeting after the adoption of this Certificate of Incorporation, each director to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders and shall serve until that director’s respective successor shall have been duly elected and qualified or until that director’s earlier death, resignation or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, but each director then continuing to serve as such shall nevertheless continue as a director of the class of which that director is a member until the expiration of that director’s term or until that director’s earlier death, resignation or removal.

No director may be removed before the expiration of his term of office except for cause and then only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of the Corporation entitled to vote

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generally in the election of directors, voting together as a single class. The Board of Directors may not remove any director, and no recommendation by the Board of Directors that a director be removed may be made to the Stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than 66-2/3% of the number of directors then in office. Notwithstanding the foregoing, whenever the holders of any class or series of Preferred Stock are entitled to elect one or more directors by this Certificate of Incorporation, the holders of such class or series may remove such director(s) with or without cause (unless otherwise provided in the terms of the class or series of Preferred Stock entitled to elect such director) before the expiration of his term of office by the affirmative vote of holders of not less than a majority (or such other percentage as is specified in the terms of the class or series of Preferred Stock electing such director) of all outstanding shares of such class or series of Preferred Stock.

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

SEVENTH: A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit. Neither amendment nor repeal of this Article SEVENTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article SEVENTH shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

EIGHTH: To the maximum extent permitted by Delaware law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of

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his service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

The Corporation shall, as a condition to advancing expenses to a director or officer, obtain a written undertaking by or on behalf of such director or officer to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that such persons are not entitled to be indemnified by the Corporation under Delaware law or any applicable contract.

Neither the amendment nor repeal of this Article EIGHTH, nor the adoption or amendment of any other provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether of not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article EIGHTH or otherwise.

NINTH: The Corporation is to have perpetual existence.

I, THE UNDERSIGNED, hereunto set my hand this     th day of         , 2008.

Mark A. Fischer Chief Executive Officer and President

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Exhibit E

FORM OF AMENDED AND RESTATED BYLAWS

SECOND AMENDED AND RESTATED

BYLAWS

OF

CHAPARRAL ENERGY, INC.

(AS OF              , 2008)

PREAMBLE

These Second Amended and Restated Bylaws (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (“DGCL”) and the Second Amended and Restated Certificate of Incorporation of Chaparral Energy, Inc. (the “Corporation”), as amended (the “Certificate of Incorporation”, such term to include the resolutions of the Board of Directors of the Corporation creating any series of preferred stock, par value $0.01 per share, of the Corporation). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL and the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

Offices and Records

Section 1.1. Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

Section 1.2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 1.3. Books and Records. The books and records of the Corporation may be kept at the Corporation’s principal office in Oklahoma City, Oklahoma or at such other locations within or outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

Meetings of Stockholders

Section 2.1. Annual Meetings. An annual meeting of the Corporation’s stockholders (the “Stockholders”) shall be held each calendar year for the purposes of (i) electing directors as provided in Article III and (ii) transacting such other business as may properly be brought before the meeting. Each annual meeting shall be held on such date (no later than 13 months after the date of the last annual meeting of Stockholders) and at such time as shall be designated by the Board of Directors and stated in the notice or waivers of notice of such meeting.

Section 2.2. Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, may be fixed at any time by the Chairman of the Board (if any) or the Chief Executive Officer and shall be called by the Secretary within ten (10) days after the written request, or by resolution adopted by the affirmative vote, of a majority of the total number of directors then in office, which request or resolution shall fix the date, time and place, and state the purpose or purposes, of the proposed meeting. Except as provided by applicable law, these Bylaws or the Certificate of Incorporation, Stockholders shall not be entitled to call a special meeting of Stockholders or to require the Board of Directors or any officer to call such a meeting or to propose business at such a meeting. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice or waivers of notice of such meeting.

Section 2.3. Place of Meetings. The Board of Directors may designate the place of meeting (either within or without the State of Delaware) for any meeting of Stockholders. If no designation is made by the Board of Directors, the place of meeting shall be held at the principal executive office of the Corporation. In addition, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by these Bylaws.

Section 2.4. Notice of Meetings.

(a) Written notice of each meeting of Stockholders shall be delivered to each Stockholder of record entitled to vote thereat, which notice shall (i) state the place, if any, date and time of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at any such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and (ii) be given not less than 10 nor more than 60 days before the date of the meeting.

(b) Each notice of a meeting of Stockholders shall be given as provided in Section 9.1, except that if no address appears on the Corporation’s books or stock transfer records with respect to any Stockholder, notice to such Stockholder shall be deemed to have been given if sent by first-class mail or telecommunication to the Corporation’s principal executive office or if published at least once in a newspaper of general circulation in the county where such principal executive office is located.

(c) If any notice addressed to a Stockholder at the address of such Stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Stockholder at such address, all further notices to such Stockholder at such address shall be deemed to have been duly given without further mailing if the same shall be available to such Stockholder upon written demand of such Stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice.

(d) Any previously scheduled meeting of the Stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting.

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Section 2.5. Voting List. At least 10 days before each meeting of Stockholders, the Secretary or other officer or agent of the Corporation who has charge of the Corporation’s stock ledger shall prepare a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order and showing, with respect to each Stockholder, his address and the number of shares registered in his name. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the list is made available on an electronic network, then the Corporation may take reasonable steps to ensure that such information is available only to Stockholders. If the meeting is to held at a place, the list shall be produced and kept at the time of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonable accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the Stockholders entitled to examine any list required by this Section 2.5 or to vote in person or by proxy at any meeting of Stockholders and the number of shares held by them.

Section 2.6. Quorum and Adjournment. The holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum at any meeting of Stockholders, except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum is present at any meeting of Stockholders, such quorum shall not be broken by the withdrawal of enough Stockholders to leave less than a quorum and the Stockholders may continue to transact business until adjournment, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If a quorum shall not be present at any meeting of Stockholders, the holders of a majority of the voting stock represented at such meeting or, if no Stockholder entitled to vote is present at such meeting, any officer of the Corporation may adjourn such meeting from time to time until a quorum shall be present. Notwithstanding anything in these Bylaws to the contrary, the chairman of any meeting of Stockholders shall have the right, acting in his sole discretion, to adjourn such meeting from time to time.

Section 2.7. Adjourned Meetings. When a meeting of Stockholders is adjourned to another time or place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, if an adjournment is for more than 30 days or if after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At any adjourned meeting at which a quorum shall be present in person or by proxy, the Stockholders entitled to vote thereat may transact any business which might have been transacted at the meeting as originally noticed.

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Section 2.8. Voting.

(a) Election of directors at all meetings of Stockholders shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can determined that electronic transmission was authorized by the Stockholder or proxy holder. Except as otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the Stockholders at any meeting shall be decided by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter. Except as otherwise provided in the Certificate of Incorporation or by applicable law, (i) no Stockholder shall have any right of cumulative voting and (ii) each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders.

(b) Shares standing in the name of another corporation (whether domestic or foreign) may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor, personal representative or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardianship, conservatorship or trust may be voted by the appropriate fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A Stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee (or his proxy) may represent the stock and vote thereon.

(c) If shares or other securities having voting power stand of record in the name of two or more persons (whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise) or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) if only one votes, his act binds all;

(ii) if more than one votes, the act of the majority so voting binds all; and

(iii) if more than one votes but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately or any person voting the shares, or a beneficiary, (if any) may apply to the Delaware Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority such persons and the person so appointed by the court.

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If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of the paragraph (c) shall be a majority or even-split in interest.

Section 2.9. Proxies.

(a) At any meeting of Stockholders, each Stockholder having the right to vote thereat may be represented and vote either in person or by proxy executed in writing by such Stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation at or before the beginning of each meeting at which such proxy is to be voted. Unless otherwise provided therein, no proxy shall be valid after three years from the date of its execution. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by applicable law.

(b) A proxy shall be deemed signed if the Stockholder’s name is placed on the proxy (whether by manual signature, telegraphic transmission or otherwise) by the Stockholder or his attorney-in-fact. In the event any proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting (or, if only one shall be present, then that one) shall have and may exercise all the powers conferred by the proxy upon all the persons so designated unless the proxy shall otherwise provide.

(c) Except as otherwise provided by applicable law, by the Certificate of Incorporation or by these Bylaws, the Board of Directors may, in advance of any meeting of Stockholders, prescribe additional regulations concerning the manner of execution and filing of proxies (and the validation of same) which may be voted at such meeting.

Section 2.10. Record Date. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders (or any adjournment thereof) or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors or be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed, (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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Section 2.11. Conduct of Meetings; Agenda.

(a) Meetings of the Stockholders shall be presided over by the officer of the Corporation whose duties under these Bylaws require him to do so; provided, however, if no such officer of the Corporation shall be present at any meeting of Stockholders, such meeting shall be presided over by a chairman to be chosen by a majority of the voting power of the shares entitled to vote at the meeting who are present in person or by proxy. At each meeting of Stockholders, the officer of the Corporation whose duties under these Bylaws require him to do so shall act as secretary of the meeting; provided, however, if no such officer of the Corporation shall be present at any meeting of Stockholders, the chairman of such meeting shall appoint a secretary. The order of business at each meeting of Stockholders shall be as determined by the chairman of the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him in order.

(b) The Board of Directors may, in advance of any meeting of Stockholders, adopt an agenda for such meeting, adherence to which the chairman of the meeting may enforce.

Section 2.12. Inspectors of Election; Opening and Closing of Polls.

(a) Before any meeting of Stockholders, the Board of Directors may, and if required by law shall, appoint one or more persons to act as inspectors of election at such meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and if required by law or requested by any Stockholder entitled to vote or his proxy shall, appoint a substitute inspector. If no inspectors are appointed by the Board of Directors, the chairman of the meeting may, and if required by law or requested by any Stockholder entitled to vote or his proxy shall, appoint one or more inspectors at the meeting. Notwithstanding the foregoing, inspectors shall be appointed consistent with the mandatory provisions of Section 231 of the DGCL.

(b) Inspectors may include individuals who serve the Corporation in other capacities (including as officers, employees, agents or representatives); provided, however, that no director or candidate for the office of director shall act as an inspector. Inspectors need not be Stockholders.

(c) The inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and (ii) receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes and ballots, determine the results and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. The inspectors shall have such other duties as may be prescribed by Section 231 of the DGCL.

(d) The chairman of the meeting may, and if required by the DGCL shall, fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting.

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Section 2.13. Procedures for Bringing Business before Annual Meetings.

(a) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of Stockholders except in accordance with the procedures hereinafter set forth in this Section 2.13; provided, however, that nothing in this Section 2.13 shall be deemed to preclude discussion by any Stockholder of any business properly brought before any annual meeting of Stockholders in accordance with such procedures.

(b) At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than business relating to any nomination of directors, which is governed by Section 3.6) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the chairman of the meeting or Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by a Stockholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 2.13 and a proper subject to be brought before such meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder (other than business relating to any nomination of directors, which is governed by Section 3.6), the Stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation not later than the close of business on the 120th day and not sooner than the close of business on the 180th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Corporation not later than the later of the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. The first anniversary of the 2008 annual meeting of Stockholders shall be deemed to be [May 10], 2009. Any meeting of Stockholders which is adjourned and will reconvene within 30 days after the meeting date as originally noticed shall, for purposes of any Stockholder’s notice contemplated by this paragraph (b), be deemed to be a continuation of the original meeting, and no business may be brought before such adjourned meeting by any Stockholder unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally noticed. In no event shall the public disclosure of an adjournment of an annual meeting of Stockholders constitute a new time period for the giving of a Stockholder’s notice as described above.

(c) Each notice given by a Stockholder as contemplated by paragraph (b) above other than a proposed nomination of any person for election or reelection as a director (which is addressed in Section 3.6) shall set forth, as to each matter the Stockholder proposes to bring before the annual meeting: (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and his reasons for conducting such business at the annual meeting; (ii) any material interest of

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the Stockholder in such business; (iii) the name, principal occupation and record address of the Stockholder; (iv) the class and number of shares of the Corporation which are held of record or beneficially owned by the Stockholder; (v) the dates upon which the Stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership; and (vi) such other matters as may be required by the Certificate of Incorporation.

(d) The foregoing right of a Stockholder to propose business for consideration at an annual meeting of Stockholders shall be subject to such conditions, restrictions and limitations as may be imposed by the Certificate of Incorporation. Nothing in this Section 2.13 shall entitle any Stockholder to propose business for consideration at any special meeting of Stockholders.

(e) The chairman of any meeting of Stockholders shall determine whether business has been properly brought before the meeting and, if the facts so warrant, may refuse to transact any business at such meeting which has not been properly brought before the meeting.

(f) Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any Stockholder proposal in its proxy statement or otherwise present any such proposal to Stockholders at a meeting of Stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement to Stockholders any Stockholder proposal not required to be included in its proxy statement to Stockholders in accordance with the Exchange Act and such rules or regulations.

(g) Nothing in this Section 2.13 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

(h) Reference is made to Section 3.6 for procedures relating to the nomination of any person for election or reelection as a director of the Corporation.

ARTICLE III

Board of Directors — Powers, Number, Nominations,

Resignations, Removal, Vacancies and Compensation

Section 3.1. Management. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

Section 3.2. Number. The number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the directors then in office, but shall consist of not less than three (3) nor more than ten (10) directors, subject, however, to increases above ten (10) members as may be required in order to permit the holders of any series of preferred stock issued by the Corporation to elect directors under specified circumstances. Subject to the preceding sentence, the maximum number of directors may not be increased by the Board of Directors to exceed ten (10) without the affirmative vote of 66-2/3% of the members of the entire Board of Directors.

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Section 3.3. Qualification. A director need not be a Stockholder or a resident of the State of Delaware. Each director must have attained twenty-one (21) years of age.

Section 3.4. Classes of Directors. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3), the extra director shall be a member of Class I, and if the fraction is two-thirds (2/3), one of the extra directors shall be a member of Class I and the other member of Class II. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

Section 3.5. Election; Term of Office(a) Subject to the Certificate of Incorporation and Sections 3.9 and 3.10 of these Bylaws, each director elected at an annual meeting of Stockholders to succeed a director whose term is expiring shall hold office until the third annual meeting of Stockholders after his election or until his successor is elected and qualified or until his earlier death, resignation or removal; provided, however, the term of office of directors initially appointed to Class I shall expire at the annual meeting of Stockholders in 2009, the term of office of directors initially appointed to Class II shall expire at the annual meeting of Stockholders in 2010 and the term of office of directors initially appointed to Class III shall expire at the annual meeting of Stockholders in 2011. Notwithstanding anything in these Bylaws to the contrary, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting, separately by class or series, to elect directors at an annual meeting or the election, term or office, filling of vacancies and other features of such directorships shall be governed by the Certificate of Incorporation applicable thereto.

(b) Directors shall be elected by Stockholders only at annual meetings of Stockholders, except that if any such annual meeting is not held or if any director to be elected thereat is not elected, such director may be elected at any special meeting of Stockholders held for that purpose.

(c) No decrease in the number of directors constituting the number of directors then in office shall have the effect of shortening the term of any incumbent director.

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Section 3.6. Nominations

(a) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 3.6 shall be eligible for election as directors of the Corporation.

(b) Nominations of persons for election to the Board of Directors at a meeting of Stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any Stockholder entitled to vote for the election of directors at the meeting who satisfies the eligibility requirements (if any) set forth in the Certificate of Incorporation and who complies with the notice procedures set forth in this Section 3.6 and in the Certificate of Incorporation; provided, however, Stockholders may not nominate persons for election to the Board of Directors at any special meeting of Stockholders unless the business to be transacted at such special meeting, as set forth in the notice of such meeting, includes the election of directors. Nominations by Stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a Stockholder’s notice given in the context of an annual meeting of Stockholders shall be delivered to or mailed and received at the principal executive office of the Corporation not later than the close of business on the 120th day and not sooner than the close of business on the 180th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Corporation not later than the later of the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. The first anniversary of the first annual meeting of Stockholders shall be deemed to be [May 10], 2009. To be timely, a Stockholder’s notice given in the context of a special meeting of Stockholders shall be delivered to or mailed and received at the principal executive office of the Corporation not earlier than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. For purposes of the foregoing, “public announcement” means the disclosure in a press release reported by the PR Newswire, Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Any meeting of Stockholders which is adjourned and will reconvene within 30 days after the meeting date as originally noticed shall, for purposes of any notice contemplated by this paragraph (b), be deemed to be a continuation of the original meeting and no nominations by a Stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally noticed.

(c) Each notice given by a Stockholder as contemplated by paragraph (b) above shall set forth the following information, in addition to any other information or matters required by the Certificate of Incorporation:

(i) as to each person whom the Stockholder proposes to nominate for election or re-election as a director, (A) the exact name of such person, (B) such person’s age,

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principal occupation, business address and telephone number and residence address and telephone number, (C) the number of shares (if any) of each class of stock of the Corporation owned directly or indirectly by such person and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected);

(ii) as to the Stockholder giving the notice, (A) his name and address, as they appear on the Corporation’s books, (B) his principal occupation, business address and telephone number and residence address and telephone number, (C) the class and number of shares of the Corporation which are held of record or beneficially owned by him and (D) the dates upon which he acquired such shares of stock and documentary support for any claims of beneficial ownership; and

(iii) a description of all arrangements or understandings between the Stockholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Stockholder.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder’s notice of nomination which pertains to the nominee.

(d) The foregoing right of a Stockholder to nominate a person for election or reelection to the Board of Directors shall be subject to such conditions, restrictions and limitations as may be imposed by the Certificate of Incorporation.

(e) Nothing in this Section 3.6 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

(f) The chairman of a meeting of Stockholders shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 3.6 and, if any nomination is not in compliance with this Section 3.6, to declare that such defective nomination shall be disregarded.

Section 3.7. Resignations. Any director may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, excluding those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

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Section 3.8. Removal. No director may be removed before the expiration of his term of office except for cause and then only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding Voting Stock, voting together as a single class. The Board of Directors may not remove any director, and no recommendation by the Board of Directors that a director be removed may be made to the Stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than 66-2/3% of the number of directors then in office. Notwithstanding the foregoing, whenever the holders of any class or series of preferred stock are entitled to elect one or more directors by the Certificate of Incorporation, the holders of such class or series may remove such director(s) with or without cause before the expiration of his term of office by the affirmative vote of holders of not less than a majority of all outstanding shares of such class or series of preferred stock.

Section 3.9. Vacancies.

(a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled by a majority of the directors remaining in office (though less than a quorum) or by the sole remaining director. The director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

(b) Any newly created directorship resulting from any increase in the number of directors constituting the total number of directors which the Corporation would have if there were no vacancies may be filled by a majority of the directors then in office (though less than a quorum), or by the sole remaining director. Each director so appointed shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

(c) Except as expressly provided in these Bylaws or the Certificate of Incorporation or as otherwise provided by law, Stockholders shall not have any right to fill vacancies on the Board of Directors, including newly created directorships.

(d) If, as a result of a disaster or emergency (as determined in good faith by the then remaining directors), it becomes impossible to ascertain whether or not vacancies exist on the Board of Directors and a person is or persons are elected by the directors, who in good faith believe themselves to be a majority of the remaining directors, or the sole remaining director, to fill a vacancy or vacancies that such remaining directors in good faith believe exists, then the acts of such person or persons who are so elected as directors shall be valid and binding upon the Corporation, although it may subsequently develop that at the time of the election (i) there was in fact no vacancy or vacancies existing on the Board of Directors or (ii) the directors, or the sole remaining director, who so elected such person or persons did not in fact constitute a majority of the remaining directors.

Section 3.10. Subject to Rights of Holders of Preferred Stock. Notwithstanding the foregoing provisions of this Article III, if the resolutions of the Board of Directors creating any series of preferred stock of the Corporation entitle the holders of such preferred stock, voting separately by series, to elect additional directors under specified circumstances, then all provisions of such resolutions relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article III.

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Section 3.11. Compensation. The Board of Directors shall have the authority to fix, and from time to time to change, the compensation of directors. Each director shall be entitled to reimbursement from the Corporation for his reasonable expenses incurred in attending meetings of the Board of Directors (or any committee thereof) and meetings of the Stockholders. Nothing contained in these Bylaws shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending such meetings.

ARTICLE IV

Board of Directors — Meetings and Actions

Section 4.1. Place of Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

Section 4.2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. Except as otherwise provided by applicable law, any business may be transacted at any regular meeting of the Board of Directors.

Section 4.3. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary at the request of the Chairman of the Board (if any) or the Chief Executive Officer on not less than 24 hours’ notice to each director, specifying the time, place and purpose of the meeting. Special meetings shall be called by the Secretary on like notice at the written request of any two directors, which request shall state the purpose of the meeting.

Section 4.4. Quorum; Voting.

(a) At all meetings of the Board of Directors, a majority of the total number of directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time (without notice other than announcement at the meeting) until a quorum shall be present. A meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors; provided, however, that no action of the remaining directors shall constitute the act of the Board of Directors unless the action is approved by at least a majority of the required quorum for the meeting or such greater number of directors as shall be required by applicable law, by the Certificate of Incorporation or by these Bylaws.

(b) The act of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors unless by express provision of law, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control.

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Section 4.5. Conduct of Meetings. At meetings of the Board of Directors, business shall be transacted in such order as shall be determined by the chairman of the meeting unless the Board of Directors shall otherwise determine the order of business. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

Section 4.6. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any director who voted in favor of such action.

Section 4.7. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.8. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE V

Committees of the Board of Directors

Section 5.1. Executive Committee.

(a) The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, designate an Executive Committee which, during the intervals between meetings of the Board of Directors and subject to Section 5.12, shall have and may exercise, in such manner as it shall deem to be in the best interests of the Corporation, all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation, except as reserved to the Board of Directors or as delegated by the Board of Directors to another committee of the Board of Directors or as may be prohibited by law. The Executive Committee shall consist of not less than two directors, the exact number to be determined from time to time by the affirmative vote of a majority of the number of directors then in office. None of the members of the Executive Committee need be an officer of the Corporation.

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(b) Meetings of the Executive Committee may be called at any time by the Chairman of the Board (if any) or the Chief Executive Officer on not less than one day’s notice to each member given verbally or in writing, which notice shall specify the time, place and purpose of the meeting.

Section 5.2. Other Committees. The Board of Directors may, by resolution adopted by a majority of the number of directors then in office, establish additional standing or special committees of the Board of Directors, each of which shall consist of two or more directors (the exact number to be determined from time to time by the Board of Directors) and, subject to Section 5.12, shall have such powers and functions as may be delegated to it by the Board of Directors to the fullest extent permitted by Section 141(c)(2) of the DGCL. No member of any such additional committee need be an officer of the Corporation. The committees may include an audit committee, a compensation committee and a nominating and corporate governance committee meeting the requirements of applicable law or the applicable listing standards of any securities exchange on which securities of the Corporation are then listed or included for quotation, including any transition rules that may apply.

Section 5.3. Subcommittees. Unless otherwise provided in the Certificate of Incorporation or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 5.4. Term. Each member of a committee of the Board of Directors shall serve as such until the earliest of (i) his death, (ii) the expiration of his term as a director, (iii) his resignation as a member of such committee or as a director and (iv) his removal as a member of such committee or as a director.

Section 5.5. Committee Changes; Removal. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to abolish any committee of the Board of Directors except those committees required under the rules of the Securities and Exchange Commission and any securities exchange on which securities of the Corporation are then listed or included for quotation, if applicable; provided, however, that no such action shall be taken in respect of the Executive Committee unless approved by a majority of the number of directors then in office.

Section 5.6. Alternate Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If no alternate members have been so appointed or each such alternate committee member is absent or disqualified, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

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Section 5.7. Rules and Procedures.

(a) The Board of Directors may designate one member of each committee as chairman of such committee; provided, however, that, except as provided in the following sentence, no person shall be designated as chairman of the Executive Committee unless approved by a majority of the number of directors then in office. If a chairman is not so designated for any committee, the members thereof shall designate a chairman.

(b) Each committee shall adopt its own rules (not inconsistent with these Bylaws or with any specific direction as to the conduct of its affairs as shall have been given by the Board of Directors) governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules.

(c) If a committee is comprised of an odd number of members, a quorum shall consist of a majority of that number. If a committee is comprised of an even number of members, a quorum shall consist of one-half of that number. If a committee is comprised of two members, a quorum shall consist of both members. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, these Bylaws or the committee’s rules as adopted in Section 5.7(b).

(d) Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

(e) Unless otherwise provided by these Bylaws or by the rules adopted by any committee, notice of the time and place of each meeting of such committee shall be given to each member of such committee as provided in these Bylaws with respect to notices of special meetings of the Board of Directors.

Section 5.8. Presumption of Assent. A member of a committee of the Board of Directors who is present at a meeting of such committee at which action on any corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 5.9. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the committee. Such filing shall be in paper form if the minutes are maintained in paper and shall be in electronic form if the minutes are maintained in electronic form.

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Section 5.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of any committee of the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 5.11. Resignations. Any committee member may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

Section 5.12. Limitations on Authority. Unless otherwise provided in the Certificate of Incorporation, no committee of the Board of Directors shall have the power or authority to (i) authorize an amendment to the Certificate of Incorporation, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, (v) amend these Bylaws, (vi) declare a dividend or other distribution on, or authorize the issuance, purchase or redemption of, securities of the Corporation, (vii) elect any officer of the Corporation or (viii) approve any material transaction between the Corporation and one or more of its directors, officers or employees or between the Corporation and any corporation, partnership, association or other organization in which one or more of its directors, officers or employees are directors or officers or have a financial interest; provided, however, that the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of preferred stock adopted by the Board of Directors as provided in the Certificate of Incorporation, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the decrease or increase of the shares of any such series.

ARTICLE VI

Officers

Section 6.1. Number; Titles; Qualification; Term of Office.

(a) The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors from time to time may also elect such other officers (including, without limitation, a Chairman of the Board and one or more Vice Presidents) as the Board of Directors deems appropriate or necessary. Each officer shall hold office until his successor shall have been duly elected and shall have been qualified or until his earlier death, resignation or removal. Any two or more offices may be held by the same person, but no officer shall execute any instrument in more than one capacity if such instrument is required by law or any act of the Corporation to be executed or countersigned by two or more officers. None of the officers need be a Stockholder or a resident of the State of Delaware. No officer (other than the Chairman of the Board, if any) need be a director.

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(b) The Board of Directors may delegate to the Chairman of the Board (if any) and/or the Chief Executive Officer the power to appoint one or more employees of the Corporation as divisional or departmental vice presidents and fix their duties as such appointees. However, no such divisional or departmental vice presidents shall be considered an officer of the Corporation, the officers of the Corporation being limited to those officers elected by the Board of Directors.

Section 6.2. Election. At the first meeting of the Board of Directors after each annual meeting of Stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

Section 6.3. Removal. Any officer may be removed, either with or without cause, by the Board of Directors; provided, however, that (i) the Chairman of the Board (if any) and the Chief Executive Officer may be removed only by the affirmative vote of a majority of the number of directors then in office and (ii) the removal of any officer shall be without prejudice to the contract rights, if any, of such officer. Election or appointment of an officer shall not of itself create contract rights.

Section 6.4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board (if any) or the Chief Executive Officer. Any such resignation shall take effect on receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 6.5. Vacancies. If a vacancy shall occur in any office because of death, resignation, removal, disqualification or any other cause, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 6.6. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or pursuant to its direction, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 6.7. Chairman of the Board. The Chairman of the Board (if any) shall have all powers and shall perform all duties incident to the office of Chairman of the Board and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors and of the Stockholders. During the time of any vacancy in the office of Chief Executive Officer or in the event of the absence or disability of the Chief Executive Officer, the Chairman of the Board shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.7 for the exercise by the Chairman of the Board of the powers of the Chief Executive Officer.

Section 6.8. Chief Executive Officer.

(a) The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision, direction and control of the Board of Directors, shall have general

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supervision, direction and control of the business and officers of the Corporation with all such powers as may be reasonably incident to such responsibilities. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation.

(b) During the time of any vacancy in the office of the Chairman of the Board or in the event of the absence or disability of the Chairman of the Board, the Chief Executive Officer shall have the duties and powers of the Chairman of the Board unless otherwise determined by the Board of Directors. During the time of any vacancy in the office of President or in the event of the absence or disability of the President, the Chief Executive Officer shall have the duties and powers of the President unless otherwise determined by the Board of Directors. In no event shall any third party having any dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.8 for the exercise by the Chief Executive Officer of the powers of the Chairman of the Board or the President.

Section 6.9. President.

(a) The President shall be the chief operating officer of the Corporation and, subject to the supervision, direction and control of the Chief Executive Officer and the Board of Directors, shall manage the day-to-day operations of the Corporation. He shall have the general powers and duties of management usually vested in the chief operating officer of a corporation and such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or these Bylaws.

(b) During the time of any vacancy in the offices of the Chairman of the Board and Chief Executive Officer or in the event of the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors. In no event shall any third party having any dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.9 for the exercise by the President of the powers the Chief Executive Officer.

Section 6.10. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the President, shall perform all the duties of the President as chief operating officer of the Corporation, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President as chief operating officer of the Corporation. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.10 for the exercise by any Vice President of the powers of the President as chief operating officer of the Corporation. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

Section 6.11. Treasurer. The Treasurer shall (i) have custody of the Corporation’s funds and securities, (ii) keep full and accurate account of receipts and disbursements, (iii) deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors and (iv) perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

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Section 6.12. Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, the Treasurer) shall perform the duties and exercise the powers of the Treasurer during the period of such absence or disability. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.12 for the exercise by any Assistant Treasurer of the powers of the Treasurer under these Bylaws.

Section 6.13. Secretary.

(a) The Secretary shall keep or cause to be kept, at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of the Board of Directors, committees of the Board of Directors and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors and committees thereof, the number of shares present or represented at Stockholders’ meetings and the proceedings thereof.

(b) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all Stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

(c) The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer, the President or these Bylaws.

(d) The Secretary may affix the seal of the Corporation, if one be adopted, to contracts of the Corporation.

Section 6.14. Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer or the President. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, the Secretary) shall perform the duties and exercise the powers of the Secretary during the period of such absence or disability. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.14 for the exercise by any Assistant Secretary of the powers of the Secretary under these Bylaws.

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ARTICLE VII

Stock

Section 7.1. Capital Stock; Share Certificates. The shares of the Corporation’s capital stock may be certified or uncertified, as provided under the laws of the State of Delaware. Except as otherwise provided by law, and subject to Section 7.3, the rights and obligations of Stockholders are identical whether or not their shares are represented by certificates. Each Stockholder, upon written request to the Corporation or its transfer agent, shall be entitled to a certificate of the capital stock of the Corporation. If certified, certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors, except that a certificate shall not be in bearer form. The certificates shall be signed (i) by the Chairman of the Board (if any), the President or a Vice President and (ii) by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

Section 7.2. Signatures on Certificates. Any or all of the signatures on the certificates may be a facsimile and the seal of the Corporation (or a facsimile thereof), if one has been adopted, may be affixed thereto. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 7.3. Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock of the Corporation bear such legends and statements (including, without limitation, statements relating to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares represented by such certificates) as the Board of Directors deems appropriate in connection with the requirements of federal or state securities laws or other applicable laws.

Section 7.4. Lost, Stolen or Destroyed Certificates. The Board of Directors, the Secretary and the Treasurer each may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, in each case upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing such issue of a new certificate or certificates, the Board of Directors, the Secretary or the Treasurer, as the case may be, may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors, the Secretary or the Treasurer, as the case may be, shall require and/or to furnish the Corporation a bond in such form and substance and with such surety as the Board of Directors, the Secretary or the Treasurer, as the case may be, may direct as indemnity against any claim, or expense resulting from any claim, that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.5. Registration and Transfer of Shares. The Board of Directors may appoint one or more transfer agents for the Corporation’s capital stock and may make, or

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authorize such agent or agents to make, all such rules and regulations as are expedient governing the issue, transfer and registration of shares of capital stock of the Corporation and any certificates representing such shares. The capital stock of the Corporation shall be transferable only on the books of the Corporation either (a) if such shares are certificated, by the surrender to the Corporation or its transfer agent of the old stock certificate therefore duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or (b) if such shares are uncertificated, upon proper instructions from the holder thereof, in each case with such proof of authenticity of signature as the Corporation or its transfer agent may reasonably require. Prior to due presentment for registration of transfer of a security (whether certificated or uncertificated), the Corporation shall treat the registered owner of such security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all rights and powers of such security.

Section 7.6. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

Section 7.7. Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Board of Directors may (i) appoint and remove transfer agents and registrars of transfers and (ii) require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

Section 7.8. Stock Options, Warrants, etc. Unless otherwise expressly prohibited in the resolutions of the Board of Directors creating any class or series of preferred stock of the Corporation, the Board of Directors shall have the power and authority to create and issue (whether or not in connection with the issue and sale of any stock or other securities of the Corporation) warrants, rights or options entitling the holders thereof to purchase from the Corporation any shares of capital stock of the Corporation of any class or series or any other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights and options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

Section 7.9. Authority upon Liquidation or Dissolution. Subject to applicable law and the provisions of the Certificate of Incorporation, any vote or votes authorizing liquidation of the Corporation or proceeding for its dissolution may provide, subject to (i) any agreements among and between Stockholders, (ii) the rights of creditors and (iii) rights expressly provided for particular classes or series of stock, for the distribution pro rata among the Stockholders of assets of the Corporation, wholly or in part in kind, whether such assets be in

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cash or other property, and may authorize the Board of Directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such liquidation and may divide, or authorize the Board of Directors of the Corporation to divide, such assets or any part thereof among the Stockholders in such manner that every Stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each Stockholder may not receive a strictly proportionate part of each such asset.

ARTICLE VIII

Indemnification

Section 8.1. Third Party Actions. The Corporation (i) shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as a director, officer or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (ii) may, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was an employee or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid or owed in settlement, actually and reasonably incurred by such person or rendered or levied against such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

Section 8.2. Actions By or in the Right of the Corporation. The Corporation (i) shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or who is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as a director, officer or fiduciary of another corporation, partnership, joint venture, trust, employee benefit

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plan or other enterprise, and (ii) may, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or who is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

Section 8.3. Determination. Any indemnification under Sections 8.1 and 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2, as applicable. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee if designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the Stockholders.

Section 8.4. Expenses. Expenses incurred by a director or officer of the Corporation or any of its direct or indirect subsidiaries in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses incurred by other employees and agents of the Corporation and other persons eligible for indemnification under this Article VIII may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 8.5. Non-exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the Certificate of Incorporation, the certificate of incorporation or bylaws or other governing documents of any direct or indirect subsidiary of the Corporation, under any agreement, vote of Stockholders or disinterested directors or under any policy or policies of insurance maintained by the Corporation on behalf of any person or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Article VIII.

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Section 8.6. Enforceability. The provisions of this Article VIII (i) are for the benefit of, and may be enforced directly by, each director or officer of the Corporation the same as if set forth in their entirety in a written instrument executed and delivered by the Corporation and such director or officer and (ii) constitute a continuing offer to all present and future directors and officers of the Corporation. The Corporation, by its adoption of these Bylaws, (A) acknowledges and agrees that each present and future director and officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article VIII in becoming, and serving as, a director or officer of the Corporation or, if requested by the Corporation, a director, officer or fiduciary or the like of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (B) waives reliance upon, and all notices of acceptance of, such provisions by such directors and officers and (C) acknowledges and agrees that no present or future director or officer of the Corporation shall be prejudiced in his right to enforce directly the provisions of this Article VIII in accordance with their terms by any act or failure to act on the part of the Corporation.

Section 8.7. Insurance. The Board of Directors may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

Section 8.8. Survival. The provisions of this Article VIII shall continue as to any person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, executors, administrators, heirs, legatees and devisees of any person entitled to indemnification under this Article VIII.

Section 8.9. Amendment. No amendment, modification or repeal of this Article VIII or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director or officer of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such director or officer, under and in accordance with the provisions of this Article VIII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts extant on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 8.10. Definitions. For purposes of this Article VIII, (i) other than Section 8.8, reference to any person shall include the estate, executors, personal representatives, administrators, heirs, legatees and devisees of such person, (ii) “employee benefit plan” and “fiduciary” shall be deemed to include, but not be limited to, the meaning set forth, respectively, in sections 3(3) and 21(A) of the Employee Retirement Income Security Act of 1974, as amended, (iii) references to the judgments, fines and amounts paid or owed in settlement or rendered or levied shall be deemed to encompass and include excise taxes required to be paid pursuant to applicable law in respect of any transaction involving an employee benefit plan and (iv) references to the Corporation shall be deemed to include any predecessor corporation or entity and any constituent corporation or entity absorbed in a merger, consolidation or other

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reorganization of or by the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents and fiduciaries so that any person who was a director, officer, employee, agent or fiduciary of such predecessor or constituent corporation or entity, or served at the request of such predecessor or constituent corporation or entity as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation as such person would have with respect to such predecessor or constituent corporation or entity if its separate existence had continued.

ARTICLE IX

Notices and Waivers

Section 9.1. Methods of Giving Notices. Whenever, by applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any Stockholder, any director or any member of a committee of the Board of Directors and no provision is made as to how such notice shall be given, personal notice shall not be required and such notice may be given (i) in writing, by mail, postage prepaid, addressed to such Stockholder, director or committee member at his address as it appears on the books or (in the case of a Stockholder) the stock transfer records of the Corporation or (ii) by any other method permitted by law (including, but not limited to, overnight courier service or “electronic transmission” as defined under and in accordance with Section 232 of the DGCL). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given one business day after delivery to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by electronic transmission shall be deemed to be delivered and given: (i) if by facsimile telecommunication, when directed to a number at which the Stockholder, director or committee member has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the Stockholder, director or committee member has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the Stockholder, director or committee member of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the Stockholder, director or committee member.

Section 9.2. Waiver of Notice. Whenever any notice is required to be given to any Stockholder, director or member of a committee of the Board of Directors by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a Stockholder (whether in person or by proxy), director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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ARTICLE X

Miscellaneous Provisions

Section 10.1. Dividends. Subject to applicable law and the provisions of the Certificate of Incorporation, dividends may be declared by the Board of Directors at any meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock. Any such declaration shall be at the discretion of the Board of Directors. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers as to the value and amount of the assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared.

Section 10.2. Reserves. There may be created by the Board of Directors, out of funds of the Corporation legally available therefor, such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may thereafter modify or abolish any such reserve in its absolute discretion.

Section 10.3. Signatory Authority on Accounts. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed by such officer or officers or by such employees or agents of the Corporation as may be designated from time to time by the Board of Directors.

Section 10.4. Corporate Contracts and Instruments. Subject always to the specific directions of the Board of Directors, the Chairman of the Board (if any), the President, any Vice President, the Secretary or the Treasurer may enter into contracts and execute instruments in the name and on behalf of the Corporation. The Board of Directors and, subject to the specific directions of the Board of Directors, the Chairman of the Board (if any) or the President may authorize one or more officers, employees or agents of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 10.5. Attestation. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary or an Assistant Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation of the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

Section 10.6. Securities of Other Corporations. Subject always to the specific directions of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

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Section 10.7. Fiscal Year. The fiscal year of the Corporation shall be January 1 through December 31, unless otherwise fixed by the Board of Directors.

Section 10.8. Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 10.9. Invalid Provisions. If any part of these Bylaws shall be invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

Section 10.10. Headings. The headings used in these Bylaws have been inserted for administrative convenience only and shall not limit or otherwise affect any of the provisions of these Bylaws.

Section 10.11. References/Gender/Number. Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate. Words of any gender used in these Bylaws shall include the other gender where appropriate. In these Bylaws, unless a contrary intention appears, all references to Articles and Sections shall be deemed to be references to the Articles and Sections of these Bylaws.

Section 10.12. Amendments. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors then in office; provided, however, that no such action shall be taken at any special meeting of the Board of Directors unless notice of such action is contained in the notice of such special meeting. These Bylaws may not be altered, amended or rescinded, nor may new bylaws be adopted, by the Stockholders except by the affirmative vote of the holders of not less than 66-2/3% of all outstanding Voting Stock, voting together as a single class. Each alteration, amendment or repeal of these Bylaws shall be subject in all respects to Section 8.8.

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Exhibit F

FORM OF OPINION OF MCAFEE & TAFT A PROFESSIONAL CORPORATION

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and lease its property and to carry on its business as it is presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the jurisdictions set forth on Schedule 1 hereto.

2.	Each of the Subsidiaries set forth on Schedule 2 hereto is duly organized, validly existing and in good standing under their respective states of incorporation or formation, has all requisite corporate or limited liability company power and authority to own and lease its property and to carry on its business as it is presently conducted, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of the jurisdictions set forth on Schedule 2 hereto.

3.	The Company has all requisite corporate power and authority to execute and deliver the Operative Documents and to perform its obligations thereunder, including the issuance of the Series B Preferred Stock; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery of the Operative Documents and for the consummation of the transactions contemplated thereby has been duly and validly taken. The Operative Documents are valid and binding obligations of the Company and are each enforceable in accordance with their terms except (a) as limited by any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) as such enforceability of rights to indemnity and contribution contained therein may be limited under applicable securities laws. The Certificate of Designation has been duly and validly filed with and accepted by the Secretary of State of the State of Delaware. The New Bylaws and New Charter have been duly adopted by the Board, and the New Charter has been duly filed with and accepted by the Secretary of State of the State of Delaware.

4.	Immediately prior to the Closing, the authorized capital of the Company consists of: (i) 3,600,000 shares of Common Stock, of which 877,000 are issued and outstanding, all of which were validly issued and fully paid and are non-assessable, and none of which were issued in violation of any preemptive or similar rights of any securityholder of the Company; and (ii) 600,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding. After giving effect to the Echo Merger and the transactions contemplated by the Operative Documents, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which 52,295,080 shares will be issued and outstanding pursuant to the Echo Merger; (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which (a) 2,875,000 shares are designated as Series A Preferred Stock, and of which 2,875,000 shares will be issued and outstanding, and (b) 1,500,000 shares are designated as Series B Preferred Stock, and of which 1,500,000 shares will be issued and outstanding, and in each of cases (i), (ii) and (iii), all of such shares have been duly and validly authorized, and when issued and delivered and paid for by the Purchaser, as applicable, will be validly issued and fully paid and non-assessable as of the date of issuance. The certificates for the Series B Preferred Stock are in valid form.

5.	All the outstanding shares of capital stock of each Subsidiary listed on Schedule 2 hereto have been duly and validly authorized and issued and are fully paid and nonassessable, and, other than (i) in connection with the Company’s and the Subsidiaries’ obligations under the Credit Agreement and (ii) Oklahoma Ethanol, LLC, 66.67% of which is owned indirectly by the Company, all outstanding shares of capital stock or equity interests of the Subsidiaries are owned by the Company, either directly or through wholly one or more owned subsidiaries, free and clear of any security interest, claim, lien or encumbrance.

6.	The shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the “Convertible Common Stock”) have been duly and validly authorized and reserved, and upon conversion of the Series B Preferred Stock, will be validly issued, fully paid and nonassessable.

7.	Except as set forth in the Operative Documents and the Echo Merger Agreement, to such counsel’s knowledge, there are no outstanding warrants, options, conversion or exchange privileges or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company, and the Company is not a party or subject to any agreement or understanding which affects or relates to the voting or giving of written consents with respect to any security, or by a director, of the Company or any instrument or security exercisable or exchangeable for, or convertible into any equity security of the Company. Except for the Purchase Agreement and the Stockholders’ Agreement, dated as of September 29, 2006, between the Company, Fischer Investments, L.L.C., Altoma Energy, L.L.C., CLK Holdings, L.L.C., as amended , to such counsel’s knowledge, there are no stockholder, voting or other agreements in existence relating to the rights and obligations of the Company’s stockholders.

8.	Neither the execution, delivery or performance of the Operative Documents by the Company, nor the performance of the Purchase Agreement or the consummation of the transactions contemplated thereby, including the issuance of the Series B Preferred Stock (or the Convertible Common Stock issuable upon conversion thereof), will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to, (i) the New Charter or the New Bylaws, (ii) the terms, conditions or provisions of any indenture, mortgage, deed of trust, note agreement, loan agreement of the Company or other material contract or agreement listed on Schedule 8 hereto or (iii) any statute, law, rule or regulation or, to such counsel’s knowledge, any judgment, order or decree applicable to the Company or the Subsidiaries of any court, regulatory body, administrative agency, governmental body, or other regulatory authority having jurisdiction over the Company or the Subsidiaries or any of its or their properties or business.

9.	Assuming the accuracy of the Purchaser’s representations and warranties contained in Section 4.05 of the Purchase Agreement, the execution and delivery by the Company of the Operative Documents, the issuance of the Series B Preferred Stock (and the Convertible Common Stock issuable upon conversion thereof), the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby do not require the Company to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any governmental authority or judicial authority, except the filing of the Certificate of Designation with the Secretary of State of the State of Delaware[, filings required under the HSR Act] and filings required by The New York Stock Exchange, as the case may be.

10.	The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

11.	Based in part on the representations of the Purchaser set forth in Section 4.02 of the Purchase Agreement, the issuance and sale of the Series B Preferred Stock and the conversion of the Series B Preferred Stock into Common Stock do not require registration under the Securities Act.